EXHIBIT 10.1

EXECUTION COUNTERPART

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF SEPTEMBER 19, 2006

By and Among

D & E COMMUNICATIONS, INC.,

as Borrower,

Each of the

SUBSIDIARY GUARANTORS referred to herein,

and

COBANK, ACB,

as Administrative Agent, a Lead Arranger and a Lender,

and

the other Lenders referred to herein

TABLE OF CONTENTS

SECTION 1 AMOUNTS AND TERMS OF LOANS			2
1.1	Loans.		2
	(A)	Term Loan A.	2
	(B)	Revolving Loans.	2
	(C)	Term Loan B.	3
	(D)	First Assumed CEI Term Loan.	3
	(E)	Second Assumed CEI Term Loan.	3
	(F)	Incremental Term Loan.	3
	(G)	Notes.	3
	(H)	Advances.	4
1.2	Interest.		4
	(A)	Interest Options.	4
	(B)	Applicable Margins.	4
	(C)	Interest Periods.	5
	(D)	Calculation and Payment.	6
	(E)	Default Rate of Interest.	6
	(F)	Excess Interest.	6
	(G)	Selection, Conversion or Continuation of Loans; LIBOR Availability.	7
1.3	Notice of Borrowing, Conversion or Continuation of Loans.		7
1.4	Fees and Expenses.		8
	(A)	Revolving Loan Commitment Fee.	8
	(B)	Administrative Agent’s Fee.	8
	(C)	Certain Other Fees.	8
	(D)	Breakage Fees.	8
	(E)	Expenses and Attorneys Fees.	8
1.5	Payments.		9
1.6	Repayments and Reduction of Loans and Commitments.		10
	(A)	Scheduled Repayments and Reductions of Term Loans and Revolving Loan Commitments.	10
	(B)	Reductions Resulting From Mandatory Repayments.	11
	(C)	Voluntary Reduction of Revolving Loan Commitment.	11
	(D)	Mandatory Repayments.	11
1.7	Voluntary Prepayments and Other Mandatory Repayments.		12
	(A)	Voluntary Prepayment of Loans.	12
	(B)	Repayments from Insurance Proceeds.	12
	(C)	Repayments from Equity Issuances.	12
	(D)	Repayments from Debt Incurrence.	12
	(E)	Repayments from Asset Dispositions.	13
1.8	Application of Prepayments and Repayments; Payment of Breakage Fees, Etc.		13
1.9	Loan Accounts.		14
1.10	Changes in LIBOR Rate Availability.		14
1.11	Capital Adequacy and Other Adjustments.		15
1.12	Optional Prepayment/Replacement of Lender in Respect of Increased Costs.		15

1.13	Taxes.		16
	(A)	No Deductions.	16
	(B)	Foreign Lenders.	16
1.14	Changes in Tax Laws.		17
1.15	Term of This Agreement.		17
SECTION 2 AFFIRMATIVE COVENANTS			18
2.1	Compliance With Laws.		18
2.2	Maintenance of Books and Records; Properties; Insurance.		18
2.3	Inspection; Lender Meeting.		19
2.4	Legal Existence, Etc.		19
2.5	Use of Proceeds.		19
2.6	Further Assurances.		19
2.7	CoBank Patronage Capital.		20
2.8	Creation or Acquisition of Subsidiaries.		20
2.9	Additional Security.		21
SECTION 3 NEGATIVE COVENANTS			21
3.1	Indebtedness.		21
3.2	Liens and Related Matters.		22
	(A)	No Liens.	22
	(B)	No Other Negative Pledges.	22
3.3	Investments.		23
3.4	Contingent Obligations.		23
3.5	Restricted Junior Payments.		24
3.6	Restriction on Fundamental Changes.		24
3.7	Disposal of Assets or Subsidiary Stock.		24
3.8	Transactions with Affiliates.		25
3.9	Conduct of Business.		25
3.10	Fiscal Year.		25
3.11	Management Fees and Compensation.		25
SECTION 4 FINANCIAL COVENANTS AND REPORTING			26
4.1	Total Leverage Ratio.		26
4.2	Indebtedness to Total Capitalization Ratio.		26
4.3	Pro Forma Debt Service Coverage Ratio.		26
4.4	Fixed Charge Coverage Ratio.		26
4.5	Financial Statements and Other Reports.		26
	(A)	Quarterly Financials.	27
	(B)	Year-End Financials.	27
	(C)	Compliance Certificate.	27
	(D)	Accountants’ Reports.	27
	(E)	Projections.	27
	(F)	SEC Filings and Press Releases.	27
	(G)	Events of Default, Etc.	28
	(H)	Litigation.	28
	(I)	Regulatory and Other Notices.	28
	(J)	Other Information.	28
4.6	Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement.		28

SECTION 5 REPRESENTATIONS AND WARRANTIES			29
5.1	Disclosure.		29
5.2	No Material Adverse Effect.		29
5.3	Organization, Powers, Authorization and Good Standing.		29
	(A)	Organization and Powers.	29
	(B)	Authorization; Binding Obligation.	29
	(C)	Qualification.	30
5.4	Compliance of Agreement, Loan Documents and Borrowings with Applicable Law.		30
5.5	Compliance with Law; Governmental Approvals.		30
5.6	Tax Returns and Payments.		30
5.7	Environmental Matters.		30
5.8	Financial Statements.		31
5.9	Intellectual Property.		31
5.10	Litigation, Investigations, Audits, Etc.		31
5.11	Employee Labor Matters.		31
5.12	Employee Benefit Plans.		32
5.13	Communications Regulatory Matters.		32
5.14	Solvency.		33
5.15	Investment Company Act; Public Utility Holding Act.		33
5.16	Certain Agreements.		33
5.17	Subsidiaries.		33
5.18	Title to Properties.		33
5.19	Perfection and Priority.		33
SECTION 6 EVENTS OF DEFAULT AND RIGHTS AND REMEDIES			34
6.1	Event of Default.		34
	(A)	Payment.	34
	(B)	Default in Other Agreements.	34
	(C)	Breach of Certain Provisions.	34
	(D)	Breach of Warranty.	34
	(E)	Other Defaults Under Loan Documents.	34
	(F)	Involuntary Bankruptcy; Appointment of Receiver; Etc.	34
	(G)	Voluntary Bankruptcy; Appointment of Receiver; Etc.	35
	(H)	Governmental Liens.	35
	(I)	Judgment and Attachments.	35
	(J)	Dissolution.	35
	(K)	Solvency.	35
	(L)	Injunction.	36
	(M)	ERISA; Pension Plans.	36
	(N)	Environmental Matters.	36
	(O)	Invalidity of Loan Documents.	36
	(P)	Licenses and Permits.	36
	(Q)	Change in Control.	36
	(R)	Certain Material Contracts.	36
	(S)	Hedging Agreement.	37

6.2	Suspension of Commitments.		37
6.3	Acceleration.		37
6.4	Rights of Collection.		37
6.5	Consents.		37
6.6	Performance by Administrative Agent.		38
6.7	Set Off and Sharing of Payments.		38
6.8	Application of Payments.		38
6.9	Adjustments.		39
SECTION 7 CONDITIONS TO LOANS			39
7.1	Conditions to Initial Loan.		39
	(A)	Executed Loan and Other Documents.	39
	(B)	Closing Certificates; Opinions.	40
	(C)	Collateral.	40
	(D)	Consents.	41
	(E)	Financial Matters.	41
	(F)	Miscellaneous.	41
7.2	Conditions to All Loans.		42
SECTION 8 ASSIGNMENT AND PARTICIPATION			42
8.1	Assignments and Participations in Loans and Notes; Register.		42
8.2	Administrative Agent.		45
	(A)	Appointment.	45
	(B)	Nature of Duties.	45
	(C)	Rights, Exculpation, Etc.	46
	(D)	Reliance.	46
	(E)	Indemnification.	47
	(F)	Administrative Agent Individually.	47
	(G)	Notice of Default.	47
	(H)	Successor Administrative Agent.	48
	(I)	Collateral Matters.	48
	(J)	Agency for Perfection; Enforcement of Security by Administrative Agent.	49
	(K)	Dissemination of Information.	50
8.3	Amendments, Consents and Waivers for Certain Actions.		50
8.4	Disbursement of Funds.		50
8.5	Disbursements of Advances; Payments.		51
	(A)	Pro Rata Treatment; Application.	51
	(B)	Availability of Lender’s Pro Rata Share.	51
	(C)	Return of Payments.	51
SECTION 9 MISCELLANEOUS			52
9.1	Indemnities.		52
9.2	Amendments and Waivers.		52
9.3	Notices.		53
9.4	Failure or Indulgence Not Waiver; Remedies Cumulative.		54
9.5	Marshaling; Payments Set Aside.		54
9.6	Severability.		54
9.7	Lenders’ Obligations Several; Independent Nature of Lenders’ Rights.		54

9.8	Headings.		54
9.9	Governing Law.		54
9.10	Successors and Assigns.		54
9.11	No Fiduciary Relationship.		55
9.12	Construction.		55
9.13	Confidentiality.		55
9.14	Consent to Jurisdiction and Service of Process.		55
9.15	Waiver of Jury Trial.		56
9.16	Survival of Warranties and Certain Agreements.		56
9.17	Entire Agreement.		57
9.18	Counterparts; Effectiveness.		57
9.19	Guaranty of Obligations by Subsidiary Guarantors.		57
	(A)	The Guaranty.	57
	(B)	Bankruptcy.	59
	(C)	Nature of Liability.	59
	(D)	Independent Obligation.	59
	(E)	Authorization.	60
	(F)	Reliance	60
	(G)	Waiver.	60
	(H)	Limitation on Enforcement	61
	(I)	Confirmation of Payment	61
9.20	Borrower as Agent for Loan Parties		61
9.21	Effectiveness of Amendment and Restatement.		61
SECTION 10 DEFINITIONS			62
10.1	Certain Defined Terms.		62
10.2	Other Definitional Provisions.		77

SCHEDULES

Schedule 3.1	Existing Indebtedness
Schedule 3.3	Existing Investments
Schedule 3.4	Existing Contingent Obligations
Schedule 3.8	Existing Transactions with Affiliates
Schedule 5.2	Material Adverse Changes
Schedule 5.4	Governmental Approvals
Schedule 5.5	Compliance with Law
Schedule 5.6	Tax Returns and Payments
Schedule 5.7	Environmental Matters
Schedule 5.10	Litigation, Etc.
Schedule 5.11	Employee Labor Matters
Schedule 5.13(A)	License Information
Schedule 5.16	Certain Agreements
Schedule 5.17	Subsidiaries
Schedule 5.18	Certain Real Estate
Schedule 5.19	Liens
Schedule 10.1	Allocations

EXHIBITS

Exhibit 1.3	Form of Notice of Borrowing/Conversion/Continuation
Exhibit 4.5(C)	Form of Compliance Certificate
Exhibit 10.1(A)	Form of Term Loan A Promissory Note
Exhibit 10.1(B)	Form of Revolving Loan Promissory Note
Exhibit 10.1(C)	Form of Term Loan B Promissory Note
Exhibit 10.1(D)	Form of First Assumed CEI Term Loan Promissory Note
Exhibit 10.1(E)	Form of Second Assumed CEI Term Loan Promissory Note
Exhibit 10.1(F)	Form of Incremental Term Loan Promissory Note
Exhibit 10.1(G)	Form of Joinder Agreement
Exhibit 10.1(H)	Form of Assignment and Assumption

INDEX OF DEFINED TERMS

Defined Term	Defined in Section
Accounting Changes	§4.6
Adjustment Date	§10.1
Administrative Agent	§10.1
Affected Lender	§1.12
Affiliate	§10.1
Agreement	Preamble
Amended Credit Agreement	Recitals
Amendment Date	§10.1
Annual Operating Cash Flow	§10.1
Applicable Law	§10.1
Approved Fund	§10.1
Asset Disposition	§10.1
Assignment and Acceptance	§10.1
Assumed CEI Breakage Fee	§1.4(D)
Assumed CEI Term Loans	§10.1
Assumed CEI Term Loans Maturity Date	§10.1
Avoidance Provisions	§9.19
Bankruptcy Code	§10.1
Base Rate	§10.1
Base Rate Loans	§10.1
Base Rate Margin	§10.1
Benefitted Lender	§6.9
Borrower	Preamble
Breakage Fees	§10.1
Business Day	§10.1
Calculation Period	§10.1
Cash Balances	§10.1
Cash Equivalents	§10.1
Certificate of Exemption	§1.13(B)
CEI	Recitals
CEI Loan Documents	Recitals
CEI Term Loan Facilities	Recitals
CoBank	Preamble
Collateral	§10.1
Communications Act	§10.1
Communications System	§10.1
Compliance Certificate	§4.5(C)
Contingent Obligation	§10.1
Current Credit Agreement	Recitals
Default	§10.1
Eligible Assignee	§10.1

Environmental Laws	§10.1
Equity	§10.1
Event of Default	§6.1
Facility/Facilities	§10.1
FCC	§10.1
Federal Funds Rate	§10.1
First Assumed CEI Term Loan	§10.1
First Assumed CEI Term Loan Commitment	§10.1
First Assumed CEI Term Loan Facility	§10.1
First Assumed CEI Term Loan Note(s)	§10.1
Fixed Charge Coverage Ratio	§10.1
Fixed Charges	§10.1
Foreign Lender	§1.13(B)
Fund	§10.1
Funding Date	§7.2
GAAP	§10.1
Governmental Approvals	§10.1
Governmental Authority	§10.1
Hedging Agreement	§10.1
Incremental Term Loan(s)	§1.1(D)
Incremental Term Loan Commitment	§1.1(D)
Incremental Term Loan Facility	§1.1(D)
Incremental Term Loan Note(s)	§10.1
Indebtedness	§10.1
Indebtedness to Total Capitalization Ratio	§10.1
Indemnitees	§9.1
Intellectual Property Rights	§5.9
Interest Period	§1.2(C)
Investment	§10.1
IRC	§10.1
Joinder Agreement	§10.1
Lead Arranger	§10.1
Lender(s)	§10.1
Letter of Non-Exemption	§1.13(B)
LIBOR	§10.1
LIBOR Breakage Fee	§1.4(D)
LIBOR Loans	§10.1
LIBOR Margin	§10.1
Licenses	§10.1
Lien	§10.1
Loan(s)	§10.1
Loan Commitment(s)	§10.1
Loan Documents	§10.1
Loan Parties	Preamble
Management and Reinvestment Equity Interests	§10.1
Material Adverse Effect	§10.1

Material Contracts	§10.1
Maximum Guarantor Liability	§9.19
Merger	Recitals
Net Proceeds	§10.1
Net Worth	§10.1
NEWCO	Recitals
Non-Consenting Lender	§9.2
Note(s)	§10.1
Notice of Borrowing/Conversion/Continuation	§1.3
Obligations	§10.1
Operating Cash Flow	§10.1
Original Credit Agreement	Recitals
Other Debtor Relief Law	§9.19
Other Parties	§9.19
PCS System	§10.1
Permitted Encumbrances	§10.1
Person	§10.1
Prime Rate	§10.1
Pro Forma Debt Service Coverage Ratio	§10.1
Pro Forma Interest Expense	§10.1
Pro Rata Share	§10.1
Projections	§10.1
Proposed Change	§9.2
PUC	§10.1
Register	§8.1
Related Fund	§10.1
Related Hedging Agreement	§10.1
Replacement Lender	§1.12(A)
Representatives	§8.2(E)
Requisite Lenders	§10.1
Restricted Junior Payment	§10.1
Revolving Loan(s)	§10.1
Revolving Loan Commitment	§10.1
Revolving Loan Expiration Date	§10.1
Revolving Loan Facility	§10.1
Revolving Note(s)	§10.1
SEC	§4.5(G)
Second Assumed CEI Term Loan	§10.1
Second Assumed CEI Term Loan Commitment	§10.1
Second Assumed CEI Term Loan Facility	§10.1
Second Assumed CEI Term Loan Note(s)	§10.1
Security Agreement	§10.1
Security Documents	§10.1
Security Interest	§10.1
Statement	§4.5(B)
Subsidiary	§10.1

Subsidiary Guarantors	Preamble
Tax Liabilities	§1.13(A)
Term Loan(s)	§10.1
Term Loan A	§10.1
Term Loan A Commitment	§10.1
Term Loan A Facility	§10.1
Term Loan A Maturity Date	§10.1
Term Loan A Note(s)	§10.1
Term Loan B	§10.1
Term Loan B Commitment	§10.1
Term Loan B Facility	§10.1
Term Loan B Maturity Date	§10.1
Term Loan B Note(s)	§10.1
Term Loan Commitments	§10.1
Term Notes	§10.1
Total Capitalization	§10.1
Total Lender Loan Commitment	§10.1
Total Leverage Ratio	§10.1
Voice Systems Division/Business	§10.1

x

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of September 19, 2006, among D & E COMMUNICATIONS, INC., a Pennsylvania corporation (“Borrower”), each of the Subsidiaries of Borrower listed on the signature pages hereto and each additional Subsidiary of Borrower which hereafter becomes a guarantor of Borrower’s Obligations pursuant to Subsection 2.8 (collectively, “Subsidiary Guarantors” and, together with Borrower, “Loan Parties”), COBANK, ACB (in its individual capacity, (“CoBank”), as a Lender and in its capacity as Administrative Agent and Lead Arranger, and such other Lenders as may become a party to this Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in Subsection 10.1 of this Agreement.

RECITALS:

WHEREAS, Borrower, Administrative Agent and Lenders previously entered into a Credit Agreement, dated as of November 1, 2001 (the “Original Credit Agreement”), pursuant to which Lenders extended a term loan facility to refinance all existing indebtedness of Borrower, to provide funds for capital expenditures, general corporate purposes and working capital needs of Loan Parties and to finance fees and expenses associated with the closing of the Original Credit Agreement; and

WHEREAS, under the Original Credit Agreement, Lenders also extended a revolving credit facility to provide funds for capital expenditures, acquisitions, general corporate purposes and working capital needs of Borrower and certain of its Subsidiaries; and

WHEREAS, Conestoga Enterprises, Inc. (“CEI”) and CoBank previously entered into a Master Loan Agreement, First Supplement to the Master Loan Agreement and Second Supplement to the Master Loan Agreement, each dated as of April 28, 2000 (such documents, the “CEI Loan Documents”), pursuant to which CoBank extended two term loan facilities, in an aggregate principal amount of $35,000,000, to finance certain capital expenditures of CEI, to repay certain outstanding Indebtedness of CEI and for other general corporate purposes of CEI (the “CEI Term Loan Facilities”);

WHEREAS, Borrower entered into an Amended and Restated Agreement and Plan of Merger, dated as of January 9, 2002 among Borrower, D&E Acquisition Corp. (“NEWCO”) and CEI, whereby NEWCO, a wholly-owned Subsidiary of Borrower, merged with CEI (the “Merger”); and

WHEREAS, in connection with the Merger, Loan Parties, Administrative Agent and Lenders agreed to amend and restate the Original Credit Agreement, including, without limitation, to add an additional term loan facility to be used to finance the Merger, to increase the revolving loan facility, a part of which was available to finance the Merger and to provide for certain other amendments, and to evidence such amendment and restatement, Loan Parties, Administrative Agent and Lenders entered into an Amended and Restated Credit Agreement, dated as of May 24, 2002 (as heretofore amended, the “Amended Credit Agreement”); and

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

WHEREAS, Loan Parties, Administrative Agent and Lenders agreed to amend and restate the Amended Credit Agreement, including, without limitation, to reduce the revolving loan facility and to increase one of the term loan facilities, to provide for the assumption by Borrower and rolling into this facility, of the CEI Term Loan Facilities and to provide for certain other amendments, and to evidence such amendment and restatement, Loan Parties, Administrative Agent and Lenders entered into an Second Amended and Restated Credit Agreement, dated as of March 5, 2004 (as heretofore amended by that certain letter agreement, dated November 10, 2004, from Administrative Agent to Borrower, and agreed to by Lenders, the “Current Credit Agreement”); and

WHEREAS, Loan Parties, Administrative Agent and Lenders have agreed to amend and restate the Current Credit Agreement as described herein, including, without limitation, to modify the commitment reduction schedule for the revolving loan facility, to increase one of the term loan facilities and modify its repayment schedule, to modify the pricing applicable to the facilities and to provide for certain other amendments as described herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend and restate the Current Credit Agreement in its entirety, as follows:

SECTION 1

AMOUNTS AND TERMS OF LOANS

1.1 Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of Loan Parties contained herein and in the other Loan Documents:

(A) Term Loan A. Each Lender has lent its Pro Rata Share to Borrower, for the benefit of Loan Parties, and there is currently outstanding, $29,060,965 of the Term Loan A Commitment, and each Lender, severally and not jointly, agrees to lend to Borrower, in a single advance on the Amendment Date, upon satisfaction or waiver as provided herein of all conditions precedent set forth in Subsections 7.1 and 7.2, its Pro Rata Share of an additional $7,000,000 of the Term Loan A Commitment as increased on the Amendment Date; provided that the aggregate principal amount of the Term Loan A advanced may not exceed the Term Loan A Commitment as so increased. Amounts borrowed under this Subsection 1.1(A) that are repaid or prepaid may not be reborrowed.

(B) Revolving Loans. Each Lender, severally and not jointly, agrees to lend to Borrower, for the benefit of Loan Parties, from time to time during the period commencing on the date all conditions precedent set forth in Subsections 7.1 and 7.2 are satisfied or waived as provided herein and ending on the Business Day immediately preceding the Revolving Loan Expiration Date, its Pro Rata Share of each Revolving Loan; provided that no Lender shall be required at any time to lend more than its respective Pro Rata Share of the Revolving Loan Commitment. Within the limits of the Revolving Loan Commitment and this Subsection 1.1(B), amounts borrowed under this Subsection 1.1(B) may be prepaid and reborrowed at any time prior to the Revolving Loan Expiration Date.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

(C) Term Loan B. Each Lender has lent its Pro Rata Share to Borrower, for the benefit of Loan Parties, and there is currently outstanding, $144,689,035 of the Term Loan B Commitment. Amounts borrowed under this Subsection 1.1(C) that are repaid or prepaid may not be reborrowed.

(D) First Assumed CEI Term Loan. Borrower, for the benefit of Loan Parties, has previously assumed the $20,000,000 in principal amount term loan facility provided by a Lender to CEI on April 28, 2000 pursuant to the CEI Loan Documents, and there is currently outstanding, $16,500,000 of the First Assumed CEI Term Loan. Amounts assumed under this Subsection 1.1(D) that are repaid or prepaid may not be reborrowed.

(E) Second Assumed CEI Term Loan. Borrower, for the benefit of Loan Parties, has previously assumed the $15,000,000 in principal amount term loan facility provided by a Lender to CEI on April 28, 2000 pursuant to the CEI Loan Documents, and there is currently outstanding, $12,375,000 of the Second Assumed CEI Term Loan. Amounts assumed under this Subsection 1.1(E) that are repaid or prepaid may not be reborrowed.

(F) Incremental Term Loan. Loan Parties and any one or more Lenders (including any Person not previously a Lender hereunder who executes and delivers an Assignment and Acceptance) may agree that such Lenders shall make an additional term loan facility available to Borrower, for the benefit of Loan Parties, under this Subsection 1.1(F) (the “Incremental Term Loan Facility”; the commitment thereunder, the “Incremental Term Loan Commitment” and the loans thereunder, the “Incremental Term Loans”). The Incremental Term Loan Facility shall be documented by a supplement to this Agreement signed by Loan Parties, Administrative Agent and the Lenders providing the Incremental Term Loan Commitment. Notwithstanding the foregoing: (i) the aggregate principal amount of the Incremental Term Loan Facility shall not exceed $75,000,000; (ii) the average life of the Incremental Term Loan Facility shall not be less than the average life of the Term Loan B Facility, determined as of the initial funding date for the Incremental Term Loan Facility; (iii) the applicable interest rate margins for the Incremental Term Loan Facility shall not exceed by more than 0.50% the applicable interest rate margins for the Term Loan B Facility, determined as of the initial funding date for the Incremental Term Loan Facility; (iv) the Incremental Term Loan Facility shall not contain covenants or events of default other than the covenants and Events of Default set forth in this Agreement and applicable to all Loans; and (v) no Default or Event of Default shall have occurred and be continuing or result after giving effect to the Incremental Term Loan Facility and the borrowings contemplated thereunder, and Loan Parties shall be in pro forma compliance with the financial covenants contained in Article 4. Lenders shall have no obligation, and shall have no right, to participate in the Incremental Term Loan Commitment.

(G) Notes. Borrower shall execute and deliver to each Lender who so requests an amended Term Loan A Note, each dated the Amendment Date, in the principal amount of such Lender’s Pro Rata Share of the increased Term Loan A Commitment.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

(H) Advances. Loans will be made available by wire transfer of immediately available funds. Wire transfers will be made to such account or accounts as may be authorized by Borrower.

1.2 Interest.

(A) Interest Options. From the date each Loan is made, based upon Borrower’s election, at such time and from time to time thereafter (as provided in Subsection 1.3 and subject to the conditions set forth in such Subsection and Subsection 1.2 (C)), each Loan shall accrue interest as follows:

(1) as a Base Rate Loan, at the sum of the Base Rate plus the Base Rate Margin applicable to the Facility under which such Loan is made as such Base Rate may be adjusted from time to time as provided in Subsection 1.2(B); or

(2) as a LIBOR Loan, for the applicable Interest Period (as defined in Subsection 1.2 (C)), at the sum of LIBOR plus the LIBOR Margin applicable to the Facility under which such Loan is made as such LIBOR Margin may be adjusted from time to time as provided in Subsection 1.2(B);

provided, that (i) the First Assumed CEI Term Loan shall accrue interest at a fixed interest rate equal to 9.00%, (ii) the Second Assumed CEI Term Loan shall accrue interest at a fixed rate equal to 9.00%, and (iii) Incremental Term Loans shall accrue interest as provided in the supplement to this Agreement documenting the Incremental Term Loan Facility.

Except as otherwise provided in Subsections 1.2(E) and 6.6, interest on all other Obligations shall accrue at the Base Rate plus 1.000% per annum.

(B) Applicable Margins. Initially, and continuing through the day immediately preceding the first Adjustment Date occurring after the Amendment Date on which Borrower demonstrates that a change in the Base Rate Margin and the LIBOR Margin is warranted and requests such change in writing, the applicable Base Rate Margin and LIBOR Margin for Revolving Loans and the Term Loan A shall be 0.750% and 1.750% per annum, respectively. Commencing on such Adjustment Date, the applicable Base Rate Margin and LIBOR Margin for each such Loan shall be for each Calculation Period the applicable per annum percentage set forth in the pricing table below opposite the Total Leverage Ratio of Borrower; provided, that effective upon the occurrence of an Event of Default and until such Event of Default is cured or waived, the applicable Base Rate Margin and LIBOR Margin for each such Loan shall be 1.000% and 2.000% per annum, respectively. At all times, the Base Rate Margin and the LIBOR Margin for the Term Loan B shall be 0.750% and 1.750%, respectively.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

PRICING TABLE

	Revolving Loans and Term Loan A		Term Loan B
Total Leverage Ratio	Base Rate Margin	LIBOR Margin	Base Rate Margin	LIBOR Margin
≥ 3.50:1:00	1.000%	2.000%	0.750%	1.750%
≥ 3.00:1:00< 3.50:1.00	0.750%	1.750%	0.750%	1.750%
< 3.00:1.00	0.500%	1.500%	0.750%	1.750%

(C) Interest Periods. Each LIBOR Loan may be obtained for a one (1), two (2), three (3) or six (6) month period (each such period being an “Interest Period”). With respect to all LIBOR Loans:

(i) the Interest Period will commence on the date that the LIBOR Loan is made or the date on which any portion of the Base Rate Loan is converted into a LIBOR Loan, or, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

(ii) if the Interest Period would otherwise expire on a day that is not a Business Day, then it will expire on the next Business Day, provided, that if any Interest Period for a LIBOR Loan would otherwise expire on a day that is not a Business Day and such day is a day of a calendar month after which no further Business Day occurs in such month, such Interest Period shall expire on the Business Day next preceding such day;

(iii) any Interest Period for a LIBOR Loan that begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the last calendar month in such Interest Period shall end on the last Business Day of the last calendar month in such Interest Period;

(iv) no Interest Period shall be selected for any Loan if, in order to make repayments required in connection with scheduled repayments or reductions of the applicable Loan Commitments pursuant to Subsections 1.6(A) and 1.6(D), repayment of all or any portion of such Loan prior to the expiration of such Interest Period would be necessary; and

(v) no Interest Period for Loans under the Term Loan A Facility or the Revolving Loan Facility shall extend beyond the date set forth in clause (iii) of the definition of the term “Revolving Loan Expiration Date” and no Interest Period for Loans under the Term Loan B Facility shall extend beyond the date set forth in clause (ii) of the definition of the term “Term Loan B Maturity Date.”

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

(D) Calculation and Payment. Interest on all LIBOR Loans, the Assumed CEI Term Loans and all other Obligations, including, without limitation, the amount of any fees set forth in Subsection 1.4, shall be calculated daily on the basis of a three hundred sixty (360) day year for the actual number of days elapsed; provided, that interest on the Base Rate Loans shall be calculated daily on the basis of a three hundred sixty-five or -six (365-6) day year for the actual number of days elapsed. The date of funding or conversion to a Base Rate Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest. The date of payment of any Loan and the last day of an Interest Period with respect to a LIBOR Loan shall be excluded from the calculation of interest; provided, if a Loan is repaid on the same day that it is made, one (1) day’s interest shall be charged.

Interest accruing on Base Rate Loans and the Assumed CEI Term Loans is payable in arrears on each of the following dates or events: (i) the last day of each calendar quarter, (ii) the prepayment of such Loan (or portion thereof), to the extent accrued on the principal prepaid, and (iii) the Term Loan A Maturity Date, the Term Loan B Maturity Date, the Revolving Loan Expiration Date or the Assumed CEI Term Loans Maturity Date, as applicable, whether by acceleration or otherwise. Interest accruing on each LIBOR Loan is payable in arrears on each of the following dates or events: (i) the last day of each applicable Interest Period, (ii) if the Interest Period is longer than three (3) months, on each three-month anniversary of the commencement date of such Interest Period, (iii) the prepayment of such Loan (or portion thereof), to the extent accrued on the principal prepaid, and (iv) the Term Loan A Maturity Date, the Term Loan B Maturity Date or the Revolving Loan Expiration Date, as applicable, whether by acceleration or otherwise.

Interest accruing on the Incremental Term Loans shall be payable as provided in the supplement to this Agreement establishing the Incremental Term Loan Facility.

(E) Default Rate of Interest. At the election of Administrative Agent or Requisite Lenders, after the occurrence of an Event of Default and for so long as it continues, all Loans and other Obligations shall bear interest at variable rates that are two percent (2.000%) in excess of the rates otherwise in effect (after giving effect to the last proviso in Subsection 1.2(B)) with respect to such Loans or other Obligations.

(F) Excess Interest. Notwithstanding anything to the contrary set forth herein, the aggregate interest, fees and other amounts required to be paid by Borrower to Lenders or any Lender hereunder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lenders or any Lender for the use or the forbearance of the Indebtedness or Obligations evidenced hereby exceed the maximum permissible under Applicable Law. If under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the other Loan Documents at the time of performance of such provision shall be due shall involve exceeding the limit of such validity prescribed by Applicable Law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if under or from circumstances whatsoever Lenders or any Lender should ever receive as interest any amount which would exceed

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

the highest lawful rate, the amount of such interest that is excessive shall be applied to the reduction of the principal balance of the Obligations evidenced hereby and not to the payment of interest. Additionally, should the method used for calculating interest (i.e., using a 360 day year) be unlawful, such calculation method shall be automatically changed to a 365 day year or such other lawful calculation method as is reasonably acceptable to Administrative Agent. This provision shall control every other provision of this Agreement and all provisions of every other Loan Document.

(G) Selection, Conversion or Continuation of Loans; LIBOR Availability. Provided that no Default or Event of Default has occurred and is then continuing, Borrower shall have the option to (i) select all or any part of a new borrowing to be a LIBOR Loan in a principal amount equal to $2,000,000 or any whole multiple of $500,000 in excess thereof, or a Base Rate Loan in a principal amount equal to $1,000,000 or any whole multiple of $250,000 in excess thereof, (ii) convert at any time all or any portion of a Base Rate Loan in a principal amount equal to $2,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Loans, (iii) upon the expiration of any Interest Period, convert all or any part of any LIBOR Loan into a Base Rate Loan, and (iv) upon the expiration of its Interest Period, continue any LIBOR Loan in a principal amount of $2,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Loans for such new Interest Period(s) as selected by Borrower, subject to the other provisions herein. Each LIBOR Loan must be made under the Term Loan A Facility, the Term Loan B Facility or the Revolving Loan Facility, but may not be made under more than one concurrently. During any period in which any Default or Event of Default is continuing, as the Interest Periods for LIBOR Loans then in effect expire, such Loans shall be converted into Base Rate Loans and the LIBOR option will not be available to Borrower until all Events of Default are cured or waived. Notwithstanding the foregoing, there may be no more than a total of ten (10) LIBOR Loans outstanding under the Facilities at any one time.

1.3 Notice of Borrowing, Conversion or Continuation of Loans. Whenever Borrower desires to request a Loan pursuant to Subsection 1.1 or to convert or continue Loans pursuant to Subsection 1.2(G), Borrower shall give Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit 1.3 (a “Notice of Borrowing/Conversion/Continuation”), (i) if requesting a borrowing of, conversion to or continuation of a Base Rate Loan (or any portion thereof), not later than 11:00 a.m. (Denver, Colorado time), two (2) Business Days before the proposed borrowing, conversion or continuation is to be effective or (ii), if requesting a borrowing of, a conversion to or a continuation of a LIBOR Loan, not later than 11:00 a.m. (Denver, Colorado time), three (3) Business Days before the proposed borrowing, conversion or continuation is to be effective. Each Notice of Borrowing/Conversion/Continuation shall specify (a) the Loan (or portion thereof) to be converted or continued and, with respect to any LIBOR Loan to be converted or continued, the last day of the current Interest Period therefor, (b) the effective date of such borrowing, conversion or continuation (which shall be a Business Day), (c) the principal amount of such Loan to be borrowed, converted or continued, (d) the Interest Period to be applicable to any new LIBOR Loan, and (e) the Facility under which such borrowing, conversion or continuation is to be made. In the event Borrower fails to elect a LIBOR Loan upon any advance hereunder or upon the termination of any Interest Period, Borrower shall be deemed to have elected to have the amount of such advance constitute a Base Rate Loan.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

1.4 Fees and Expenses.

(A) Revolving Loan Commitment Fee. From the Amendment Date, Borrower shall pay Administrative Agent, for the benefit of all Lenders (based upon their respective Pro Rata Shares of the Revolving Loan Commitment), a fee in an amount equal to (i) the Revolving Loan Commitment less the average daily outstanding balance of Revolving Loans during the preceding calendar quarter multiplied by (ii) 0.250%. Such fee is to be paid quarterly in arrears on the last day of each calendar quarter for such calendar quarter (or portion thereof), with the final such payment due on the Revolving Loan Expiration Date.

(B) Administrative Agent’s Fee. Borrower shall pay to Administrative Agent, for its own account, the annual fee described in that certain letter, dated December 23, 2003, between CoBank and Borrower, on the terms, in the amount and at the times set forth therein.

(C) Certain Other Fees. Borrower has paid the fees specified in that certain letter, dated September 7, 2001, in connection with the Original Credit Agreement, the fees specified in that certain letter, dated April 8, 2002, in connection with the Amended Credit Agreement, the fees specified in that certain letter, dated December 23, 2003, in connection with the Current Credit Agreement, and shall pay the fees specified in that certain letter, dated July 13, 2006, among Borrower and CoBank, in connection with this Agreement, on the terms, in the amounts and at the times set forth therein.

(D) Breakage Fees. Upon any repayment or payment of a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such repayment or prepayment and whether voluntary, mandatory, by acceleration or otherwise), Borrower shall pay Administrative Agent, for the benefit of all affected Lenders, an amount (the “LIBOR Breakage Fee”) equal to the present value of any losses, expenses and liabilities (including any loss (including interest paid) sustained by each such affected Lender in connection with the re-employment of such funds) that any such affected Lender may sustain as a result of the payment of such Loan on such day. For purposes of calculating amounts payable by Borrower to Lenders under this Subsection 1.4(D), each LIBOR Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR rate for such LIBOR Loan by a matching deposit or other borrowing in the interbank eurocurrency market for a comparable amount and for a comparable period, whether or not such LIBOR Loan is in fact so funded. Upon any repayment of an Assumed CEI Term Loan (regardless of the source of such repayment or prepayment and whether voluntary, mandatory (other than scheduled repayment pursuant to Subsections 1.6(A)(4) or (5)), by acceleration or otherwise), Borrower shall pay Administrative Agent, for the benefit of all affected Lenders, an amount (the “Assumed CEI Breakage Fee”) equal to the sum of: (a) the present value of any funding losses incurred or imputed by CoBank to have been incurred as a result of such prepayment for the period such amount was scheduled to have been outstanding at the applicable rate; plus (b)  1/2 of 1 percent (0.50%) on the amount prepaid or converted.

(E) Expenses and Attorneys Fees. Loan Parties agree to pay promptly all reasonable fees, costs and expenses (including those of attorneys) incurred by Administrative Agent in connection with (i) any matters contemplated by or arising out of the Loan Documents, and

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

(ii) the continued administration of the Loan Documents, including any such fees, costs and expenses incurred in perfecting, maintaining, determining the priority of and releasing any security, in connection with any amendments, modifications and waivers and any tax payable in connection with any Loan Documents. In addition to fees due under Subsection 1.4(C), Loan Parties shall also reimburse on demand Administrative Agent, Lead Arranger and Lenders for their respective out-of-pocket expenses (including reasonable attorneys’ fees and expenses and syndication costs and expenses) incurred in connection with the transactions contemplated herein. Loan Parties agree to pay promptly all reasonable fees, costs and expenses incurred by Administrative Agent and Lenders in connection with any action to enforce any Loan Document or to collect any payments due from Loan Parties. All fees, costs and expenses for which Loan Parties are responsible under this Subsection 1.4(E) shall be deemed part of the Obligations when incurred, payable upon demand and in accordance with the second paragraph of Subsection 1.5 and secured by the Collateral.

1.5 Payments. All payments by any Loan Party of the Obligations shall be made in same day funds and delivered to Administrative Agent, for the benefit of Administrative Agent and Lenders, as applicable, by wire transfer to the following account or such other place as Administrative Agent may from time to time designate:

CoBank, ACB

Greenwood Village, Colorado

ABA Number 3070-8875-4

Reference: CoBank for the benefit of D & E Communications, Inc.

Loan Parties shall receive credit on the day of receipt for funds received by Administrative Agent by 11:00 a.m. (Denver, Colorado time) on any Business Day. Funds received on any Business Day after such time shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be due on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

Borrower hereby authorizes Lenders to make (but Lenders shall not be obligated to make) a Base Rate Loan under the Revolving Loan Facility, on the basis of their respective Pro Rata Shares of the Revolving Loan Facility, for the payment of interest, commitment fees and Breakage Fees. Prior to an Event of Default, other fees, costs and expenses (including those of attorneys) reimbursable pursuant to Subsections 1.4(A), 1.4(B), 1.4(D) and 1.4(E) or elsewhere in any Loan Document may be debited as a Base Rate Loan under the Revolving Loan Facility after fifteen (15) days notice. After the occurrence of an Event of Default, any such other fees, costs and expenses may be debited as a Base Rate Loan under the Revolving Loan Facility without notice.

To the extent any Loan Party makes a payment or payments to Administrative Agent for the ratable benefit of Lenders or for the benefit of Administrative Agent in its individual capacity, which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, or any combination of the foregoing (whether by demand, litigation, settlement or otherwise) then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by Administrative Agent.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

1.6 Repayments and Reduction of Loans and Commitments.

(A) Scheduled Repayments and Reductions of Term Loans and Revolving Loan Commitments.

(1) Term Loan A. Commencing on the Amendment Date, in addition to any payments made pursuant to Subsection 1.7, Borrower shall repay the aggregate outstanding principal balance of the Term Loan A on the last day of each calendar quarter occurring during each period set forth below in the amount set forth opposite such period:

Period	Quarterly Repayment Amount
Amendment Date through and including March 31, 2011	$500,000
June 30, 2011	$26,560,965

; provided, that any outstanding principal balance of the Term Loan A not sooner due and payable shall become due and payable on the Term Loan A Maturity Date.

(2) Revolving Loan Commitment. The Revolving Loan Commitment shall be permanently reduced and terminated in full on the Revolving Loan Expiration Date (which reduction shall be in addition to those provided for in Subsections 1.6(B) and 1.6(C)).

(3) Term Loan B. Commencing on the Amendment Date, in addition to any payments made pursuant to Subsection 1.7, Borrower shall repay the aggregate outstanding principal balance of the Term Loan B on each calendar quarter end occurring during the periods set forth below in the amount set opposite such periods:

Period	Quarterly Repayment Amount
Amendment Date through and including December 31, 2010	$375,000
January 1, 2011 through and including December 31, 2011	$34,875,000

; provided, that any outstanding principal balance of the Term Loan B not sooner due and payable shall become due and payable on the Term Loan B Maturity Date.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

(4) First Assumed CEI Term Loan. Commencing on the Amendment Date, in addition to any payments pursuant to Subsection 1.7, Borrower shall repay the aggregate outstanding principal balance of the First Assumed CEI Loan on each January 20, April 20, July 20 and October 20 thereafter in installments of $500,000 each; provided, that any outstanding principal balance of the First Assumed CEI Term Loan not sooner due and payable shall become due and payable on the Assumed CEI Term Loans Maturity Date.

(5) Second Assumed CEI Term Loan. Commencing on the Amendment Date, in addition to any payments pursuant to Subsection 1.7, Borrower shall repay the aggregate outstanding principal balance of the Second Assumed CEI Loan on each January 20, April 20, July 20 and October 20 thereafter in installments of $375,000 each; provided, that any outstanding principal balance of the Second Assumed CEI Term Loan not sooner due and payable shall become due and payable on the Assumed CEI Term Loans Maturity Date.

(6) Incremental Term Loans. Borrower shall repay the aggregate outstanding principal balance of the Incremental Term Loans as provided in the supplement to this Agreement documenting the Incremental Loan Facility.

(B) Reductions Resulting From Mandatory Repayments. The Revolving Loan Commitment shall be permanently reduced to the extent and in the amount that Borrower is required, pursuant to Subsection 1.8, to apply mandatory repayments to be made pursuant to Subsection 1.7(B), 1.7(C), 1.7(D) or 1.7(E) to the Revolving Loan Facility (whether or not any Revolving Loans are then outstanding and available to be repaid). All reductions provided for in this Subsection 1.6(B) shall be in addition to (and shall not serve to reduce the amount or date of) the scheduled reductions provided for in Subsection 1.6(A) and the voluntary reductions provided for in Subsection 1.6(C) and, accordingly, may result in the termination of the Revolving Loan Commitment prior to the date set forth in clause (iii) of the definition of “Revolving Loan Expiration Date.”

(C) Voluntary Reduction of Revolving Loan Commitment. Borrower shall have the right, upon at least three (3) Business Days’ notice to Administrative Agent, to permanently reduce the then unused portion of the Revolving Loan Commitment. Each reduction shall be in a minimum amount of at least $2,000,000, or any whole multiple of $1,000,000 in excess thereof, and shall be applied as to each Lender based upon its Pro Rata Share. Notwithstanding the foregoing, no reduction shall be permitted if, after giving effect thereto and to any prepayment made in connection therewith, the aggregate principal balance of Revolving Loans then outstanding would exceed the Revolving Loan Commitment as so reduced.

(D) Mandatory Repayments. On the date of each Revolving Loan Commitment reduction provided for in this Subsection 1.6, Borrower shall repay Revolving Loans in an amount at least sufficient to reduce the aggregate principal balance of Revolving Loans then outstanding to the amount of the Revolving Loan Commitment as so reduced. If at any time the aggregate outstanding amount of Revolving Loans exceeds the Revolving Loan Commitment, Borrower shall repay Revolving Loans in an amount at least sufficient to reduce the aggregate principal balance of Revolving Loans then outstanding to the amount of the Revolving Loan Commitment, and until such repayment is made, Lenders shall not be obligated to make Loans. Any repayments pursuant to this Subsection 1.6(D) shall be applied in accordance with Subsection 1.8, and shall be accompanied by accrued interest on the amount repaid and any amount required pursuant to Subsection 1.4(D).

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

1.7 Voluntary Prepayments and Other Mandatory Repayments.

(A) Voluntary Prepayment of Loans. Subject to the provisions of Subsection 1.8, at any time, with one day’s notice, Borrower may prepay any Base Rate Loan, in whole or in part, without penalty. Subject to the provisions of Subsection 1.8, payment of the Breakage Fees pursuant to Subsection 1.4(D) and the notice requirement in the following sentence, at any time Borrower may prepay any LIBOR Loan or Assumed CEI Term Loan in whole or in part. Notice of any prepayment of a LIBOR Loan or Assumed CEI Term Loan shall be given not later than 11:00 a.m. (Denver, Colorado time) on the third (3rd) Business Day preceding the date of prepayment. All prepayment notices shall be irrevocable. All prepayments shall be accompanied by accrued interest on the amount prepaid and any amount required pursuant to Subsection 1.4(D).

(B) Repayments from Insurance Proceeds. Borrower shall repay the Loans in an amount equal to one hundred percent (100%) of the Net Proceeds in excess of $1,000,000 in a calendar year received by any Loan Party which are insurance proceeds from any Asset Disposition to the extent that such proceeds are not reinvested in equipment or other assets that are used or useful in the business of Loan Parties, within one hundred eighty (180) days of receipt by such Loan Party of such proceeds; provided, that (i) to the extent such new assets are personal property or real property, which real property has a market value in excess of $3,000,000, such new assets are subject to the lien of Administrative Agent under the Security Documents, subject only to Permitted Encumbrances, and (ii) until so applied, such Net Proceeds shall be deposited in a deposit account of which Administrative Agent has control (as defined in Article 9 of the Uniform Commercial Code in effect in the State of Colorado, as amended from time to time). All such repayment shall be applied in accordance with Subsection 1.8.

(C) Repayments from Equity Issuances. Immediately upon receipt of proceeds from the issuance of any ownership interests in any Loan Party or any rights to purchase any such interests (other than from the issuance of Management and Reinvestment Equity Interests), Borrower shall repay the Loans in an amount equal to one hundred percent (100%) of the amount of (i) such proceeds minus (ii) all fees, costs and expenses actually incurred in connection with such equity issuance; provided, however, that the repayment percentage set forth above shall be reduced to fifty percent (50%) whenever the Total Leverage Ratio of Borrower is less than or equal to 3.00:1.00 as certified by Borrower in its then most recently delivered Compliance Certificate and that no Default or Event of Default then exists. All such repayments shall be applied in accordance with Subsection 1.8.

(D) Repayments from Debt Incurrence. Immediately upon receipt of proceeds from the incurrence of any additional Indebtedness by any Loan Party, other than the Indebtedness permitted under Subsection 3.1, Borrower shall repay the Loans in an amount equal to one hundred percent (100%) of the amount of (i) such proceeds received by any Loan Party minus (ii) all fees, costs and expenses actually incurred in connection with such debt incurrence. All such repayments shall be applied in accordance with Subsection 1.8.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

(E) Repayments from Asset Dispositions. Immediately upon receipt by any Loan Party of Net Proceeds, other than insurance proceeds, from any Asset Disposition, Borrower shall repay the Loans in an amount equal to one hundred percent (100%) of such Net Proceeds; provided, however, that Borrower shall not be required to repay Loans from Asset Dispositions to the extent such Asset Dispositions are permitted pursuant to Subsections 3.7(i) through (vii), or from Asset Dispositions pursuant to Subsection 3.7(viii) the Net Proceeds of which are reinvested by Borrower within one hundred eighty (180) days of receipt in assets used and useful in the business of Loan Parties. All such repayments shall be applied in accordance with Subsection 1.8.

1.8 Application of Prepayments and Repayments; Payment of Breakage Fees, Etc. All repayments made pursuant to Subsections 1.7(B) through (E) shall be applied first pro rata among Loans outstanding under the Term Loan A Facility, the Term Loan B Facility and, if and when applicable, the Incremental Term Loan Facility, subject to the succeeding paragraph of this Subsection 1.8, second to Loans outstanding under the Revolving Loan Facility, and third pro rata to the Assumed CEI Term Loans. All prepayments made pursuant to Subsection 1.7(A) of the Term Loans shall be applied first pro rata to Loans outstanding under the Term Loan A Facility, the Term Loan B Facility and, if and when applicable, the Incremental Term Loan Facility, subject to the succeeding paragraph of this subsection 1.8, and second pro rata to the Assumed CEI Term Loans. All prepayments and repayments made pursuant to Subsections 1.6 and 1.7 shall first be applied to such of the applicable type of Loans as Borrower shall direct in writing and, in the absence of such direction, shall first be applied to a Base Rate Loan and then to such LIBOR Loans as Administrative Agent shall determine. All prepayments and repayments required or permitted hereunder shall be accompanied by payment of all applicable Breakage Fees and accrued interest on the amount prepaid or repaid. All prepayments and repayments applied to Loans outstanding under the Term Loans shall be applied to principal installments in the inverse order of maturity.

Notwithstanding anything to the contrary in Subsection 1.7 or this Subsection 1.8, with respect to any repayment or prepayment described in Subsection 1.7 that is allocated to the Term Loan B Facility and, if and when applicable, the Incremental Term Loan Facility (the “Allocated Payment Amount”), at any time when the Term Loan A or, in the case of any prepayment pursuant to Subsection 1.7(A), Revolving Loans remain outstanding, Borrower will, unless the provisions of this paragraph are waived with respect to the Term Loan B by the Requisite Lenders of the Term Loan B Commitment or, if and when applicable, with respect to the Incremental Term Loan Facility by the Requisite Lenders of the Incremental Term Loan Commitment, in lieu of applying automatically such amount to the repayment or prepayment of the Term Loan B Facility and, if and when applicable, the Incremental Term Loan Facility, as provided in this Subsection 1.8, at least five (5) Business Days prior to the date on which Borrower expects to make such repayment or prepayment, give Administrative Agent telephonic notice (promptly confirmed in writing) requesting that Administrative Agent prepare and provide each Lender with a Term Loan B Commitment or, if and when applicable, an Incremental Term Loan Commitment (each, an “Electing Lender”) a notice as described below (each a “Repayment/Prepayment Option Notice”). As promptly as practicable after receiving such notice from Borrower, Administrative Agent will send each Electing Lender a Repayment/Prepayment Notice which shall include an offer by Borrower to repay or prepay, as applicable, the portion of the Term Loan B Facility or, if and when applicable, the Incremental Term Loan Facility, as applicable, of such Electing Lender by an amount equal to such Electing Lender’s Pro Rata Share of the Allocated Payment Amount on the

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

date of the expected repayment or prepayment (each, a “Repayment/Prepayment Date”). Each Electing Lender shall give notice to Administrative Agent prior to the Repayment/Prepayment Date if it elects to accept all or a portion of such repayment or prepayment, and each Electing Lender which has not notified Administrative Agent of whether it elects to accept such repayment or prepayment shall be deemed to have accepted such repayment or prepayment. On the Repayment/Prepayment Date, (i) Electing Lenders that have not expressly rejected their Repayment/Prepayment Option Notice shall be repaid or prepaid the amount indicated in such Repayment/Prepayment Notice and (ii) first, the Term Loan A Facility and, in the case of any prepayment pursuant to Subsection 1.7(A), second, Revolving Loan Facility shall be repaid or prepaid, as the case may be, in the amount of the portion of Allocated Payment Amount expressly rejected by Electing Lenders.

1.9 Loan Accounts. Administrative Agent will maintain loan account records for (i) all Loans, interest charges and payments thereof, (ii) the charging and payment of all fees, costs and expenses and (iii) all other debits and credits pursuant to this Agreement. Absent manifest error, the balance in the loan accounts shall be presumptive evidence of the amounts due and owing to Lenders, provided that any failure by Administrative Agent to maintain such records shall not limit or affect Borrower’s obligation to pay. During the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments and Borrower hereby irrevocably agrees that Administrative Agent shall have the continuing exclusive right to apply and reapply payments to any amounts due hereunder in any manner it deems appropriate.

1.10 Changes in LIBOR Rate Availability. If with respect to any proposed Interest Period, Administrative Agent or any Lender (after consultation with Administrative Agent) determines that deposits in dollars (in the applicable amount) are not being offered to each Lender in the relevant market for such Interest Period, Administrative Agent shall forthwith give notice thereof to Borrower and Lenders, whereupon and until Administrative Agent notifies Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make its portion of such type of LIBOR Loan shall be suspended.

If the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for one or more Lenders to honor its obligations hereunder to make or maintain any LIBOR Loan, such Lender shall promptly give notice thereof to Administrative Agent, and Administrative Agent shall promptly give notice thereof to Borrower and all other Lenders. Thereafter, until Administrative Agent notifies Borrower that such circumstances no longer exist, (i) the obligations of the affected Lenders to make LIBOR Loans and the right of Borrower to convert any Loan or continue any Loan as a LIBOR Loan shall be suspended with respect to the affected Lenders and (ii) if any Lender may not lawfully continue to maintain a LIBOR Loan to the end of the then current Interest Period applicable thereto, the portion of such Loan held by the affected Lender shall immediately be converted to the Base Rate Loan.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

1.11 Capital Adequacy and Other Adjustments.

(A) If the introduction of or the interpretation of any law, rule, or regulation would increase the reserve requirement or otherwise increase the cost to any Lender of making or maintaining a LIBOR Loan, then Administrative Agent, on behalf of all affected Lenders, shall submit a certificate to Borrower setting forth the amount and demonstrating the calculation of such increased cost. Borrower shall pay the amount of such increased cost to Administrative Agent for the benefit of the affected Lenders within fifteen (15) days after receipt of such certificate. Such certificate shall, absent manifest error, be final, conclusive and binding for all purposes. There is no limitation on the number of times such a certificate may be submitted.

(B) In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice to Borrower, and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Administrative Agent) pay to Administrative Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower and Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes. There is no limitation on the number of times such a certificate may be submitted.

1.12 Optional Prepayment/Replacement of Lender in Respect of Increased Costs. Within fifteen (15) days after receipt by Borrower of written notice and demand from any Lender (an “Affected Lender”) for payment of additional costs as provided in Subsection 1.11 and 1.14, Borrower may, at its option, notify Administrative Agent and such Affected Lender of its intention to do one of the following:

(A) Borrower may obtain, at Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to Administrative Agent. In the event Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell and assign its Loans and its obligations under the Loan Commitments to such Replacement Lender at par, provided that Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment; or

(B) Borrower may prepay in full all outstanding Obligations owed to such Affected Lender and terminate such Affected Lender’s Pro Rata Share of the Loan Commitments, in which case the Loan Commitments will be permanently reduced by the amount of such Pro Rata Share.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender (including all applicable Breakage Fees and such Affected Lender’s increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender’s obligations under the Loan Commitments. Any such prepayment pursuant to this Subsection 1.12(B) shall be applied in accordance with Subsection 1.8 (except that such prepayment shall be solely for the account of the Affected Lender and not for the account of all the Lenders in accordance with their Pro Rata Shares) and shall be accompanied by payment of all applicable Breakage Fees and accrued interest on the amount repaid.

1.13 Taxes.

(A) No Deductions. Any and all payments or reimbursements made hereunder or under the Notes shall be made free and clear of, and without deduction for, any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding, however, all taxes imposed on income or net income and all liabilities with respect thereto, herein “Tax Liabilities”), excluding, however, taxes imposed on the income or net income of a Lender or Administrative Agent and all liabilities with respect thereto by its jurisdiction of incorporation or where its principal place of business is located. If Borrower shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to any Lender or Administrative Agent, then, except as provided in Subsection 1.13(B), the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made.

(B) Foreign Lenders. Each Lender organized under the laws of a jurisdiction outside the United States (a “Foreign Lender”) as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax or are subject to United States withholding tax at a reduced rate under an applicable statute or tax treaty shall provide to Borrower and Administrative Agent (1) a properly completed and executed Internal Revenue Service Form W-8 BEN or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender’s entitlement to such exemption or reduced rate of withholding with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes or Form W-8 ECI or other applicable form, certificate or document presented by the Internal Revenue Service of the United States certifying that payments made to such Foreign Lender are not subject to withholding because they are effectively connected with the conduct of a trade or business in the United States (each a “Certificate of Exemption”) or (2) a letter from any such Foreign Lender stating that it is not entitled to any such exemption or reduced rate of withholding (a “Letter of Non-Exemption”). Prior to becoming a Lender under this Agreement and within fifteen (15) days after a reasonable written request of Borrower, or Administrative Agent from time to time thereafter, each Foreign Lender that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Borrower and Administrative Agent.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement (or to a reduced rate of withholding) and does not provide a Certificate of Exemption to Borrower and Administrative Agent within the time periods set forth in the preceding paragraph, Borrower shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding, provided that all such withholding shall cease or be reduced, as appropriate, upon delivery by such Foreign Lender of a Certificate of Exemption to Borrower and Administrative Agent.

1.14 Changes in Tax Laws. In the event that, subsequent to Amendment Date, (i) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (iii) compliance by Administrative Agent or any Lender with any request or directive (whether or not having the force of law) from any Governmental Authority:

(i) does or shall subject Administrative Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made hereunder, or change the basis of taxation of payments to Administrative Agent or such Lender of principal, fees, interest or any other amount payable hereunder (except for taxes imposed on income or net income and all liabilities with respect thereto, or franchise taxes imposed in lieu of such income taxes and all liabilities with respect thereto, imposed generally by federal, state, local or foreign taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Administrative Agent or such Lender); or

(ii) does or shall impose on Administrative Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to Administrative Agent or any such Lender of making or continuing any Loan, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Administrative Agent or such Lender, upon its demand, any additional amounts necessary to compensate Administrative Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Administrative Agent or such Lender with respect to this Agreement or the other Loan Documents. If Administrative Agent or such Lender becomes entitled to claim any additional amounts pursuant to this Subsection 1.14, it shall promptly notify Borrower of the event by reason of which Administrative Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Administrative Agent or such Lender to Borrower and Administrative Agent shall, absent manifest error, be final, conclusive and binding for all purposes. There is no limitation on the number of times such a certificate may be submitted.

1.15 Term of This Agreement. All of the Obligations shall become due and payable as otherwise set forth herein, but in any event, all of the remaining Obligations shall become due and payable on the date set forth in clause (ii) of the definition of “Assumed CEI Term Loans Maturity Date.” This Agreement shall remain in effect through and including, and shall terminate immediately after, the date on which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full, subject to Subsection 9.16.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

SECTION 2

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that so long as this Agreement is in effect and until payment in full of all Obligations, unless Requisite Lenders shall otherwise give their prior written consent, such Loan Party shall and shall cause its Subsidiaries to, perform and comply with all covenants in this Section 2.

2.1 Compliance With Laws. Each Loan Party will (i) comply with and will cause its Subsidiaries to comply with the requirements of all Applicable Laws (including laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which such Loan Party or any of its Subsidiaries is now or hereafter doing business, other than those laws, rules, regulations and orders the noncompliance with which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (ii) obtain and maintain and will cause its Subsidiaries to obtain and maintain all licenses, qualifications and permits (including the Licenses) now held or hereafter required to be held by such Loan Party or any of its Subsidiaries, the loss, suspension or revocation of which or which the failure to obtain or renew could reasonably be expected to have a Material Adverse Effect. This Subsection 2.1 shall not preclude any Loan Party or any of its Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith and if adequate reserves therefor are maintained in conformity with GAAP.

2.2 Maintenance of Books and Records; Properties; Insurance. Each Loan Party will and will cause its Subsidiaries to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions. Each Loan Party will and will cause its Subsidiaries to maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of such Loan Party and its Subsidiaries, and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Each Loan Party will and will cause its Subsidiaries to maintain or cause to be maintained, with financially sound and reputable insurers, public liability, property loss and damage and business interruption insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss and damage of the kinds and in amounts, with such deductibles and otherwise on such terms and conditions, as customarily carried or maintained by corporations of established reputation engaged in the communications industry in amounts, with such deductibles, and otherwise on such terms and conditions as shall be reasonably acceptable to Administrative Agent and will deliver evidence thereof to Administrative Agent. If any part of the Collateral lies within a “special flood hazard area” as defined and specified by the Federal Emergency Management Agency (or other appropriate Governmental Authority) pursuant to the Flood Disaster Protection Act of 1973, as amended (the “FDPA”), and Administrative Agent or any Lender determines that flood insurance coverage is required to be obtained for such Collateral in order for Administrative Agent or such Lender to comply with the FDPA, such Loan Party shall

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

obtain and maintain such flood insurance policies as Administrative Agent or such Lender reasonably requests so that Administrative Agent or such Lender shall be deemed in compliance with the FDPA and shall deliver evidence thereof to Administrative Agent or such Lender. Such policies of flood insurance shall be in form satisfactory to Administrative Agent or such Lender and shall be in an amount of at least the lesser of the value of such Collateral constituting buildings, structures or personal property located within the “special flood hazard area” or the maximum limit of coverage available under Applicable Law. Each Loan Party will cause Administrative Agent, for the benefit of itself and Lenders, pursuant to endorsements and assignments in form and substance reasonably satisfactory to Administrative Agent, to be named, (i) as a lender loss payee in the case of casualty insurance, (ii) as an additional insured in the case of all liability insurance, (iii) as assignee in the case of all business interruption insurance, (iv) as a lender loss payee in the case of any life insurance maintained on the life of any employee or owner of such Loan Party, and (v) as an additional insured in the case of all flood insurance. All insurance policies required hereunder shall (i) include effective waivers by the insurer of subrogation, (ii) provide that all insurance proceeds in excess of $1,000,000 shall be adjusted with and paid to Administrative Agent and (iii) be non-cancelable and not subject to material change as to Administrative Agent except upon thirty (30) days prior written notice given by the insurer to Administrative Agent.

2.3 Inspection; Lender Meeting. Each Loan Party will and will cause its Subsidiaries to permit any authorized representatives of any Lender (i) to visit and inspect any of the properties of such Loan Party and its Subsidiaries, including its financial and accounting records, and to make copies and take extracts therefrom, and (ii) to discuss its affairs, finances and business with its officers, employees and certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, each Loan Party will and will cause its Subsidiaries to participate and will cause its key management personnel to participate in a meeting with Administrative Agent and Lenders at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Administrative Agent and consented to by Borrower, which consent shall not be unreasonably withheld. Loan Parties, their Subsidiaries, Administrative Agent and Lenders shall be responsible for the payment of their respective expenses in connection with any such meeting.

2.4 Legal Existence, Etc. Each Loan Party will and will cause its Subsidiaries to at all times preserve and keep in full force and effect its or their legal existence and good standing and all rights and franchises material to its or their business.

2.5 Use of Proceeds. Each Loan Party will use the proceeds of the Loans solely for the purposes described in the recital paragraphs to this Agreement. No part of any Loan will be used to purchase any margin securities or otherwise in violation of the regulations of the Federal Reserve System.

2.6 Further Assurances. Each Loan Party will, from time to time, do, execute and deliver all such additional and further acts, documents and instruments as Administrative Agent or any Lender reasonably requests to consummate the transactions contemplated hereby and to vest completely in and assure Administrative Agent and Lenders of their respective rights under this Agreement and the other Loan Documents.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

2.7 CoBank Patronage Capital. So long as CoBank is a Lender hereunder, Borrower will acquire non-voting participation certificates in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank’s Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of participation certificates that Borrower may be required to purchase in CoBank in connection with the Loans may not exceed the maximum amount permitted by the Bylaws at the time this Agreement is entered into. The rights and obligations of the parties with respect to such participation certificates and any distributions made on account thereof or on account of Borrower’s patronage with CoBank shall be governed by CoBank’s Bylaws. Borrower hereby consents and agrees that the amount of any distributions with respect to its patronage with CoBank that are made in qualified written notices of allocation (as defined in 26 U.S.C. § 1388) and that are received by Borrower from CoBank, will be taken into account by Borrower at the stated dollar amounts whether the distribution is evidenced by a participation certificate or other form of written notice that such distribution has been made and recorded in the name of Borrower, on the records of CoBank. CoBank’s Pro Rata Share of the Loans and other Obligations due to CoBank shall be secured by a statutory first lien on all equity which Borrower may now own or hereafter acquire in CoBank. Such equity shall not, however, constitute security for the Obligations due to any other Lender. CoBank shall not be obligated to set off or otherwise apply such equities to Borrower’s obligations to CoBank.

2.8 Creation or Acquisition of Subsidiaries. Subject to the provisions of Subsection 3.3, each Loan Party may from time to time create new wholly-owned Subsidiaries only, and such wholly-owned Subsidiaries of such Loan Party may create or acquire new wholly-owned Subsidiaries only, provided that:

(A) Within twenty (20) Business Days after the creation or direct or indirect acquisition by the Loan Party thereof, each such new Subsidiary will execute and deliver to the Administrative Agent (i) a Joinder Agreement, pursuant to which such new Subsidiary shall become a party hereto and shall guarantee the payment in full of the Obligations of Borrower under this Agreement and the other Loan Documents and (ii) a joinder to the Security Agreement, substantially in the form attached thereto, pursuant to which such new Subsidiary shall become a party thereto and shall grant to the Administrative Agent a Lien upon and security interest in its Collateral, to the extent provided in the Security Documents, for its obligations under the Loan Documents;

(B) Within twenty (20) Business Days after the creation or acquisition of any new Subsidiary, all the capital stock of or other equity interest in such new Subsidiary will be pledged to the Administrative Agent as follows: (i) if any Loan Party directly owns any of the capital stock of or other equity interest in such new Subsidiary, such Loan Party will execute and deliver to the Administrative Agent an amendment or supplement to the Pledge Agreement pursuant to which all such capital stock or other equity interest shall be pledged to the Administrative Agent, together with the certificates evidencing such capital stock and undated stock powers duly executed in blank; and (ii) if any of the capital stock of or other equity interest in such new Subsidiary is owned by another Subsidiary of a Loan Party, to the extent not already covered by the Pledge Agreement, such other Subsidiary will execute and deliver to the Administrative Agent an appropriate joinder, amendment or supplement to the Pledge Agreement, pursuant to which all of the capital stock of or other equity interest in such new Subsidiary owned by such other Subsidiary shall be pledged to the Administrative Agent, together with the certificates evidencing such capital stock and undated stock powers duly executed in blank;

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

(C) As promptly as reasonably possible, each Loan Party and its Subsidiaries will deliver any such other documents, certificates and opinions, in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may reasonably request in connection therewith and will take such other action as the Administrative Agent may reasonably request to create in favor of the Administrative Agent a perfected security interest on a first priority basis in the Collateral being pledged pursuant to the documents described above.

2.9 Additional Security.

(A) Each Loan Party will, and will cause each of its Subsidiaries to, grant to the Administrative Agent from time to time security interests and other Liens in and upon such real property with a market value in excess of $3,000,000 and such personal property of such Loan Party or such Subsidiary as are not covered by the Security Documents executed and delivered on the Amendment Date or pursuant to Section 2.8 and as may be reasonably requested from time to time by the Requisite Lenders. Such security interests and Liens shall be granted pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and shall constitute valid and perfected security interests and Liens, subject to no Liens, other than Permitted Encumbrances.

(B) If subsequent to the Amendment Date, any Loan Party or any of its Subsidiaries shall acquire any additional Intellectual Property Rights, securities, instruments, chattel paper, real property with a market value in excess of $3,000,000 or other personal property required to be pledged to the Administrative Agent as Collateral hereunder or under any of the Security Documents, such Loan Party shall promptly (and in any event within ten (10) Business Days) after such Loan Party or such Subsidiary acquires same, notify the Administrative Agent of same. Each Loan Party shall, and shall cause each of its Subsidiaries to, take such action at its own expense requested by the Administrative Agent to ensure that the Administrative Agent has a first priority perfected Lien to secure the Obligations in all real property with a market value in excess of $3,000,000 and all personal property of such Loan Party and its Subsidiaries, subject only to Permitted Encumbrances.

SECTION 3

NEGATIVE COVENANTS

Each Loan Party covenants and agrees that so long as this Agreement is in effect and until payment in full of all Obligations, unless Requisite Lenders shall otherwise give their prior written consent, such Loan Party shall perform and comply with, and shall cause its Subsidiaries to perform and comply with, all covenants in this Section 3.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

3.1 Indebtedness. Each Loan Party will not and will not permit its Subsidiaries directly or indirectly to create, incur, assume, guaranty or otherwise become or remain liable with respect to any Indebtedness other than:

(A) the Obligations;

(B) Indebtedness incurred in connection with a Related Hedging Agreement with a Lender or an Affiliate of a Lender;

(C) Contingent Obligations permitted by Subsection 3.4;

(D) Indebtedness under purchase money security agreements, capital leases and unsecured Indebtedness in an amount not to exceed $5,000,000 in the aggregate at any one time;

(E) Indebtedness which is expressly subordinate in right of payment to the Obligations hereunder on terms and conditions satisfactory to Requisite Lenders in their sole discretion; and

(F) Indebtedness set forth on Schedule 3.1 attached hereto.

provided, that none of the Indebtedness permitted to be incurred by this Subsection 3.1 shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of any Loan Party to make any payment to such Loan Party (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling such Loan Party to pay the Obligations.

3.2 Liens and Related Matters.

(A) No Liens. Each Loan Party will not and will not permit its Subsidiaries directly or indirectly to create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of such Loan Party or its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances and the Liens set forth on Schedule 5.19.

(B) No Other Negative Pledges. Each Loan Party will not and will not permit its Subsidiaries directly or indirectly to enter into or assume any agreement prohibiting the creation or assumption of any Lien upon its or their properties or assets, whether now owned or hereafter acquired, or which has any covenant more restrictive than any in Sections 2, 3 or 4 except:

(i) any Indebtedness secured by purchase money Liens to the extent permitted by Subsection 3.1(D) and solely to the extent such agreement is limited to the property covered by such Liens;

(ii) customary non-assignment clauses in agreements or in the Licenses;

(iii) contracts for the sale of property or assets; and

(iv) restrictions imposed by Applicable Law.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

3.3 Investments. Each Loan Party will not and will not permit its Subsidiaries directly or indirectly to make or own any Investment in any Person except:

(A) Such Loan Party and its Subsidiaries may make and own Investments in Cash Equivalents; provided that neither such Loan Party nor any of its Subsidiaries shall incur any obligation to any Person which could subject such Cash Equivalents (other than deposit accounts in which no more than $20,000 is held overnight) to set off rights;

(B) obligations of or equities in CoBank, as set forth in Subsection 2.7;

(C) loans or advances to directors, officers and employees of any Loan Party made in the ordinary course of business that do not in the aggregate exceed $1,000,000 at any time outstanding for all Loan Parties;

(D) current assets arising from the sale of goods and services in the ordinary course of business of such Loan Party and its Subsidiaries;

(E) Investments made after the Amendment Date in Communications Systems in an aggregate amount at any time not in excess of $10,000,000 (excluding any Investments pursuant to Subsection 3.3(G));

(F) existing Investments, as set forth on Schedule 3.3 attached hereto;

(G) Investments consisting of intercompany loans and advances or the making of capital contributions or the purchase of capital stock or other equity interest (a) by any Loan Party or its Subsidiaries to or in any other wholly-owned Subsidiary that is (or immediately after giving effect to such Investment will be) a “Loan Party” hereunder, provided that such Loan Party complies with the provisions of Section 2.8 and (b) by any Subsidiary of a Loan Party to or in any other Loan Party; and

(H) Investments consisting of loans to purchasers of the Voice Systems Division/Business to fund a portion of the purchase price thereof, in an aggregate amount at any time not in excess of $3,000,000 in principal amount.

3.4 Contingent Obligations. Each Loan Party will not and will not permit its Subsidiaries directly or indirectly to create or become or be liable with respect to any Contingent Obligation except those:

(A) Contingent Obligations in favor of Administrative Agent for the benefit of Administrative Agent and Lenders;

(B) resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

(C) arising with respect to customary indemnification obligations incurred in connection with permitted Asset Dispositions;

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

(D) incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $2,500,000 in aggregate liability;

(E) Contingent Obligations with respect to Indebtedness permitted pursuant to Subsection 3.1; and

(F) Contingent Obligations set forth on Schedule 3.4 attached hereto.

3.5 Restricted Junior Payments. Each Loan Party will not and will not permit its Subsidiaries to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided, however, that

(A) in any fiscal year, so long as no Default or Event of Default exists before such Restricted Junior Payment or would result after giving effect to the payment of such Restricted Junior Payment, Borrower may provide, make, declare, or pay, directly or indirectly, any dividend or other distribution of assets to its shareholders during such fiscal year in an aggregate amount not to exceed $10,000,000; and

(B) any Subsidiary may pay dividends or make distributions to any Loan Party or any wholly-owned Subsidiary of a Loan Party.

3.6 Restriction on Fundamental Changes. Each Loan Party will not and will not permit its Subsidiaries directly or indirectly to: (i) amend, modify or change any provision of its articles or certificate of incorporation or organization, as applicable, its bylaws, operating agreement or partnership agreement, as applicable, or the terms of any class or series of its capital stock or equity, other than in a manner that could not reasonably be expected to adversely affect the Lenders; (ii) enter into any transaction of merger or consolidation, except any Subsidiary of such Loan Party may be merged with or into any Loan Party or any wholly-owned Subsidiary of any Loan Party, provided that a Loan Party or such wholly-owned Subsidiary of any Loan Party is the surviving entity; (iii) acquire by purchase or otherwise all or any substantial part of the business or all or any substantial part of the assets of any other Person; or (iv) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution).

3.7 Disposal of Assets or Subsidiary Stock. Each Loan Party will not and will not permit its Subsidiaries directly or indirectly to: convey, sell, lease (as lessor), sublease (as sublessor), transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions, any of its property, business or assets, or the capital stock of or other equity interests in any Subsidiary whether now owned or hereafter acquired, except for (i) bona fide sales or leases of inventory (including inventory consisting of equipment) to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business, (ii) fair market value sales of Cash Equivalents, (iii) the transfer, sale, lease, assignment or other disposition of assets to a Loan Party or any wholly-owned Subsidiary of a Loan Party, (iv) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof, (v) sales of the Investments listed on Schedule 3.3,

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

(vi) real estate leases in place on the Amendment Date (or renewals or replacements thereof), (vii) leases or other arrangements granting Persons rights to use or access property of a Loan Party as and to the extent necessary to comply with the requirements of Applicable Laws, (viii) sales by Loan Parties and their Subsidiaries of assets of their Voice Systems Division/Business if all of the following conditions are met: (a) the aggregate market value of such assets sold does not exceed $3,000,000 for Loan Parties and their Subsidiaries; (b) the consideration received is at least equal to the fair market value of such assets; (c) after giving effect to the sale or other disposition of such assets, Borrower, on a consolidated basis with its Subsidiaries, is in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended month for which information is available; and (d) no Default or Event of Default then exists or shall result from such sale or other disposition, (ix) all other dispositions of assets if all of the following conditions are met: (a) the aggregate market value of assets sold in any one transaction or series of related transaction for any calendar year does not exceed $2,000,000 for Loan Parties and their Subsidiaries; (b) the consideration received is at least equal to the fair market value of such assets; (c) the sole consideration received is cash; (d) after giving effect to the sale or other disposition of such assets, Borrower, on a consolidated basis with its Subsidiaries, is in compliance on a pro forma basis with the covenants set forth in Section 4 recomputed for the most recently ended month for which information is available; and (e) no Default or Event of Default then exists or shall result from such sale or other disposition.

3.8 Transactions with Affiliates. Each Loan Party will not and will not permit its Subsidiaries directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, other than a Loan Party, or with any director, officer or employee of a Loan Party or any Affiliate, except (i) as set forth on Schedule 3.8 attached hereto; (ii) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of such Loan Party or such Subsidiary and upon fair and reasonable terms and are no less favorable to such Loan Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate; or (iii) payment of compensation to directors, officers and employees in the ordinary course of business for services actually rendered in their capacities as directors, officers and employees, provided such compensation is reasonable and comparable with compensation paid by companies of like nature and similarly situated. Notwithstanding the foregoing, upon the election of Administrative Agent or Requisite Lenders no payments may be made with respect to any items set forth in clause (i) of the preceding sentence upon the occurrence and during the continuation of an Event of Default.

3.9 Conduct of Business. Each Loan Party will not and will not permit its Subsidiaries directly or indirectly to engage in any business other than businesses of owning, investing in, constructing, managing and operating Communications Systems, and the incidental renting space in buildings owned by Borrower.

3.10 Fiscal Year. Each Loan Party will not and will not permit its Subsidiaries to change its or their fiscal year from a fiscal year ending on December 31 of each year.

3.11 Management Fees and Compensation. Each Loan Party will not and will not permit its Subsidiaries directly or indirectly to pay any management or other similar fees to any Person (other than to another Loan Party upon fair and reasonable terms that are no less favorable to such

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

Loan Party than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate), other than reasonable and customary professional services fees to accountants, attorneys, engineers, architects and financial consultants in the ordinary course of business.

SECTION 4

FINANCIAL COVENANTS AND REPORTING

Borrower covenants and agrees that so long as this Agreement is in effect and until payment in full of all Obligations, unless Requisite Lenders shall otherwise give their prior written consent, Borrower shall perform and comply with, and shall cause its Subsidiaries to perform and comply with, all covenants in this Section 4. For purposes of this Section 4, all covenants shall be calculated quarterly on a consolidated basis for Borrower and its Subsidiaries.

4.1 Total Leverage Ratio. Commencing on the Amendment Date, Borrower shall maintain at all times, measured at each fiscal quarter end occurring during the periods set forth below and maintained through the next measurement date, a Total Leverage Ratio less than or equal to the ratio set forth opposite such period:

Period	Ratio
Amendment Date through December 31, 2007	3.75:1.00

January 1, 2008 through December 31, 2009	3.50:1.00

January 1, 2010 and thereafter	3.25:1.00

4.2 Indebtedness to Total Capitalization Ratio. Commencing on the Amendment Date, Borrower shall maintain at all times, measured at each fiscal quarter end occurring thereafter, an Indebtedness to Total Capitalization Ratio less than or equal to 0.60:1.00.

4.3 Pro Forma Debt Service Coverage Ratio. Commencing on the Amendment Date, Borrower shall maintain at all times, measured at each fiscal quarter end occurring thereafter, a Pro Forma Debt Service Coverage Ratio greater than 1.75:1.00.

4.4 Fixed Charge Coverage Ratio. Commencing on the Amendment Date, Borrower shall maintain at all times, measured at each fiscal quarter end occurring thereafter, a Fixed Charge Coverage Ratio greater than 1.05:1.00.

4.5 Financial Statements and Other Reports. Borrower will and will cause its Subsidiaries to maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that quarterly financial statements are not required to have footnote disclosures). Borrower will deliver each of the financial statements and other reports described below to Administrative Agent (and Administrative Agent will deliver to each Lender the financial statements and other reports described in Subsections 4.5(A), (B), (C), (D), (E), (F) and (G)).

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(A) Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters, Borrower will deliver a consolidated balance sheet of Borrower and its Subsidiaries, as at the end of such fiscal quarter, and the related consolidated statements of income, stockholders’ equity and cash flow for such fiscal quarter and for the period from the beginning of the then current fiscal year of Borrower to the end of such quarter.

(B) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, Borrower will deliver (i) a consolidated balance sheet of Borrower and its Subsidiaries, as at the end of such year, and the related consolidated statements of income, stockholders’ equity and cash flow for such fiscal year and (ii) a report with respect to the financial statements from a firm of certified public accountants selected by Borrower and reasonably acceptable to Administrative Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the “Statement”), as amended, entitled “Reports on Audited Financial Statements” and such report shall be “Unqualified” (as such term is defined in such Statement) as to the financial statements and the scope of the audit.

(C) Compliance Certificate. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Subsections 4.5(A) and 4.5(B), Borrower will deliver a fully and properly completed compliance certificate in substantially the same form as Exhibit 4.5(C) (each, a “Compliance Certificate”) signed by the chief executive officer and the chief financial officer of Borrower.

(D) Accountants’ Reports. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted by Borrower’s firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of Borrower made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

(E) Projections. As soon as available and in any event not less than forty-five (45) days after the beginning of each of Borrower’s fiscal years, Borrower will deliver Projections of Borrower and its Subsidiaries for the next succeeding fiscal year, quarter by quarter. Together with each delivery of consolidated financial statements of Borrower and its Subsidiaries pursuant to Subsections 4.5(A) and 4.5(B), Borrower will deliver a schedule comparing the actual performance of Borrower’s and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended against the Projections for the then-current fiscal year delivered pursuant to this Subsection 4.5(E).

(F) SEC Filings and Press Releases. Promptly upon their becoming available, Loan Parties will deliver copies of (i) all financial statements, reports, notices and proxy statements sent or made available by Loan Parties or their Subsidiaries to their security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Loan Parties or any of their Subsidiaries with any securities exchange or with the Securities and Exchange Commission (the “SEC”) or any governmental or private regulatory authority, and (iii) all press releases and other statements made available by Loan Parties or any of their Subsidiaries to the public concerning developments in the business of any such Person.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

(G) Events of Default, Etc. Promptly upon any officer of any Loan Party obtaining knowledge of any of the following events or conditions, such Loan Party shall deliver copies of all notices given or received by such Loan Party or any of its Subsidiaries with respect to any such event or condition and a certificate of Borrower’s chief executive officer specifying the nature and period of existence of such event or condition and what action such Loan Party has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default or Default; (ii) any notice that any Person has given to such Loan Party or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in Subsection 6.1(B); or (iii) any event or condition that could reasonably be expected to have a Material Adverse Effect.

(H) Litigation. Promptly upon any officer of any Loan Party obtaining knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting such Loan Party or any of its Subsidiaries not previously disclosed by such Loan Party to Administrative Agent or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting such Loan Party or any of its Subsidiaries which, in each case, could reasonably be expected to have a Material Adverse Effect, Borrower will give notice thereof to Administrative Agent and provide such other information as may be reasonably available to such Loan Party to enable Administrative Agent and its counsel to evaluate such matter.

(I) Regulatory and Other Notices. Within fifteen (15) days after filing, receipt or becoming aware thereof, copies of any filings or communications sent to or notices and other communications received by any Loan Party or any of its Subsidiaries from any Governmental Authority, including the FCC, any applicable PUC and the SEC, relating to any noncompliance by such Loan Party or any of its Subsidiaries with any law or with respect to any matter or proceeding the effect of which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to result in a material adverse amendment, change or termination of any License.

(J) Other Information. With reasonable promptness, Loan Parties will deliver such other information and data with respect to Loan Parties or any of their Subsidiaries as from time to time may be reasonably requested by Administrative Agent.

4.6 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Except as otherwise expressly provided, financial statements and other information furnished to Administrative Agent or the Lenders pursuant to this Agreement shall be prepared in accordance with GAAP as in effect at the time of such preparation. No “Accounting Changes” (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided that Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). “Accounting Changes” means: (i) changes in accounting principles required by GAAP after the Amendment Date and implemented by Loan Parties; (ii) changes in accounting principles required by GAAP after the Amendment Date and implemented by Loan Parties; (ii) changes in

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

accounting principles recommended by Loan Parties’ certified public accountant and implemented by Loan Parties; and (iii) changes in the method of determining carrying value of Loan Parties’ or any of their Subsidiaries’ assets, liabilities or equity accounts.

SECTION 5

REPRESENTATIONS AND WARRANTIES

In order to induce Administrative Agent and Lenders to enter into this Agreement and to make Loans, each Loan Party represents and warrants to Administrative Agent and each Lender on the Amendment Date and on the date of each request for a Loan that the following statements are true, correct and complete:

5.1 Disclosure. No information furnished by or on behalf of such Loan Party or any of its Subsidiaries contained in this Agreement, the financial statements referred to in Subsection 5.8 or any other document, certificate, opinion or written statement furnished to any Administrative Agent or any Lender for use in connection with the Loan Documents or the transactions contemplated thereunder contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Such Loan Party is not aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as such Loan Party can now foresee, that could reasonably be expected to have a Material Adverse Effect.

5.2 No Material Adverse Effect. Except as set forth on Schedule 5.2 hereto, Since December 31, 2005, there has been no event or change in facts or circumstances affecting Loan Parties or any of their Subsidiaries which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in the attached Schedules.

5.3 Organization, Powers, Authorization and Good Standing.

(A) Organization and Powers. Each Loan Party and each of its Subsidiaries is a limited liability company, corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction or incorporation. Each Loan Party and each of its Subsidiaries has all requisite legal power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out its respective obligations with respect thereto.

(B) Authorization; Binding Obligation. Each Loan Party and each of its Subsidiaries has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party. This Agreement is, and the other Loan Documents when executed and delivered will be, the legally valid and binding obligations of the applicable parties thereto (other than Administrative Agent and the Lenders), each enforceable against each of such parties, as applicable, in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency,

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reorganization, moratorium or similar state or federal debt or relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and general principles of equity.

(C) Qualification. Each Loan Party and each of its Subsidiaries is duly qualified and authorized to do business and in good standing in each jurisdiction where the nature of its business and operations requires such qualification and authorization, except where the failure to be so qualified, authorized and in good standing could not reasonably be expected to have a Material Adverse Effect.

5.4 Compliance of Agreement, Loan Documents and Borrowings with Applicable Law. The execution, delivery and performance by each Loan Party and its Subsidiaries of the Loan Documents to which each is a party, the borrowings hereunder and the transactions contemplated hereby and thereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) except as set forth on Schedule 5.4 hereto, require any Governmental Approval or violate any Applicable Law relating to Loan Parties or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of such Loan Party or any of its Subsidiaries or any Material Contract to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person.

5.5 Compliance with Law; Governmental Approvals. Except as set forth on Schedule 5.5, Schedule 5.6 and Schedule 5.7 hereto, each Loan Party and each of its Subsidiaries (i) has all material Governmental Approvals, including the Licenses, required by any Applicable Law for it to conduct its business and (ii) is in material compliance with each Governmental Approval, including the Licenses, applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties the violation of which could reasonably be expected to have a Material Adverse Effect. Each such Governmental Approval is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or threatened attack by direct or collateral proceeding.

5.6 Tax Returns and Payments. Each Loan Party and each of its Subsidiaries has duly filed or caused to be filed, except as set forth on Schedule 5.6, all federal, state, local and other tax returns required by Applicable Law to be filed and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the payment of such tax is being diligently contested in good faith and adequate reserves therefor have been established in compliance with GAAP. The charges, accruals and reserves on the books of each Loan Party and its Subsidiaries in respect of federal, state, local and other taxes for all fiscal years and portions thereof are in the judgment of such Loan Party adequate, and neither such Loan Party nor any of its Subsidiaries anticipates any additional material taxes or assessments for any of such years.

5.7 Environmental Matters. Except as set forth on Schedule 5.7 hereto, each Loan Party and each of its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the properties or operations

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of such Loan Party or its Subsidiaries, which interfere in any material respect with the continued operation of such properties or impair in any material respect the fair saleable value thereof or with such operations, except for any such violations or contamination as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.8 Financial Statements. All financial statements as heretofore amended concerning Loan Parties and their Subsidiaries which have been or will hereafter be furnished to Administrative Agent or any Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present in all material respects fairly the financial condition of the Persons covered thereby as of the date thereof and the results of their operations for the periods covered thereby and do and will disclose all material liabilities and Contingent Obligations of Loan Parties or their Subsidiaries as at the dates thereof, except that any unaudited financial statements are or shall be subject to changes resulting from normal year end adjustments and items that are or will be disclosed in footnotes to the audited statements. Neither Loan Parties nor any of their Subsidiaries has, after giving effect to the initial Loans hereunder, any Indebtedness for borrowed money or Contingent Obligations other than (i) the Loans, (ii) the Indebtedness permitted under Subsection 3.1, and (iii) the Contingent Obligations permitted under Subsection 3.4.

5.9 Intellectual Property. Each Loan Party and each of its Subsidiaries owns, or possesses through valid licensing arrangements, the right to use all patents, copyrights, trademarks, trade names, service marks, technology know-how and processes used in or necessary for the conduct of its business as currently or anticipated to be conducted (collectively, the “Intellectual Property Rights”) without infringing upon any validly asserted rights of others, except for any Intellectual Property Rights the absence of which could not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights. Neither any Loan Party nor any of its Subsidiaries has been threatened with any litigation regarding Intellectual Property Rights that would present a material impediment to the business of any such Person.

5.10 Litigation, Investigations, Audits, Etc. Except as set forth on Schedule 5.10, there is no action, suit, proceeding or investigation pending against, or, to the knowledge of any Loan Party, threatened against or in any other manner relating adversely to, Loan Parties or any of their Subsidiaries or any of their respective properties, including the Licenses, in any court or before any arbitrator of any kind or before or by any Governmental Authority (including the FCC). None of the actions, suits, proceedings or investigations disclosed on Schedule 5.10 (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) individually or collectively involves the possibility of any judgment or liability not fully covered by insurance which, if determined adversely to any Loan Party or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any of its Subsidiaries is the subject of any review or audit by the Internal Revenue Service or any investigation by any Governmental Authority concerning the violation or possible violation of any law, except as set forth on Schedule 5.6 and Schedule 5.7 hereto.

5.11 Employee Labor Matters. Except as set forth on Schedule 5.11, (i) neither any Loan Party, any of its Subsidiaries nor any of their respective employees is subject to any collective

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bargaining agreement, (ii) no petition for certification or union election is pending with respect to the employees of any such Person and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any such Person and (iii) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of any Loan Party after due inquiry, threatened between any such Person and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, except as set forth on Schedule 5.10 hereto.

5.12 Employee Benefit Plans. Each Loan Party and each of its Subsidiaries is in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA), and the regulations and published interpretations thereunder, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

5.13 Communications Regulatory Matters.

(A) Schedule 5.13(A) sets forth a true and complete list of the following information for each License issued to each Loan Party or its Subsidiaries: the name of the licensee, the type of service, the expiration date and the geographic area covered by such License.

(B) The Licenses are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of such Licenses. No event has occurred and is continuing which could reasonably be expected to (i) result in the imposition of a forfeiture or the revocation, termination or adverse modification of any such License or (ii) materially and adversely affect any rights of any Loan Party or its Subsidiaries or any other holder thereunder. Each Loan Party has no reason to believe and has no knowledge that any License will not be renewed in the ordinary course. Neither any Loan Party nor any of its Subsidiaries is a party to any investigation, notice of violation, order or complaint issued by or before the FCC or PUC, and there are no proceedings pending by or before the FCC or PUC which could in any manner threaten or adversely affect the validity of any License.

(C) All of the material properties, equipment and systems owned, leased or managed by any Loan Party or its Subsidiaries are, and (to the best knowledge of such Loan Party) all such property, equipment and systems to be acquired or added in connection with any contemplated system expansion or construction will be, in good repair, working order and condition (reasonable wear and tear excepted) and are and will be in material compliance with all terms and conditions of the Licenses and all standards or rules imposed by any Governmental Authority or as imposed under any agreements with telephone companies and customers.

(D) Each Loan Party and each of its Subsidiaries has paid all franchise, license or other fees and charges which have become due pursuant to any Governmental Approval, including the Licenses, in respect of its business and has made appropriate provision to the extent required by GAAP for any such fees and charges which have accrued.

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5.14 Solvency. The Borrower and each of its Subsidiaries on a consolidated basis: (i) owns and will own assets the present fair saleable value of which are (a) greater than the total amount of liabilities (including contingent liabilities) of such Loan Party or its Subsidiaries and (b) greater than the amount that will be required to pay the probable liabilities of its then existing debts and liabilities as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Loan Party or such Subsidiary; (ii) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (iii) does not intend to incur and does not believe that it will incur debts and liabilities beyond its ability to pay such debts and liabilities as they become due.

5.15 Investment Company Act; Public Utility Holding Act. Neither any Loan Party nor any of its Subsidiaries is an “investment company” as that term is defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a “holding company” as that term is defined in, or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

5.16 Certain Agreements. Schedule 5.16 sets forth a complete and accurate list of all loan agreements, indentures, guarantees, capital leases and other similar credit or reimbursement agreements of each Loan Party and each of its Subsidiaries in effect immediately prior to the Amendment Date and relating to Indebtedness of any Loan Party in excess of $100,000. Each Loan Party and its Subsidiaries have performed all of their respective obligations under such agreements and, to the best knowledge of such Loan Party, each other party thereto is in compliance with each such agreement.

5.17 Subsidiaries. Loan Parties have no Subsidiaries other than as set forth on Schedule 5.17. Each Loan Party is the registered and beneficial owner of the specified percentage of the shares of issued and outstanding capital stock or other equity interests of each of its Subsidiaries as set forth on Schedule 5.17, which stock and other equity interests are owned free and clear of all liens, warrants, options, rights to purchase, rights of first refusal and other interests of any person. The stock or other equity interests of each such Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable.

5.18 Title to Properties. Each Borrower and each of its Subsidiaries has such title or leasehold interest in and to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title or leasehold interest in and to all of its personal property, including those reflected on the balance sheets of Borrower delivered pursuant to Subsection 5.8. Set forth on Schedule 5.18 is a true and complete list of all real property or interests therein owned or leased by any Loan Party as of the Amendment Date with a market value in excess of $3,000,000.

5.19 Perfection and Priority. The Security Interest is a valid and perfected first priority lien, security title or security interest in the Collateral in favor of Administrative Agent, for the benefit of itself and Lenders, securing, in accordance with the terms of the Security Documents, the Obligations, and the Collateral is subject to no Lien other than as permitted pursuant to Subsection 3.2 or as set forth on Schedule 5.19. The Security Interest is enforceable as security for the Obligations in accordance with its terms.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

SECTION 6

EVENTS OF DEFAULT AND RIGHTS AND REMEDIES

6.1 Event of Default. “Event of Default” shall mean the occurrence or existence of any one or more of the following:

(A) Payment. Failure to repay any outstanding principal amount of the Loans at the time required pursuant to this Agreement, or failure to pay, within five (5) days after the due date, any interest on any Loan or any other amount due under this Agreement or any of the other Loan Documents; or

(B) Default in Other Agreements. (i) Failure of any Loan Party or any of its Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligation or (ii) any other breach or default of any Loan Party or any of its Subsidiaries with respect to any Indebtedness (other than the Loans) or any Contingent Obligation, if the effect of such failure to pay, breach or default is to cause or to permit the holder or holders then to cause such Indebtedness or Contingent Obligation having an aggregate principal amount for Loan Parties and their Subsidiaries in excess of $500,000 to become or be declared due prior to its stated maturity; or

(C) Breach of Certain Provisions. Failure of any Loan Party or any of its Subsidiaries to perform or comply with any term or condition contained in that portion of Subsection 2.2 relating to such Loan Party’s or any of its Subsidiaries’ obligation to maintain insurance, Subsection 2.4, Section 3 or Section 4 (excluding Subsection 4.5 (except for the first sentence thereof and Subsection 4.5(G)); or

(D) Breach of Warranty. Any representation, warranty, certification or other statement made by any Loan Party or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by such Loan Party or any of its Subsidiaries in writing pursuant to or in connection with any of the Loan Documents is false in any material respect on the date made or deemed made; or

(E) Other Defaults Under Loan Documents. Any Loan Party or any of its Subsidiaries, or any other party (other than a Lender) breaches or defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within thirty (30) days after receipt by such Loan Party, any such Subsidiary, or such other party of notice from Administrative Agent or Requisite Lenders of such default (other than occurrences described in other provisions of this Subsection 6.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

(F) Involuntary Bankruptcy; Appointment of Receiver; Etc. (i) A court enters a decree or order for relief with respect to any Loan Party or any of its Subsidiaries in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law within sixty (60) days; or (ii) the continuance of

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any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Loan Party or any of its Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or any of its Subsidiaries, or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of any Loan Party or any of its Subsidiaries, for all or a substantial part of the property of such Loan Party or any of its Subsidiaries; or

(G) Voluntary Bankruptcy; Appointment of Receiver; Etc. Any Loan Party or any of its Subsidiaries (i) commences a voluntary case under the Bankruptcy Code, files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts of such Loan Party or any of its Subsidiaries, or consents to, or fails to contest in a timely and appropriate manner, the entry of an order for relief in an involuntary case, the conversion of an involuntary case to a voluntary case under any such law, or the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of the property of such Loan Party or any of its Subsidiaries; or (ii) makes any assignment for the benefit of creditors; or (iii) the Board of Directors of any Loan Party or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Subsection 6.1(G); or

(H) Governmental Liens. Any Lien, levy or assessment (other than Permitted Encumbrances) is filed or recorded with respect to or otherwise imposed upon all or any material part of the Collateral of any Loan Party or any of its Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other Governmental Authority, in each case; or

(I) Judgment and Attachments. Any money judgment, writ or warrant of attachment or similar process (other than those described in Subsection 6.1(H)) involving an amount in any individual case or in the aggregate for Loan Parties and their Subsidiaries at any time in excess of $500,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against any Loan Party or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

(J) Dissolution. Any order, judgment or decree is entered against any Loan Party or any of its Subsidiaries decreeing the dissolution or split up of such Loan Party or any of its Subsidiaries and such order remains undischarged or unstayed for a period in excess of fifteen (15) days, in each case; or

(K) Solvency. The Borrower and its Subsidiaries on a consolidated basis ceases to be solvent or any Loan Party or any of such Loan Party’s Subsidiaries admits in writing its present or prospective inability to pay its debts as they become due; or

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(L) Injunction. Any Loan Party or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business and such order continues for more than sixty (60) days, in each case, except where such Subsidiary is not material to the operations of Borrower on a consolidated basis; or

(M) ERISA; Pension Plans. (i) Any Loan Party or any of its Subsidiaries fails to make full payment when due of all amounts which, under the provisions of any employee benefit plans or any applicable provisions of the IRC, any such Person is required to pay as contributions thereto and such failure results in or could reasonably be expected to have a Material Adverse Effect; or (ii) an accumulated funding deficiency occurs or exists, whether or not waived, with respect to any such employee benefit plans; or (iii) any employee benefit plan of any Loan Parties or any of its Subsidiaries loses its status as a qualified plan under the IRC and such loss results in or could reasonably be expected to have a Material Adverse Effect; or

(N) Environmental Matters. Any Loan Party or any of its Subsidiaries fails to: (i) obtain or maintain any operating licenses or permits required by environmental authorities; (ii) begin, continue or complete any remediation activities as required by any environmental authorities; (iii) store or dispose of any hazardous materials in accordance with applicable environmental laws and regulations; or (iv) comply with any other environmental laws, if in any such case such failure could reasonably be expected to have a Material Adverse Effect; or

(O) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party or any of its Subsidiaries denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

(P) Licenses and Permits. (i) The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or (ii) one or more of the Licenses shall be terminated, revoked, substantially adversely modified or fail to be renewed at its stated expiration, if such termination, revocation, modification or non-renewal could reasonably be expected to have a Material Adverse Effect; or

(Q) Change in Control. Any person acquires or beneficially owns, directly or indirectly, and controls at least 35% of the voting equity in Borrower; or

(R) Certain Material Contracts. Any material breach or default or any termination (other than on the stated or optional expiration date of such contract in accordance with its terms) shall have occurred under any of the Material Contracts by any of the parties thereto (other than a termination by a Loan Party), unless, but only as long as, the existence of any such default or breach by a Loan Party is being contested by such Loan Party or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of such Borrower or such Subsidiary to the extent required by GAAP, if in any such case such breach, default or termination could reasonably be expected to have a Material Adverse Effect; or

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(S) Hedging Agreement. Any termination payment shall be due by any Borrower under any Hedging Agreement and such amount is not paid within thirty (30) Business Days of the due date thereof.

6.2 Suspension of Commitments. Upon the occurrence of any Default or Event of Default, and without limiting any other right or remedy hereunder, Administrative Agent and each Lender, without notice or demand, may immediately cease making additional Loans and cause its obligation to lend its Pro Rata Share of each Loan Commitment to be suspended; provided that, in the case of a Default, if the subject condition or event is cured by Borrower to the reasonable satisfaction of Requisite Lenders, or is waived or removed by Requisite Lenders, within any applicable grace or cure period, any suspended portion of the Loan Commitments shall be reinstated; provided, that no waiver of any condition to funding under the Revolving Loan shall be effective without the consent of Lenders who have in the aggregate more than 50% of the Pro Rata Shares of the Revolving Loan.

6.3 Acceleration. Upon the occurrence of any Event of Default described in the foregoing Subsections 6.1(F) or 6.1(G), the unpaid principal amount of and accrued interest and fees on the Loans and all other Obligations (other than Obligations under any Related Hedging Agreement to which a Lender or an Affiliate or a Lender is a party, which may be accelerated solely in the discretion of the Lender or Affiliate of a Lender party thereto) shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Loan Parties, and the obligations of Administrative Agent and Lenders to make Loans shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Administrative Agent may, and upon written demand by Requisite Lenders shall, by written notice to Borrower declare all or any portion of the Loans and all or some of the other Obligations hereunder to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, and upon such acceleration the obligations of Administrative Agent and Lenders to make Loans shall thereupon terminate.

6.4 Rights of Collection. Upon the occurrence of any Event of Default and at any time thereafter and unless and until such Event of Default is waived by Requisite Lenders, Administrative Agent may exercise on behalf of Lenders all of their other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of Loan Parties’ Obligations.

6.5 Consents. Loan Parties acknowledge that certain transactions contemplated by this Agreement and the other Loan Documents and certain actions which may be taken by Administrative Agent or Lenders in the exercise of their respective rights under this Agreement and the other Loan Documents may require the consent of a Governmental Authority. If counsel to Administrative Agent reasonably determines that the consent of a Governmental Authority is required in connection with the execution, delivery and performance of any of the aforesaid Loan Documents or any Loan Documents delivered to Administrative Agent or Lenders in connection therewith or as a result of any action which may be taken pursuant thereto, then Loan Parties, at Loan Parties’ sole cost and expense, agrees to use its reasonable efforts, and to cause their Subsidiaries to use their reasonable efforts, to secure such consent and to cooperate with Administrative Agent and Lenders in any action commenced by Administrative Agent or any Lender to secure such consent.

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6.6 Performance by Administrative Agent. If any Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Administrative Agent may perform or attempt to perform such covenant, duty or agreement on behalf of such Loan Party after the expiration of any cure or grace periods set forth herein, subject to Applicable Law. In such event, such Loan Parties shall, at the request of Administrative Agent, promptly pay any amount reasonably expended by Administrative Agent in such performance or attempted performance to Administrative Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in Subsection 1.2(E) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Administrative Agent shall not have any liability or responsibility for the performance of any obligation of any Loan Party under this Agreement or any other Loan Document.

6.7 Set Off and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by Loan Parties at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of Loan Parties or any of their Subsidiaries (regardless of whether such balances are then due to Loan Parties or any of their Subsidiaries), and (B) except as provided in Subsection 8.2(J), other property at any time held or owing by such Lender to or for the credit or for the account of Loan Parties or any of their Subsidiaries, against and on account of any of the Obligations; provided, that no Lender shall exercise any such right without the prior written consent of Administrative Agent. Any Lender exercising a right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the amount set off, purchase for cash (and the other Lenders shall sell) interests in each such other Lender’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender in accordance with their respective Pro Rata Shares. Loan Parties agree, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such excess to Administrative Agent for the benefit of all Lenders in accordance with their Pro Rata Shares; provided, that CoBank may exercise its rights against any equity of CoBank held by Borrower without complying with this sentence.

6.8 Application of Payments. Subsequent to the acceleration of the Loans pursuant to Subsection 6.3, all payments received by the Lenders (or Affiliates of Lenders party to Related Hedging Agreements) on the Obligations and on the proceeds from the enforcement of the Obligations shall be applied among Administrative Agent and the Lenders (and Affiliates of Lenders party to Related Hedging Agreements) as follows: first, to all Administrative Agent’s and Lenders’ (and Affiliates of Lenders party to Related Hedging Agreements) fees and expenses then due and payable; then to all other expenses then due and payable by any Loan Party under the Loan Documents; then to all indemnitee obligations then due and payable by any Loan Party under the Loan Documents; then to all commitment and other fees and commissions then due and payable by any Loan Party under the Loan Documents; then pro rata to (i) accrued and unpaid interest on the

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Loans (pro rata) in accordance with all such amounts due on the Loans and (ii) any scheduled payments (excluding termination, unwind and similar payments) due to a Lender or an Affiliate of a Lender on any Related Hedging Agreements (pro rata with all such amounts due); then pro rata to (a) the principal amount of the Loans (pro rata among all Loans) and (b) any termination, unwind and similar payments due to a Lender or an Affiliate of a Lender under Related Hedging Agreements (pro rata with all such amounts due); and then to any remaining amounts due under the Obligations (provided, the above priorities may only be changed with the consent of all of the affected Lenders (and affected Affiliates of Lenders party to Related Hedging Agreements) then outstanding). Any remaining monies not applied as provided in this Subsection 6.8 shall be paid to Borrower or any Person lawfully entitled thereto.

6.9 Adjustments. If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon in a greater proportion than any such payment received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefitted Lender shall, to the extent permitted by Applicable Law, purchase for cash from the other Lenders such portion of each such other Lender’s Loans as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits ratably with each Lender; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. Loan Parties agree that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. This Subsection 6.9 shall not apply to any action taken by CoBank with respect to equity in it held by Borrower.

SECTION 7

CONDITIONS TO LOANS

The obligations of Lenders to make Loans are subject to satisfaction of all of the applicable conditions set forth below.

7.1 Conditions to Initial Loan. The obligations of Lenders to enter into this Agreement and to make any Loans on or after the Amendment Date are, in addition to the conditions precedent specified in Subsection 7.2, subject to the satisfaction of each of the following conditions:

(A) Executed Loan and Other Documents. (i) This Agreement, (ii) the Notes, (iii) the Security Agreement and (iv) all other documents and instruments contemplated by such agreements, shall have been duly authorized and executed by Loan Parties, or other Person, as applicable, in form and substance satisfactory to Administrative Agent, and Loan Parties, or such other Person, as applicable, shall have delivered original counterparts thereof to Administrative Agent.

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(B) Closing Certificates; Opinions.

(1) Officer’s Certificate. Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of Borrower, in form and substance reasonably satisfactory to Administrative Agent, to the effect that all representations and warranties of Loan Parties contained in this Agreement and the other Loan Documents are true, correct and complete; that neither any Loan Party nor any of its Subsidiaries is in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; that each Loan Party has satisfied each of the closing conditions to be satisfied hereby; and that each Loan Party has filed all required tax returns and owes no delinquent taxes, except where the payment of such tax is being diligently contested in good faith and adequate reserves therefor have been established in compliance with GAAP.

(2) Certificate of Secretary of Loan Parties. Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Loan Party certifying that attached thereto is a true and complete copy of the articles of incorporation or organization of such Loan Party, and all amendments thereto, certified as of a recent date by the Secretary of State of the state of incorporation or organization; that attached thereto is a true and complete copy of the bylaws, operating agreement or other governing agreement of such Loan Party as in effect on the date of such certification; that attached thereto is a true and complete copy of resolution or consent of the governing body of such Loan Party, authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents and the granting of the Security Interest; and as to the incumbency and genuineness of the signature of each officer of such Loan Party executing Loan Documents.

(3) Certificates of Good Standing. Administrative Agent shall have received certificates as of a recent date of the good standing of each Loan Party under the laws of its jurisdiction of organization and such other jurisdictions as are requested by Administrative Agent.

(4) Opinions of Counsel. Administrative Agent shall have received favorable opinions of counsel to Loan Parties addressed to Administrative Agent and Lenders with respect to Loan Parties, the Loan Documents, regulatory matters (including, without limitation, the Licenses) and perfection of the Security Interest, reasonably satisfactory in form and substance to Administrative Agent.

(5) Lien Searches. Loan Parties shall have delivered to Administrative Agent the results of a Lien search of all filings made against any Loan Party or any of its Subsidiaries, under the Uniform Commercial Code as in effect in any jurisdiction in which any of its assets are located, indicating among other things that Loan Parties’ assets are free and clear of any Lien, except for Permitted Encumbrances.

(C) Collateral.

(1) Filings and Recordings. All filings and recordings (including, without limitation, all fixture filings) that are necessary to perfect the Security Interest in the Collateral

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described in the Security Documents shall have been delivered by the Loan Parties to the Administrative Agent for filing in all appropriate locations and Administrative Agent shall have received evidence satisfactory to Administrative Agent that, upon such filings, such Security Interest will constitute a valid and perfected first priority Lien therein (other than Permitted Encumbrances and the Liens set forth on Schedule 5.19).

(2) Insurance. Administrative Agent shall have received certificates of insurance in the form required under Subsection 2.2 and the Security Documents and otherwise in form and substance reasonably satisfactory to Administrative Agent.

(D) Consents.

(1) Governmental and Third Party Approvals. Borrower shall have delivered or otherwise made reasonably available to Administrative Agent all necessary approvals, authorizations and consents, if any, of all Persons, Governmental Authorities, including the FCC and all applicable PUCs and courts having jurisdiction with respect to the execution and delivery of this Agreement and the other Loan Documents, and all such approvals shall be in form and substance satisfactory to Administrative Agent.

(2) Permits and Licenses. Administrative Agent shall have received copies of all material permits and licenses it has requested, including the Licenses, required under Applicable Laws for the conduct of each Loan Party’s or any of its Subsidiaries’ businesses.

(3) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, nor any adverse ruling received from, any Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, as determined by Administrative Agent in its reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

(E) Financial Matters.

(1) Financial Statements. Administrative Agent and each Lender shall have received recent annual and interim financial statements and other financial information with respect to Borrower and its Subsidiaries prepared in accordance with GAAP.

(2) Fees, Expenses, Taxes, Etc. There shall have been paid by Borrower to Administrative Agent, for the benefit of Administrative Agent and Lenders, as applicable, and to Lead Arranger, the fees set forth or referenced in Subsection 1.4 and any other accrued and unpaid fees or commissions due hereunder (including legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby.

(F) Miscellaneous. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Administrative Agent. Administrative Agent shall have

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received copies of all other instruments and other evidence as Administrative Agent may reasonably request, in form and substance reasonably satisfactory to Administrative Agent, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

7.2 Conditions to All Loans. The several obligations of Lenders to make Loans, including the initial Loan on or after the Amendment Date, on any date (each such date a “Funding Date”) are subject to the further conditions precedent set forth below.

(A) Administrative Agent shall have received, in accordance with the provisions of Subsection 1.3, a notice requesting an advance of a Loan.

(B) The representations and warranties contained in Section 5 of this Agreement and elsewhere herein and in the Loan Documents shall be (and each request by Borrower for a Loan shall constitute a representation and warranty by Loan Parties that such representations and warranties are) true, correct and complete in all material respects on and as of such Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made in writing by Loan Parties to Administrative Agent after the Amendment Date and approved by Requisite Lenders in writing;

(C) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated that would constitute an Event of Default or a Default.

(D) No order, judgment or decree of any court, arbitrator or Governmental Authority shall purport to enjoin or restrain any Lender from making any Loan.

(E) Except as disclosed on Schedule 5.2, since December 31, 2005, there shall not have occurred any event or condition that has had or could reasonably be expected to have a Material Adverse Effect.

(F) All Loan Documents shall be in full force and effect.

(G) Loan Parties shall have delivered to Administrative Agent such other documents, certificates and opinions as Administrative Agent reasonably request.

SECTION 8

ASSIGNMENT AND PARTICIPATION

8.1 Assignments and Participations in Loans and Notes; Register. Each Lender (including CoBank) may assign, subject to the terms of an Assignment and Acceptance its rights and delegate its obligations under this Agreement to one or more Persons; provided that, (a) such Lender shall first obtain the written consent of Administrative Agent and, if no Default or Event of Default shall have occurred and be continuing, Borrower, which consents shall not be unreasonably withheld or delayed; (b) the Pro Rata Share of a Loan Commitment being so assigned to any one Person shall in no event be less than the lesser of (i) $1,000,000 for any of Revolving Loan Facility, the Term

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Loan A Facility and the Term Loan B Facility (except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund, or with the consent of the Administrative Agent) and (ii) the entire amount of the Pro Rata Share of such Loan Commitment of the assigning Lender; and (c) upon the consummation of each such assignment the assigning Lender shall pay Administrative Agent a non-refundable administrative fee of $3,000; provided, that in connection with an assignment from a Lender to an Affiliate of such Lender, to a Related Fund, or to another Lender, written consent of Borrower or Administrative Agent shall not be required and in connection with an assignment from a Lender to an Affiliate of such Lender or a Related Fund, no administrative fee shall be payable, and assignments by CoBank to institutions chartered under the Farm Credit System shall not require written consent of Borrower. From and after the effective date specified in a duly executed, delivered and accepted Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof (unless Administrative Agent shall otherwise agree), (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of the assigning Lender hereunder with respect thereto and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement other than obligations to the extent relating to the time prior to the effective date of such Assignment and Acceptance (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The terms and provisions of each Assignment and Acceptance shall, upon the effectiveness thereof be incorporated into and made a part of this Agreement, and the covenants, agreements and obligations of each Lender set forth therein shall be deemed made to and for the benefit of Administrative Agent and the other parties hereto as if set forth at length herein. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, and Borrower (if required), together with any Note subject to such assignment (if applicable) and the processing fee referred to above, Administrative Agent will accept such Assignment and Acceptance and give notice thereof to Borrower and the other Lenders. In the event of an assignment pursuant to this Subsection 8.1, if a new Note is requested by the Person to which interests are to be assigned, Borrower shall, upon surrender of the assigning Lender’s Note, issue a new Note to reflect the interests of the assigning Lender and the Person to which interests are to be assigned.

Each Lender (including Administrative Agent) may sell participations in all or any part of its Pro Rata Share of each Loan Commitment to one or more Persons; provided that such Lender shall first obtain the prior written consent of Administrative Agent; and provided, further, that such Lender’s obligations under this Agreement shall remain unchanged; Loan Parties, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; all amounts payable by Loan Parties hereunder shall be determined as if that Lender had not sold such participation; and the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) any reduction, modification or forgiveness in the principal amount, interest rate or fees payable with respect to any Loan; (ii) any extension of

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the Revolving Loan Expiration Date, the Term Loan A Maturity Date, the Term Loan B Maturity Date or the Assumed CEI Term Loans Maturity Date, or any change of any date fixed for any scheduled payment of any of the Obligations; (iii) any consent to the assignment, delegation or other transfer by any Loan Party or any of its Subsidiaries of any of its rights and obligations under any Loan Document; and (iv) any release or subordination of Administrative Agent’s Lien on all or substantially all of the Collateral (except if the release of such Collateral is permitted under and effected in accordance with, including any consents and approvals required therein, Subsection 8.2(I) or any other Loan Document) or any release of and material guaranty of the Obligations (except to the extent expressly contemplated thereby). Loan Parties hereby acknowledge and agree that any participation will give rise to a direct obligation of Loan Parties to the participant, and that any participant that is a member of the Farm Credit System shall for purposes of Subsections 1.11, 1.13, 1.14, and 9.1 be considered to be a “Lender” and all participants shall for purposes of Section 6.7 be considered to be a “Lender.” Any bank that is a member of the Farm Credit System that (i) has purchased a participation in the minimum amount of $5,000,000, (ii) if the Administrative Agent is other than CoBank, has been designated by written notice to Administrative Agent as being entitled to be accorded the right of a voting participant, and (iii) receives the prior written consent of Administrative Agent (such consent being required only if the Administrative Agent is other than CoBank) and, only if an Event of Default is not continuing, of Borrower, to become a voting participant, shall be entitled to vote, and the voting rights of the selling Lender shall be correspondingly reduced, on a dollar-for-dollar basis, as if such participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action.

Borrower hereby designates Administrative Agent to serve as its agent, solely for the purpose of this Section 8.1, to maintain at its address referred to in Subsection 9.3 a register (the “Register”) on which it will record the name and address of each Lender, the Loan Commitments from time to time of each of the Lenders, the principal amount of the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender, all consistent with Subsection 1.9. Failure to make any such recordation or any error in such recordation shall not affect Borrower’s obligations in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other Obligation hereunder as the owner thereof for all purposes of this Agreement, notwithstanding notice to the contrary. No transfer by a Lender or an assignee of any interest in any of the Loans shall be permitted or effective unless and until the transfer and the transferee’s interest in the Loan is recorded in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable notice.

Except as otherwise provided in this Subsection 8.1, no Lender shall, as between Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of a participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender. Each Lender may furnish any information concerning Loan Parties and their Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to the provisions of Subsection 9.13.

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Nothing in this Agreement shall be construed to prohibit any Lender from pledging or assigning all or any portion of its rights and interest hereunder or under any Note as collateral security for any loan or financing or in connection with any securitization or other similar transaction or to any Federal Reserve Bank as security for borrowings therefrom; provided, that no such pledge or assignment shall release a Lender from any of its obligations hereunder.

Notwithstanding anything contained in this Agreement to the contrary, so long as Requisite Lenders shall remain capable of making LIBOR Loans, no Person shall become a “Lender” hereunder unless such Person shall also be capable of making LIBOR Loans.

CoBank reserves the right to assign or sell participations in all or any part of its Pro Rata Share of each Loan Commitment on a non-patronage basis.

8.2 Administrative Agent.

(A) Appointment. Each Lender hereby irrevocably appoints and authorizes CoBank, as Administrative Agent to act as Administrative Agent hereunder and under any other Loan Document with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. Administrative Agent is authorized and empowered to amend, modify or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that the consent of certain Lenders be obtained in certain instances as provided in Subsections 8.3 and 9.2. CoBank hereby agrees to act as Administrative Agent on the express conditions contained in this Subsection 8.2. The provisions of this Subsection 8.2 are solely for the benefit of Administrative Agent and Lenders, and Loan Parties shall have no right as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Loan Parties. Administrative Agent may execute any of its respective duties under this Agreement or any other Loan Document by or through attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care.

(B) Nature of Duties. The duties of Administrative Agent shall be mechanical and administrative in nature. Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Administrative Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender expressly acknowledges that neither Administrative Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates, has made any representation or warranty to it and that no act by Administrative Agent now or hereafter taken, including any review of the affairs of Loan Parties, shall be deemed to constitute any representation or warranty by Administrative Agent to any Lender. Each Lender represents to Administrative Agent that (i) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of Loan Parties and made

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its own decision to enter into this Agreement and extend credit to Borrower hereunder, and (ii) it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder and under the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, properties, financial and other condition and creditworthiness of Loan Parties. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If Administrative Agent seeks the consent or approval of any Lenders to the taking or refraining from taking of any action hereunder, then Administrative Agent shall send notice thereof to each Lender. Administrative Agent shall promptly notify each Lender any time that Requisite Lenders have instructed Administrative Agent to act or refrain from acting pursuant hereto.

(C) Rights, Exculpation, Etc. Neither Administrative Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that each such entity shall be liable with respect to its own gross negligence or willful misconduct. Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). Notwithstanding anything in this Agreement to the contrary, in performing its functions and duties hereunder, Administrative Agent shall exercise the same care which it would in dealing with loans for its own account, but Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of Loan Parties. Administrative Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Administrative Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents (i) if such action or omission would, in the reasonable opinion of Administrative Agent, violate any Applicable Law or any provision of this agreement or any other Loan Document, or (ii) until it shall have received such instructions from Requisite Lenders or all of the Lenders, as applicable. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement, the Notes, or any of the other Loan Documents in accordance with the instructions of Requisite Lenders.

(D) Reliance. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or

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made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents.

(E) Indemnification. Lenders will reimburse and indemnify Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates (collectively, “Representatives”), on demand for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys’ fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Administrative Agent or its respective Representatives (i) in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Administrative Agent or its Representatives under this Agreement or any of the Loan Documents, and (ii) in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents in proportion to each Lender’s Pro Rata Share; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Administrative Agent’s or its Representatives’ gross negligence or willful misconduct. If any indemnity furnished to Administrative Agent or its Representatives for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The obligations of Lenders under this Subsection 8.2(E) shall survive the payment in full of the Obligations hereunder and the termination of this Agreement.

(F) Administrative Agent Individually. With respect to its obligations under the Loan Commitments, the Loans made by it, and the Notes issued to it, Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders” or “Requisite Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity as a Lender or one of the Requisite Lenders. Administrative Agent may lend money to, and generally engage in any kind of banking, trust or other business with, any Loan Party or any of their Subsidiaries as if it were not acting as an Administrative Agent pursuant hereto.

(G) Notice of Default. Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of Loan Parties or any of their Subsidiaries, or the existence or possible existence of any Default or Event of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Administrative Agent shall have received written notice from Borrower or a Lender referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that Administrative Agent receives such

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

a notice, Administrative Agent will give notice thereof to Lenders as soon as reasonably practicable; provided, that if any such notice has also been furnished to Lenders, Administrative Agent shall have no obligation to notify Lenders with respect thereto. Administrative Agent shall (subject to this Subsection 8.2) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Requisite Lenders; provided, further, that, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of Lenders.

(H) Successor Administrative Agent.

(1) Resignation. Administrative Agent may resign from the performance of all its agency functions and duties hereunder at any time by giving at least thirty (30) Business Days’ prior written notice to Borrower and Lenders. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to clause (2) below or as otherwise provided below.

(2) Appointment of Successor. Upon any such notice of resignation pursuant to clause (1) above, Requisite Lenders shall, upon receipt, if no Event of Default or Default shall have occurred and be continuing, of Borrower’s prior consent which shall not be unreasonably withheld, appoint a successor Administrative Agent from among Lenders or another financial institution. If a successor Administrative Agent shall not have been so appointed within the thirty (30) Business Day period, referred to in clause (1) above, the retiring Administrative Agent, upon notice to Borrower, shall then appoint a successor Administrative Agent from among Lenders who shall serve as Administrative Agent until such time, if any, as Requisite Lenders, upon receipt of Borrower’s prior written consent (if required) which shall not be unreasonably withheld, appoint a successor Administrative Agent as provided above.

(3) Successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent’s resignation as Administrative Agent under the Loan Documents, the provisions of this Subsection 8.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

(I) Collateral Matters.

(1) Release of Collateral. Consistent with the voting requirements of Subsection 9.2, Lenders hereby irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any property covered by the Security Documents (i) upon termination of the Loan Commitments and payment and satisfaction of all Obligations (other than contingent indemnification or expense reimbursement Obligations not then due and payable); (ii) constituting property being sold or disposed of in compliance with the provisions of this Agreement, including Subsection 3.7 and Borrower certifies

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thereto to Administrative Agent (and Administrative Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (iii) constituting property leased to any Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Loan Party to be, renewed or extended. In addition, Administrative Agent, with the consent of Requisite Lenders, may release or compromise any Collateral and the proceeds thereof.

(2) Confirmation of Authority; Execution of Releases. Without in any manner limiting Administrative Agent’s authority to act without any specific or further authorization or consent by Lenders (as set forth in Subsection 8.2(I)(1), each Lender agrees to confirm in writing, upon request by Administrative Agent or Borrower, the authority to release any property covered by the Security Documents conferred upon Administrative Agent under clauses (i) through (iii) of the first sentence of Subsection 8.2(I)(1). Upon receipt by Administrative Agent of confirmation from Requisite Lenders, if any, of its authority to release or compromise any particular item or types of property covered by the Security Documents under clauses (i) through (iii) of the first sentence of Subsection 8.2(I)(1), and upon at least ten (10) Business Days prior written request by Borrower, Administrative Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release or compromise of the Liens granted to Administrative Agent, for the benefit of itself and Lenders, upon such Collateral under clauses (i) through (iii) of the first sentence of Subsection 8.2(I)(1), provided that (i) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release or compromise of such Liens without recourse or warranty, and (ii) such release or compromise shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Loan Parties, in respect of) all interests retained by Loan Parties in the Collateral, including the proceeds of any sale or other disposition of Collateral, all of which shall continue to constitute part of the property covered by the Security Documents.

(3) Absence of Duty. Administrative Agent shall not have any obligation whatsoever to any Lender or any other Person to assure that the property covered by the Security Documents exists or is owned by Loan Parties or is cared for, protected or insured or has been encumbered or that the Liens granted to Administrative Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Administrative Agent in this Agreement or in any other Loan Document, it being understood and agreed that in respect of the property covered by the Security Documents or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its discretion, given Administrative Agent’s own interest in property covered by the Security Documents as one of the Lenders and that Administrative Agent shall have no duty or liability whatsoever to any of the other Lenders, provided that, notwithstanding anything in this Agreement to the contrary, Administrative Agent shall exercise the same care which it would in dealing with loans for its own account.

(J) Agency for Perfection; Enforcement of Security by Administrative Agent. Administrative Agent and each Lender hereby appoint each other Lender as agent for the purpose of

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perfecting Administrative Agent’s security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Administrative Agent) obtain possession of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor, shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or to seek to enforce any Security Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Administrative Agent (subject to the regulatory restrictions of the nature described in Section 6 of the Security Agreement).

(K) Dissemination of Information. Administrative Agent will use its best efforts to provide Lenders with any information received by Administrative Agent from Loan Parties which is required to be provided to a Lender hereunder, provided that Administrative Agent shall not be liable to Lenders for any failure to do so, except to the extent that such failure is attributable to Administrative Agent’s gross negligence or willful misconduct.

8.3 Amendments, Consents and Waivers for Certain Actions.

(A) Except as otherwise provided in this Agreement (including this Subsection 8.3 and Subsection 9.2), any Lender Addition Agreement or any other Loan Document, the consent of Requisite Lenders and Borrower will be required to amend, modify, terminate, or waive any provision of this Agreement or any of the other Loan Documents (other than any Related Hedging Agreement, which may only be amended, modified or terminated, or any provision thereof waived, in accordance with the terms thereof and with the consent of Administrative Agent).

(B) In the event Administrative Agent requests the consent of a Lender and does not receive a written consent or denial thereof within ten (10) Business Days after such Lender’s receipt of such request, then such Lender will be deemed to have denied the giving of such consent.

8.4 Disbursement of Funds. Administrative Agent shall advise each Lender by telephone or telecopy of the amount of such Lender’s Pro Rata Share of any Loan requested by Borrower no later than 11:00 a.m. (Denver time) on the Funding Date applicable thereto, and each such Lender shall pay Administrative Agent such Lender’s Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Administrative Agent’s account by no later than 1:00 p.m. (Denver time) on such Funding Date. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Administrative Agent’s demand, Administrative Agent shall promptly notify Borrower, and Administrative Agent shall disburse to Borrower, by wire transfer of immediately available funds, that portion of such Loan as to which Administrative Agent has received funds. In such event, Administrative Agent may, on behalf of any Lender not timely paying Administrative Agent, disburse funds to Borrower for Loans requested, subject to the provisions of Subsection 8.5(B). Each such Lender shall reimburse Administrative Agent on demand for all funds disbursed on its behalf by Administrative Agent. Nothing in this Subsection 8.4 or elsewhere in this Agreement or the other Loan Documents, including the provisions of Subsection 8.5, shall be deemed to require Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

8.5 Disbursements of Advances; Payments.

(A) Pro Rata Treatment; Application. Upon receipt by Administrative Agent of each payment from Borrower hereunder, other than as described in the succeeding sentence, Administrative Agent shall promptly (but in no event later than 11:00 a.m. (Denver, Colorado time) on the next succeeding Business Day) wire transfer in immediately available funds to each Lender’s account its Pro Rata Share of such payment in accordance with such Lender’s Pro Rata Share. Each payment to Administrative Agent of its fees shall be made in like manner, but for the account of Administrative Agent.

(B) Availability of Lender’s Pro Rata Share.

(1) Unless Administrative Agent has been notified by a Lender prior to a Funding Date of such Lender’s intention not to fund its Pro Rata Share of the Loan amount requested by Borrower, Administrative Agent may assume that such Lender will make such amount available to Administrative Agent on the Funding Date. If such amount is not, in fact, made available to Administrative Agent by such Lender when due, and Administrative Agent disburses funds to Borrower, on behalf of such Lender, Administrative Agent will be entitled to recover such amount on demand from Borrower, without set-off, counterclaim or deduction of any kind, with interest thereon at the rate per annum then applicable to such Loan.

(2) Nothing contained in this Subsection 8.5(B) will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Administrative Agent or Borrower may have against such Lender as a result of any default by such Lender under this Agreement.

(C) Return of Payments.

(1) If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from Borrower and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

(2) If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

SECTION 9

MISCELLANEOUS

9.1 Indemnities. Loan Parties agree to indemnify, pay, and hold Administrative Agent, Lead Arranger and each Lender and their respective officers, directors, employees, Administrative Agent, and attorneys (the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of its being a party to this Agreement; provided, that Loan Parties shall have no obligation to an Indemnitee hereunder with respect to liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. This Subsection 9.1 and all indemnification provisions contained within any other Loan Document shall survive the termination of this Agreement.

9.2 Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents (other than any Related Hedging Agreement, which may only be amended, modified or terminated, or any provision thereof waived, in accordance with the terms thereof and with the consent of Administrative Agent), or consent to any departure by Loan Parties therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and Requisite Lenders (or Administrative Agent, if expressly set forth herein, in any Note or in any other Loan Document); provided, that except to the extent permitted by any applicable Assignment and Acceptance, no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (i) increase any Lender’s Pro Rata Share of any Loan Commitment; (ii) reduce the principal of, rate of interest on or fees payable with respect to any Loan; (iii) extend the Revolving Loan Expiration Date, the Term Loan A Maturity Date or Term Loan B Maturity Date or extend the date on which any Obligation is scheduled to be paid; (iv) change the aggregate unpaid principal amount of the Loans; (v) change the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (vi) release, or subordinate Administrative Agent’s Lien, on all or substantially all of the Collateral (except if the release of such Collateral is permitted under and effected in accordance with, including any consents and approvals required therein, Subsection 8.2(I) or any other Loan Document) or any material guaranty of the Obligations (except to the extent expressly contemplated thereby); (vii) amend or waive this Subsection 9.2 or the definitions of the terms used in this Subsection 9.2 insofar as the definitions affect the substance of this Subsection 9.2; and (viii) consent to the assignment, delegation or other transfer by any Loan Party or its Subsidiaries of any of its rights and obligations under any Loan Document; provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Administrative Agent under any Loan Document shall in any event be effective, unless in writing and signed by Administrative Agent, in addition to Lenders required hereinabove to take such action; provided, further, that no waiver of any condition to funding under the Revolving Loan shall be effective without the consent of Lenders who have in the aggregate more than 50% of the Pro Rata Shares of the Revolving Loan. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note.

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No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Subsection 9.2 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by Borrower, on Loan Parties.

In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Requisite Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Subsection 9.2 being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and Administrative Agent, require each of Non-Consenting Lenders to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Subsection 8.1), all its interests, rights and obligations under this Agreement to an assignee (other than Borrower or any Affiliate Borrower) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Borrower shall have received the prior written consent of Administrative Agent, which consent shall not unreasonably be withheld or delayed, (b) each Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts) and (c) Borrower or such assignee shall have paid to Administrative Agent the fee specified in Subsection 8.1.

9.3 Notices. Any required notice or other communication shall be in writing addressed to the respective party as set forth below and may be personally delivered, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given: (i) if delivered in person, when delivered; (ii) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 2:00 p.m. (Denver, Colorado time) and otherwise on the Business Day next succeeding the date of transmission; (c) if delivered by overnight courier, two (2) days after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to Borrower:	D & E Communications, Inc.
124 East Main Street
Ephrata, Pennsylvania 17522
Attn: James W. Morozzi, Chief Executive Officer
Fax: (717) 733-7461

If to Administrative Agent or a Lender:	To the address set forth on the signature page hereto or in the applicable Assignment and Acceptance.

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9.4 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Administrative Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

9.5 Marshaling; Payments Set Aside. Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Loan Parties make payment(s) or Administrative Agent or any Lender exercises its right of set-off, or Administrative Agent enforces its Liens and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

9.6 Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

9.7 Lenders’ Obligations Several; Independent Nature of Lenders’ Rights. The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Administrative Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

9.8 Headings. Section and Subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

9.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION.

9.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that no Loan Party may assign its rights or obligations hereunder without the written consent of all Lenders.

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9.11 No Fiduciary Relationship. No provision in the Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to Loan Parties by Administrative Agent, Lead Arranger or any Lender.

9.12 Construction. Administrative Agent, each Lender and Loan Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be constructed as if jointly drafted by Administrative Agent, each Lender and Loan Parties.

9.13 Confidentiality. Administrative Agent, Lead Arrangers and Lender agree to hold any confidential information that they may receive from Loan Parties or any of their Subsidiaries pursuant to this Agreement in confidence, except for disclosure: (i) on a confidential basis, as necessary or appropriate, to directors, officers, employees, agents or legal counsel, independent public accountants and other professional advisors of Administrative Agent, Lead Arrangers or Lender; (ii) to regulatory officials having jurisdiction over Administrative Agent, Lead Arranger or Lenders; (iii) as required by Applicable Law or legal process or (iv) in connection with any legal proceeding between Administrative Agent, Lead Arranger or Lenders and Loan Parties (provided that, in the event Administrative Agent or Lenders are so required to disclose such confidential information pursuant to clauses (iii) or (iv) of this Subsection 9.13, Administrative Agent, Lead Arranger or Lenders shall promptly notify Borrower, so that Loan Parties or any of their Subsidiaries may seek, at its sole cost and expense, a protective order or other appropriate remedy); and (v) to another Person in connection with a disposition or proposed disposition to that Person of all or part of that Lender’s interests hereunder or a participation interest in its Pro Rata Share, provided that such disclosure is made subject to an appropriate confidentiality agreement on terms substantially similar to this Subsection 9.13. For purposes of the foregoing, “confidential information” shall mean all information respecting Loan Parties or any of their Subsidiaries, other than (A) information previously filed by Loan Parties or any of their Subsidiaries with any Governmental Authority and available to the public, (B) information previously published in any public medium from a source other than, directly or indirectly, Administrative Agent, Lead Arranger or Lenders and (C) information obtained by Administrative Agent, Lead Arranger or Lenders from a source independent of Loan Parties or their Subsidiaries.

9.14 Consent to Jurisdiction and Service of Process. (A) EACH LOAN PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL COURT OR COLORADO STATE COURT IN THE STATE OF COLORADO HAVING SUBJECT MATTER JURISDICTION OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS. EACH LOAN PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, PERSONAL JURISDICTION OF ANY SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

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(B) EACH LOAN PARTY HEREBY AGREES THAT SERVICE OF THE SUMMONS AND COMPLAINT AND ALL OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING BY REGISTERED MAIL A COPY OF SUCH PROCESS TO BORROWER AT THE ADDRESS TO WHICH NOTICES TO BORROWER ARE THEN TO BE SENT PURSUANT TO SUBSECTION 9.3 AND THAT PERSONAL SERVICE OF PROCESS SHALL NOT BE REQUIRED. NOTHING HEREIN SHALL BE CONSTRUED TO PROHIBIT SERVICE OF PROCESS BY ANY OTHER METHOD PERMITTED BY LAW.

9.15 Waiver of Jury Trial. EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND ANY LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ADMINISTRATIVE AGENT AND EACH LENDER.

9.16 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans, and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the applicable Loan Party or Parties set forth in Subsections 1.4 (D), 1.11, 1.14, 9.1, 9.14 and 9.15 shall survive the payment of the Loans and the termination of this Agreement; provided, however, that Borrower shall have no payment obligation under Subsection 1.11 or 1.14 after termination of this Agreement unless notice of such obligation pursuant to Subsection 1.11 or 1.14 was delivered to Borrower prior to termination of this Agreement.

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9.17 Entire Agreement. This Agreement, the Notes and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

9.18 Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

9.19 Guaranty of Obligations by Subsidiary Guarantors.

(A) The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Subsidiary Guarantors from the extensions of credit hereunder, each of Subsidiary Guarantors hereby agrees with Administrative Agent and Lenders as follows: Subsidiary Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Obligations of Borrower to Administrative Agent and Lenders. If any or all of the Obligations of Borrower to Administrative Agent and Lenders becomes due and payable hereunder, each Subsidiary Guarantor unconditionally promises to pay such indebtedness to Administrative Agent and Lenders, on order, or demand, together with any and all reasonable expenses which may be incurred by Administrative Agent or Lenders in collecting any of the Obligations.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the obligations of a Subsidiary Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Subsidiary Guarantor hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state and including, without limitation, the Bankruptcy Code).

Each Subsidiary Guarantor’s maximum Obligations hereunder (the “Maximum Guarantor Liability”) in any case or proceeding referred to below (but only in such a case or proceeding) shall not be in excess of:

(i) in a case or proceeding commenced by or against such Subsidiary Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Obligations are incurred, the maximum amount that would not otherwise cause the Obligations of such Subsidiary Guarantor under this Subsection 9.19 (or any other obligations of such Subsidiary Guarantor to Administrative Agent, Lenders and any other

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Person holding any of the Obligations) to be avoidable or unenforceable against such Subsidiary Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii) in a case or proceeding commenced by or against such Subsidiary Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Obligations of such Subsidiary Guarantor are incurred, the maximum amount that would not otherwise cause the Obligations of such Subsidiary Guarantor under this Subsection 9.19 (or any other obligations of such Subsidiary Guarantor to Administrative Agent, Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Subsidiary Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(iii) in a case or proceeding commenced by or against such Subsidiary Guarantor under any law, statute or regulation other than the Bankruptcy Code relating to dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization or similar debtor relief from time to time in effect affecting the rights of creditors generally (collectively, “Other Debtor Relief Law”), the maximum amount that would not otherwise cause the Obligations of such Subsidiary Guarantor under this Subsection 9.19 (or any other obligations of such Subsidiary Guarantor to Administrative Agent, Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Subsidiary Guarantor under such Other Debtor Relief Law, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding. (The substantive state or federal laws under which the possible avoidance or unenforceability of the Obligations of such Subsidiary Guarantor under this Subsection 9.19 (or any other obligations of Subsidiary Guarantor to Administrative Agent, Lenders and any other Person holding any of the Obligations) shall be determined in any such case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”).

To the extent set forth above, but only to the extent that the Obligations of such Subsidiary Guarantor under this Subsection 9.19, or the transfers made by such Subsidiary Guarantor under the Security Documents to which it is a party, would otherwise be subject to avoidance under any Avoidance Provisions if such Subsidiary Guarantor is not deemed to have received valuable consideration, fair value, fair consideration or reasonably equivalent value for such transfers or obligations, or if such transfers or Obligations of such Subsidiary Guarantor under this Subsection 9.19 would render such Subsidiary Guarantor insolvent, or leave such Subsidiary Guarantor with an unreasonably small capital or unreasonably small assets to conduct its business, or cause such Subsidiary Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Obligations of such Subsidiary Guarantor are deemed to have been incurred and transfers made under such Avoidance Provisions, then the Obligations shall be reduced to that amount which, after giving effect thereto, would not cause the Obligations of such Subsidiary Guarantor under this Subsection 9.19 (or any other obligations of such Subsidiary Guarantor to Administrative Agent, Lenders or any other Person

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holding any of the Obligations), as so reduced, to be subject to avoidance under such Avoidance Provisions. This paragraph is intended solely to preserve the rights hereunder of Administrative Agent, Lenders and any other Person holding any of the Obligations to the maximum extent that would not cause the Obligations of such Subsidiary Guarantor under this Subsection 9.19 to be subject to avoidance under any Avoidance Provisions, and neither such Subsidiary Guarantor nor any other Person shall have any right, defense, offset, or claim under this paragraph as against Administrative Agent, Lenders or any other Person holding any of the Obligations that would not otherwise be available to such Person under the Avoidance Provisions.

Each Subsidiary Guarantor agrees that the Obligations of such Subsidiary Guarantor under this Subsection 9.19 may at any time and from time to time exceed the Maximum Guarantor Liability, without impairing the guaranty or any provision contained herein or affecting the rights and remedies of Lenders and Administrative Agent hereunder.

(B) Bankruptcy. Additionally, each of Subsidiary Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all indebtedness of Borrower to Lenders whether or not due or payable by Borrower upon the occurrence of any of the events specified in Subsection 6.1(F) or (G) and unconditionally promises to pay such Obligations to the Administrative Agent for the account of the Lenders, or order, on demand, in lawful money of the United States. Each of the Subsidiary Guarantors further agrees that to the extent that Borrower or a Subsidiary Guarantor shall make a payment or a transfer of an interest in any property to Administrative Agent or any Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to Borrower or a Subsidiary Guarantor, the estate of Borrower or a Subsidiary Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

(C) Nature of Liability. The liability of each Subsidiary Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of Borrower whether executed by any such Subsidiary Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of Borrower, or (c) any payment on or reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by Borrower, or (e) any payment made to Administrative Agent or Lenders on the indebtedness which Administrative Agent or such Lenders repay Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of Subsidiary Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

(D) Independent Obligation. The obligations of each Subsidiary Guarantor hereunder are independent of the obligations of any other guarantor or Borrower, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor whether or not action is brought against any other guarantor or Borrower and whether or not any other Subsidiary Guarantor or Borrower is joined in any such action or actions.

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(E) Authorization. Each of Subsidiary Guarantors authorizes Administrative Agent and each Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) change the terms of the indebtedness or any part thereof, with the consent of Borrower, (b) take and hold security from any other guarantor or any other party for the payment of this guaranty or the indebtedness and exchange, enforce waive and release any such security, and apply such security and direct the order or manner of sale thereof as Administrative Agent and Lenders in their discretion may determine and (c) release or substitute any one or more endorsers, guarantors, Borrower or other obligors.

(F) Reliance. It is not necessary for Administrative Agent or Lenders to inquire into the capacity or powers of Borrower or any Subsidiary Guarantor or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

(G) Waiver.

(1) Each Subsidiary Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require Administrative Agent or any Lender to (i) proceed against Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in Administrative Agent’s or any Lender’s power whatsoever. Each of Subsidiary Guarantors waives any defense based on or arising out of any defense of Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including, without limitation, any defense based on or arising out of the disability of Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of Borrower other than payment in full of the indebtedness. Administrative Agent or any of Lenders may, at their election, foreclose on any security held by Administrative Agent or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy Administrative Agent and any Lender may have against Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent the indebtedness has been paid. Each of Subsidiary Guarantors waives any defense arising out of any such election by Administrative Agent and each of Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Subsidiary Guarantors against Borrower or any other party or any security.

(2) Each of Subsidiary Guarantors waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Subsidiary Guarantor assumes all responsibility for being and keeping itself informed of Borrower’s financial condition and assets, and

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of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which such Subsidiary Guarantor assumes and incurs hereunder, and agrees that neither Administrative Agent nor any Lender shall have any duty to advise such Subsidiary Guarantor of information known to it regarding such circumstances or risks.

(3) Each of Subsidiary Guarantors hereby agrees it will not exercise, and irrevocably waives, any rights of subrogation which it may at any time otherwise have as a result of this guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of Lenders against Borrower or any other guarantor of the indebtedness of Borrower owing to the Lenders (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this guaranty. Each of Subsidiary Guarantors hereby further agrees not to exercise any right to enforce any other remedy which Administrative Agent and Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the indebtedness of Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of Lenders to secure payment of the indebtedness of Borrower.

(H) Limitation on Enforcement. Lenders agree that this guaranty may be enforced only by the action of Administrative Agent acting upon the instructions of the Requisite Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Agreement. Lenders further agree that this guaranty may not be enforced against any natural person who is a director, officer, employee or stockholder of Subsidiary Guarantors.

(I) Confirmation of Payment. Administrative Agent and Lenders will, upon request after payment of the indebtedness and obligations which are the subject of this guaranty and termination of the Commitments, confirm to Borrower, Subsidiary Guarantors or any other Person that the such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Subsection 9.19(B).

9.20 Borrower as Agent for Loan Parties. Loan Parties hereby irrevocably appoint and authorize Borrower (i) to provide Administrative Agent with all notices and instructions under this Agreement and (ii) to take such action on behalf of Loan Parties as Borrower deems appropriate on its behalf and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

9.21 Effectiveness of Amendment and Restatement. The amendment and restatement of the Current Credit Agreement pursuant to this Agreement shall be effective as of the Amendment Date. All obligations and rights of Loan Parties, Administrative Agent and Lenders arising out of or relating to the period commencing on the Amendment Date shall be governed by this Agreement; the obligations of and rights of Loan Parties, Administrative Agent and Lenders arising out of or relating to the period prior to the Amendment Date shall continue to be governed by the Current Credit Agreement.

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SECTION 10

DEFINITIONS

10.1 Certain Defined Terms. The terms defined below are used in this Agreement as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

“Adjustment Date” means each date which is the fifth (5th) Business Day after the receipt by Administrative Agent of (i) each Compliance Certificate delivered by Borrower pursuant to Subsection 4.5(C) and (ii) in the case a decrease in an applicable margin or commitment fee percentage is warranted, a written notice from Borrower to decrease such margin or commitment fee percentage.

“Administrative Agent” means CoBank in its capacity as administrative agent for Lenders under this Agreement and each of the other Loan Documents and any successor in such capacity appointed pursuant to Subsection 8.2.

“Affiliate” means (A) with respect to any Loan Party any Person: (i) directly or indirectly controlling, controlled by, or under common control with, such Loan Party or any of its Subsidiaries; (ii) directly or indirectly owning or holding ten percent (10%) or more of any equity interest in such Loan Party or any of its Subsidiaries; or (iii) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by such Loan Party or any of its Subsidiaries and (B) with respect to Administrative Agent and Lenders, any Person which controls or is controlled by or is under common control with such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means this Third Amended and Restated Credit Agreement (including all schedules and exhibits hereto), as amended and supplemented from time to time as permitted herein.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Amendment Date” means the date of this Agreement.

“Annual Operating Cash Flow” means, as of any date, Operating Cash Flow for the four (4) most recently completed fiscal quarters.

“Applicable Law” means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including the Licenses, the Communications Act and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

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“Asset Disposition” means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, by any Loan Party or any of its Subsidiaries, of any of the following: (i) any of the capital stock or the ownership interests of any of its Subsidiaries (other than to another Subsidiary) or (ii) any or all of its assets.

“Assignment and Acceptance” means an agreement among Administrative Agent, a Lender and an Eligible Assignee regarding their respective rights and obligations with respect to assignments of the Loans, the Loan Commitments and other interests under this Agreement and the other Loan Documents, substantially in the form of Exhibit 10.1(H).

“Assumed CEI Term Loans” means, collectively, the First Assumed CEI Term Loan and the Second Assumed CEI Term Loan and, individually, each of the First Assumed CEI Term Loan and the Second Assumed CEI Term Loan.

“Assumed CEI Term Loans Maturity Date” means the earlier of (i) the acceleration of the Obligations pursuant to Subsection 6.3 or (ii) October 20, 2014.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended from time to time or any applicable bankruptcy, insolvency or other similar federal or state law now or hereafter in effect and all rules and regulations promulgated thereunder.

“Base Rate” means a variable rate of interest per annum equal, on any day, to the higher of (i) the Prime Rate or (ii) the sum of Federal Funds Rate plus 0.50%.

“Base Rate Loans” means, at any time, the aggregate amount of all Loans then bearing interest at the rate determined by reference to the Base Rate.

“Base Rate Margin” means the applicable percent per annum determined in accordance with Subsection 1.2(B).

“Breakage Fees” means, collectively, the Assumed CEI Breakage Fee and the LIBOR Breakage Fee.

“Business Day” means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Colorado, or is a day on which banking institutions located in such state or in Pennsylvania are closed or which the Federal Reserve Banks are closed, and (ii) with respect to all notices, determinations, fundings and payments in connection with LIBOR Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in U.S. dollar deposits in the applicable interbank LIBOR market.

“Calculation Period” means each period commencing on each Adjustment Date and ending on the day preceding each subsequent Adjustment Date.

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“Cash Equivalents” means: (i) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (ii) commercial paper maturing no more than 270 days from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor’s Rating Service or at least P-1 from Moody’s Investors Service, Inc.; (iii) certificates of deposit or bankers’ acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000 and whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of “A” or better by Standard & Poor’s Rating Service or at least “A2” from Moody’s Investors Service, Inc; and (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts at any one such institution not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower’s deposits at such institution.

“Collateral” means, collectively: (i) all “Collateral” as defined in the Security Documents; (ii) all real property and interests in real property mortgaged pursuant to the Security Documents; and (iii) any property or interest provided in addition to or in substitution for any of the foregoing.

“Communications Act” means the Communications Act of 1934, as amended and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

“Communications System” means a system that provides to its customers a comprehensive package of communications services, including local and long distance telephone, high speed data, internet, video, wireless telephone and data, and integrated voice and data network solutions, by means of wireline cable, coaxial cable, cellular wireless, fixed wireless, microwave, satellite, packet, switching, and computer network systems.

“Contingent Obligation,” as applied to any Person, means any direct or indirect liability of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall also include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay

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or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) and unless a Default or an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Environmental Laws” means all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to the pollution, public health, safety or protection of the environment, including those relating to releases, discharges, emissions, spills, leaching, or disposals of hazardous substances (including petroleum, crude oil or any fraction or derivative thereof, or other hydrocarbons) to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §9601 et seq.) and the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. §6901 et seq.).

“Equity” means the difference between total assets less total liabilities (determined in accordance with GAAP consistently applied).

“Facility” or “Facilities” means, individually, each of the Revolving Loan Facility, the Term Loan A Facility, the Term Loan B Facility, the First Assumed CEI Term Loan Facility, the Second Assumed CEI Term Loan Facility, and, if and when applicable, the Incremental Term Loan Facility, and collectively, the Revolving Loan Facility, the Term Loan A Facility, the Term Loan B Facility, the First Assumed CEI Term Loan Facility, the Second Assumed CEI Term Loan Facility, and, if and when applicable, the Incremental Term Loan Facility.

“FCC” means the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

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“Federal Funds Rate” means, for any day, the rate of interest per annum (rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (ii) if no such rate is so published on the next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions as determined by Administrative Agent.

“First Assumed CEI Term Loan” means the advances under the First Assumed CEI Term Loan Commitment.

“First Assumed CEI Term Loan Commitment” means, initially $20,000,000, as such amount is reduced from time to time as provided in this Agreement.

“First Assumed CEI Term Loan Facility” means the term loan facility assumed by Borrower pursuant to Subsection 1.1(D).

“First Assumed CEI Term Loan Note” or “First Assumed CEI Term Loan Notes” means one or more of the notes of Borrower substantially in the form of Exhibit 10.1(D) or any combination thereof, and any replacements, renewals or extensions of any such notes, in whole or part.

“Fixed Charge Coverage Ratio” means the ratio derived by dividing (i) Annual Operating Cash Flow by (ii) Fixed Charges calculated for the then most recently completed four (4) fiscal quarters.

“Fixed Charges” means the sum of (i) scheduled principal payments made on Indebtedness (or scheduled reductions in commitments on lines of credit to the extent such reductions caused the repayment of principal amounts then outstanding under such lines), (ii) interest expense, (iii) income taxes and (iv) capital expenditures.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69, as amended, entitled “The Meaning of “Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports” issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

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“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities, including all Licenses.

“Governmental Authority” means any nation, province, or state or any political subdivision of any of the foregoing, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including the FCC and any PUC.

“Hedging Agreement” means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Loan Party, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

“Incremental Term Loan Notes” means one or more notes of Borrower substantially in the form of Exhibit 10.1(F), or any combination thereof, and any replacements, restatements, renewals or extensions of any such notes, in whole or in part.

“Indebtedness,” as applied to any Person, means, without duplication: (i) all obligations for borrowed money; (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in connection with the purchase of goods or services on terms customary in the trade, excluding FASB 101 obligations and long term incentive plan obligations; (iii) obligations, whether or not assumed, secured by liens or a pledge of or an encumbrance on the proceeds or production from property now or hereafter owned or acquired; (iv) obligations which are evidenced by notes, acceptances or other instruments; (v) leases of real or personal property which are required to be capitalized under GAAP or which are treated as operating leases under regulations applicable to them but which otherwise would be required to be capitalized under GAAP; (vi) fixed payment obligations under guarantees that are due and remain unpaid; and (vii) net termination obligations of such Person under Hedging Agreements, calculated as of any date as if such agreement or arrangement were terminated on such date.

“Indebtedness to Total Capitalization Ratio” means the ratio derived by dividing Indebtedness by Total Capitalization.

“Investment” means (i) any direct or indirect purchase or other acquisition by any Loan Party or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, any other Person, other than trade associations and similar organizations purchased or acquired in the ordinary course of business; and (ii) any direct or indirect loan, advance, assumption of liability or other obligation of liability, or capital contribution by any Loan Party or any of their Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

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“IRC” means the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations promulgated thereunder.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit 10.1(G) and delivered by an additional Subsidiary of any Loan Party in accordance with the provisions of Section 2.8.

“Lead Arranger” means CoBank.

“Lender” or “Lenders” means one or more of the banks identified as Lenders in the first paragraph of this Agreement or executing this Agreement as a “Lender,” and their successors and permitted assigns pursuant to Subsection 8.1 and where applicable any Affiliate of any such Lender party to any Related Hedging Agreement with Borrower. All references in the Loan Documents to a Lender party to a Related Hedging Agreement shall include any Person that was a Lender (or an Affiliate of a Lender) at the time it entered into such Related Hedging Agreement and subsequently ceased to be a Lender (including, without limitation, any Person that was a Lender under the Current Credit Agreement and a party to Related Hedging Agreement that was entered into prior to the Amendment Date and at a point in time when such Person was a Lender under the Current Credit Agreement).

“LIBOR” means for each applicable Interest Period, a fixed annual rate equal to: (a) the rate of interest determined by Administrative Agent at which deposits in U.S. dollars for the relevant Interest Period are offered based on information presented by the Telerate Service as quoted by the British Bankers Association as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided, that in the event British Bankers Association ceases to provide such quotations (as determined by Administrative Agent), then Administrative Agent will notify Borrower, and Borrower will agree upon a substitute basis for obtaining such quotations, divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect); such rate to be rounded upward to the next whole multiple of one-hundredth of one percent (0.01%).

“LIBOR Loans” means Loans accruing interest at rates determined by reference to the LIBOR.

“LIBOR Margin” means the applicable percent per annum determined in accordance with Subsection 1.2(B).

“Licenses” means any land-line telephone, cellular telephone, microwave, personal communications or other telecommunications or similar license, authorization, waiver, certificate of

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

compliance, franchise, approval or permit, whether for the acquisition, construction or operation of any Communications System, granted or issued by the FCC or any applicable PUC and held by Borrower or any of its Subsidiaries, all of which are listed as of the Amendment Date on Schedule 5.13(A).

“Lien” means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof), and any agreement to give any lien, mortgage, pledge, security interest, charge or encumbrance.

“Loan” or “Loans” means, individually, an advance under any of the Revolving Loan Commitment, the Term Loan A Commitment, the Term Loan B Commitment, the First Assumed CEI Term Loan Commitment, the Second Assumed CEI Term Loan Commitment, or, if and when applicable, the Incremental Term Loan Facility, and collectively, advances under the Revolving Loan Commitment, the Term Loan A Commitment, the Term Loan B Commitment, the First Assumed CEI Term Loan Commitment, the Second Assumed CEI Term Loan Commitment, and, if and when applicable, the Incremental Term Loan Facility.

“Loan Commitment” and “Loan Commitments” mean, individually, each of the Revolving Loan Commitment, the Term Loan A Commitment, the Term Loan B Commitment, the First Assumed CEI Term Loan Commitment, the Second Assumed CEI Term Loan Commitment, and, if and when applicable, the Incremental Term Loan Facility, and collectively, the Revolving Loan Commitment, the Term Loan A Commitment, the Term Loan B Commitment, the First Assumed CEI Term Loan Commitment, the Second Assumed CEI Term Loan Commitment, and, if and when applicable, the Incremental Term Loan Facility, as each such commitment is reduced from time to time as provided in this Agreement.

“Loan Documents” means this Agreement, the Notes, the Security Documents, any Related Hedging Agreements to which a Lender or an Affiliate of a Lender is a party and all other instruments, documents and agreements executed and delivered concurrently herewith or at any time hereafter to or for the benefit of Administrative Agent or any Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time.

“Management and Reinvestment Equity Interests” means all options, warrants and other rights to acquire capital stock or other ownership interests in Borrower, and all capital stock and other ownership interests in Borrower issued on account thereof or upon the exercise thereof, that were issued and are held by any member of the board or management of any Loan Party or an employee of any Loan Party pursuant to any equity subscription agreement, dividend reinvestment plan or stock option agreement in effect on the date hereof, or by any stockholder of Borrower pursuant to any dividend reinvestment plan.

“Material Adverse Effect” means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower and its Subsidiaries, on a consolidated basis, or (ii) the impairment of the ability of Borrower and its Subsidiaries, on a consolidated basis, to perform their obligations under the Loan Documents or of Administrative

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

Agent or any Lender to enforce any Loan Document or collect any of the Obligations. In determining whether any individual event could reasonably be expected to have a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to have a Material Adverse Effect.

“Material Contracts” means (a) any contract or any other agreement, written or oral, of any Loan Party or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $500,000 per annum and (b) any other contract or agreement, written or oral, of any Loan Party or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect; provided, however, that any contract or agreement which is terminable by a party other than a Loan Party or any of its Subsidiaries without cause upon notice of ninety-five (95) days or less shall not be considered a Material Contract.

“Mortgages” means, collectively, those mortgages, in form and content approved by Administrative Agent, executed by certain Loan Parties in favor of Administrative Agent, for the benefit of itself and Lenders, encumbering all interests now owned or hereafter owned and leased by such Loan Parties in all real property of such Loan Parties with a value in excess of $3,000,000, as amended and supplemented from time to time.

“Net Proceeds” means cash proceeds received by any Loan Party or any of its Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (i) the costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale, lease or transfer) and (ii) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

“Net Worth” means the difference between total assets and total liabilities (not including preferred stock and adjusting for any impact from the realization of the unamortized debt issuance costs from the Amended Credit Agreement, the Current Credit Agreement and this Agreement).

“Note” or “Notes” means one or more of the Revolving Notes and the Term Notes.

“Obligations” means (i) all obligations, liabilities and indebtedness of every nature of Loan Parties from time to time owed to Administrative Agent or any Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses thereunder, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against any Loan Party or any of its Subsidiaries and (ii) all net liabilities and obligations, wherever arising, owing from Borrower to any Lender or any Affiliate of any Lender, under any Related Hedging Agreement.

“Operating Cash Flow” means the sum of (i) net income or deficit, as the case may be (excluding gains or losses from sales of assets, extraordinary gains or losses (including, without limitation, those arising from any reduction in force), interest income (including non-cash interest income), the write up or off of any asset, patronage refunds or similar distributions from CoBank or

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

other Lenders, investment income or loss (equity earnings or loss) from Affiliates or other persons not consolidated with the Borrowers under GAAP and any realization of the unamortized debt issuance costs from the Amended Credit Agreement, the Current Credit Agreement and this Agreement), (ii) total interest expense (including non-cash interest), (iii) depreciation and amortization expense and other similar non-cash expenses, (iv) taxes, federal or state, imposed upon income and (v) non-cash employee and director compensation. For any period of calculation, Operating Cash Flow shall be adjusted to give effect to any acquisition, sale or other disposition of any operation or business (or any portion thereof) during the period of calculation as if such acquisition, sale or other disposition occurred on the first day of such period of calculation.

“PCS System” means any broadband personal communications services telecommunications system operating on radio spectrum at 1900 MHZ or a License to operate such a system.

“Permitted Encumbrances” means the following:

(1) Liens for taxes, assessments or other governmental charges not yet due and payable or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired unless the same are being diligently contested in good faith and by appropriate proceedings and then only if and to the extent that adequate reserves therefor are maintained in accordance with GAAP;

(2) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security (other than any Lien imposed by the Employee Retirement Income Security Act of 1974 or any rule or regulation promulgated thereunder), or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) deposits, in an aggregate amount not to exceed $500,000, made in the ordinary course of business to secure liability to insurance carriers;

(5) any attachment or judgment Lien not constituting an Event of Default under Subsection 6.1(I);

(6) easements, rights of way, restrictions and other similar charges or encumbrances which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary conduct of the business of Loan Parties or their Subsidiaries;

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

(7) Liens in favor of Administrative Agent, for the benefit of Administrative Agent and Lenders;

(8) Liens in favor of CoBank as set forth in Subsection 2.7;

(9) Liens securing purchase money security agreements and capital leases permitted under Subsection 3.1(D), provided that such Liens are created substantially simultaneously with the acquisition or lease of the related asset, do not encumber any property other than the items purchased with the proceeds of such Indebtedness or leased pursuant to such Indebtedness and such Liens do not secure any amounts other than amounts necessary to purchase or lease such items;

(10) Liens securing subordinated Indebtedness to the extent permitted under Subsection 3.1(E), provided that such Liens are expressly subordinate to any Lien in favor of Administrative Agent, for the benefit of Administrative Agent and Lenders, granted hereunder on terms satisfactory to Requisite Lenders in their sole discretion; and

(11) the claims of customers of Loan Parties on deposits made by such customers in connection with the purchase of goods or services from Borrower.

“Person” means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

“Prime Rate” means, a variable rate of interest per annum equal, on any day, to the rate of interest published on such day in the Eastern Edition of The Wall Street Journal as the average prime lending rate for 75% of the United States’ 30 largest commercial banks, or if the Eastern Edition of The Wall Street Journal or such rate is not published on such day, such rate as last published in the Eastern Edition of The Wall Street Journal. In the event the Eastern Edition of The Wall Street Journal ceases to publish such rate or an equivalent, the term “Prime Rate” shall be determined by reference to such other regularly published prime rate based upon any averaging of such 30 banks, as Administrative Agent shall determine, or if no such published average prime rate is available, then the term “Prime Rate” shall mean a variable rate of interest per annum as determined by Administrative Agent equal to the highest of the “prime rate,” “reference rate,” “base rate” or other similar rate announced from time to time by any of Bankers Trust Company and Citibank as selected by Administrative Agent (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank).

“Pro Forma Debt Service Coverage Ratio” means, as of the date of calculation, the ratio derived by dividing (i) Annual Operating Cash Flow minus cash income taxes, federal, state or local, for the most recently completed four (4) fiscal quarters by (ii) the sum of: (a) all principal payments scheduled to be made on Indebtedness (or scheduled reductions in commitments on lines of credit to the extent such reductions would cause the repayment of principal amounts then outstanding under

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

such lines) during the next 12-month period (provided that for purposes of this calculation only, (I) the principal amount of the Term Loan A scheduled to be made on June 30, 2011 shall be deemed to be $500,000 and there shall be deemed $500,000 principal payments scheduled for the fiscal quarters ending September 30, 2011, December 31, 2011 and March 31, 2012; and (II) the principal amount of the Term Loan B scheduled to be made on each of March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011 shall be deemed to be $375,000 and there shall be deemed $375,000 principal payments scheduled for the fiscal quarters ending March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012), plus (b) Pro Forma Interest Expense.

“Pro Forma Interest Expense” means, as of the date of calculation, the interest expense calculated to be due and payable on Indebtedness during the succeeding four (4) fiscal quarters period in accordance with the following formula:

(A+B)/2 x C, whereby:

A =	Indebtedness.
B =	A minus all principal payments scheduled (or scheduled reductions in commitments on lines of credit to the extent such reductions would cause the repayment of principal amounts outstanding under such lines) to be made on Indebtedness during the succeeding 12 months.
C =	The LIBOR plus the applicable LIBOR Margin for an Interest Period of 3 months, determined as of the date of calculation.

“Pro Rata Share” means (i) with respect to matters relating to a particular Loan Commitment, the percentage obtained by dividing (a) the commitment of a Lender under such Loan Commitment by (b) all commitments of all Lenders under such Loan Commitment, (ii) with respect to all other matters, except as provided in clause (iii) below, but including, without limitation, for purposes of the definition of “Requisite Lenders,” the percentage obtained by dividing (a) the aggregate Total Lender Loan Commitments of a Lender by (b) the aggregate Total Lender Loan Commitments of all Lenders, in either case as such percentage may be adjusted by assignments permitted pursuant to Subsection 8.1; provided, however, if any Loan Commitment is terminated pursuant to the terms hereof, in lieu of commitments, the calculation of clauses (i) and (ii) above, as they relate to or include such Loan Commitment, shall be based on the aggregate amount of such Lender’s outstanding Loans related to such Loan Commitment and the aggregate amount of all outstanding Loans related to such Loan Commitment, and (iii) for purposes of Subsection 6.7, the percentage obtained by dividing (a) the amount of Obligations of a Lender (including any Affiliate of a Lender party to a Related Hedging Agreement) by (b) the aggregate amount of Obligations of all Lenders (including Affiliates of Lenders party to any Related Hedging Agreements).

“Projections” means, for Borrower and its Subsidiaries, forecasted; (i) balance sheets; (ii) profit and loss statements; and (iii) cash flow statements, all prepared on a consistent basis with Borrower’s or such Subsidiaries’ historical financial statements, together with appropriate supporting details and a statement of underlying assumptions. The Projections represent and will represent as of the date thereof the good faith estimate of Borrower and its senior management concerning the most probable course of its business.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

“PUC” means any state, provincial or other local regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Communication System or over Persons who own, construct or operate a Communication System, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.

“Related Fund” means, with respect to any Lender which is a fund that invests in loans, any other fund that invests in loans that is managed by the same investment advisor as such Lender or by an Affiliate of such Lender or such investment advisor.

“Related Hedging Agreement” means any Hedging Agreement in form and content reasonably acceptable to Administrative Agent, related to fixing or limiting interest rate obligations of Borrower under this Agreement (including, the Current Credit Agreement).

“Requisite Lenders” means at least two Lenders (to the extent more than one Lender holds any of the Loan Commitments) who have in the aggregate Pro Rata Shares greater than fifty percent (50%).

“Restricted Junior Payment” means: (i) any dividend or other distribution, direct or indirect, on account of any equity interest in any Loan Party or any of its Subsidiaries, including any membership interest and any shares of any class of stock of any Loan Party or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of a class of stock or membership interest to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity interest in any Loan Party or any of its Subsidiaries, (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subject to subordination provisions for the benefit of Administrative Agent and Lenders; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any equity interest in any Loan Party or any of its Subsidiaries.

“Revolving Loan” or “Revolving Loans” means an advance or advances under the Revolving Loan Commitment.

“Revolving Loan Commitment” means, initially, $25,000,000, as such amount is reduced from time to time as provided in this Agreement.

“Revolving Loan Expiration Date” means the earlier of (i) the suspension (subject to reinstatement) of the Lenders’ obligations to make Loans pursuant to Subsection 6.2, (ii) the acceleration of the Obligations pursuant to Subsection 6.3 or (iii) June 30, 2011.

“Revolving Loan Facility” means, the revolving loan credit facility extended to Borrower pursuant to Section 1.1(B).

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

“Revolving Note” or “Revolving Notes” means one or more of the notes of Borrower substantially in the form of Exhibit 10.1(B), or any combination thereof, and any replacements, restatements, renewals or extensions of any such notes, in whole or in part.

“Second Assumed CEI Term Loan” means the advances under the Second Assumed CEI Term Loan Commitment.

“Second Assumed CEI Term Loan Commitment” means, initially $15,000,000, as such amount is reduced from time to time as provided in this Agreement.

“Second Assumed CEI Term Loan Facility” means the term loan facility assumed by Borrower pursuant to Subsection 1.1(E).

“Second Assumed CEI Term Loan Note” or “Second Assumed CEI Term Loan Notes” means one or more of the notes of Borrower substantially in the form of Exhibit 10.1(E) or any combination thereof, and any replacements, renewals or extensions of any such notes, in whole or part.

“Security Agreement” means the Amended and Restated Pledge and Security Agreement, dated as of even date herewith, executed by each of the Loan Parties in favor of Administrative Agent, for the benefit of itself and Lenders, as amended and supplemented from time to time.

“Security Documents” means, collectively, all instruments, documents and agreements executed to provide collateral security with respect to the Obligations, including, without limitation, the Security Agreement, the Mortgages and all instruments, documents and agreements executed pursuant to the terms of the foregoing, in such case, as amended and supplemented from time to time.

“Security Interest” means all Liens in favor of Administrative Agent, for the benefit of itself and Lenders, created hereunder or under any of the Security Documents to secure the Obligations.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Term Loan” or “Term Loans” means an advance or advances under the Term Loan Commitments.

“Term Loan A” means the advance under the Term Loan A Commitment.

“Term Loan A Commitment” means, as of the date hereof, $36,060,965, as such amount is reduced from time to time as provided in this Agreement.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

“Term Loan A Facility” means the term loan credit facility extended to Borrower pursuant to Subsection 1.1(A).

“Term Loan A Maturity Date” means the earlier of (i) the acceleration of the Obligations pursuant to Subsection 6.3 or (ii) June 30, 2011.

“Term Loan A Note” or “Term Loan A Notes” means one or more of the notes of Borrower substantially in the form of Exhibit 10.1(A), or any combination thereof, and any replacements, restatements, renewals or extensions of any such notes, in whole or in part.

“Term Loan B” means the advances under the Term Loan B Commitment.

“Term Loan B Commitment” means, as of the date hereof, $144,689,035, as such amount is reduced from time to time as provided in this Agreement.

“Term Loan B Facility” means the term loan credit facility extended to Borrower pursuant to Subsection 1.1(C).

“Term Loan B Maturity Date” means the earlier of (i) the acceleration of the Obligations pursuant to Subsection 6.3 or (ii) December 31, 2011.

“Term Loan B Note” or “Term Loan B Notes” means one or more of the notes of Borrower substantially in the form of Exhibit 10.1(C), or any combination thereof, and any replacements, restatements, renewals or extensions of any such notes, in whole or in part.

“Term Loan Commitments” means the Term Loan A Commitment, the Term Loan B Commitment, the First Assumed CEI Term Loan Commitment, the Second Assumed CEI Term Loan Commitment, and, if and when applicable, the Incremental Term Loan Commitment.

“Term Notes” means, collectively, the First Assumed CEI Term Loan Notes, the Second Assumed CEI Term Loan Notes, the Term Loan A Notes and, if issued, the Term Loan B Notes.

“Total Capitalization” means the sum of Indebtedness plus Net Worth.

“Total Lender Loan Commitment” means the aggregate commitments of any Lender with respect to the Revolving Loan Commitment and the Term Loan Commitments.

“Total Leverage Ratio” means the ratio derived by dividing Indebtedness by Annual Operating Cash Flow.

“Voice System Division/Business” means the business of Borrower and its Subsidiaries selling time division multiplexing equipment and services that support the design, implementation and maintenance of networks and communications systems for commercial customers, but does not include operations required to provide E911 services and public safety systems and sales and services of other voice equipment and services to commercial customers.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

10.2 Other Definitional Provisions. References to “Sections,” “Subsections,” “Exhibits” and “Schedules” shall be to Sections, Subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Subsection 10.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

[Signatures begin on following page]

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

D & E COMMUNICATIONS, INC., as Borrower

By:	/s/ Thomas E. Morell
Name:	Thomas E. Morell
Title:	Senior Vice President, Chief
Financial Officer and Treasurer

THE DENVER AND EPHRATA TELEPHONE & TELEGRAPH COMPANY, as a Subsidiary Guarantor

By:	/s/ Thomas E. Morell
Name:	Thomas E. Morell
Title:	Vice President and Treasurer

D&E NETWORKS, INC., as a Subsidiary Guarantor

By:	/s/ Thomas E. Morell
Name:	Thomas E. Morell
Title:	Vice President and Treasurer

D & E WIRELESS, INC., as a Subsidiary Guarantor

By:	/s/ Thomas E. Morell
Name:	Thomas E. Morell
Title:	Vice President and Treasurer

D & E SYSTEMS, INC., as a Subsidiary Guarantor

By:	/s/ Thomas E. Morell
Name:	Thomas E. Morell
Title:	Vice President and Treasurer

[Signatures continued on following page.]

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

D & E INVESTMENTS, INC., as a Subsidiary Guarantor

By:	/s/ Thomas E. Morell
Name:	Thomas E. Morell
Title:	Vice President, Secretary and
Treasurer

D&E MANAGEMENT SERVICES, INC., as a Subsidiary Guarantor

By:	/s/ Thomas E. Morell
Name:	Thomas E. Morell
Title:	Vice President, Secretary and
Treasurer

PCS LICENSES, INC., as a Subsidiary Guarantor

By:	/s/ Thomas E. Morell
Name:	Thomas E. Morell
Title:	Vice President, Secretary and
Treasurer

CONESTOGA ENTERPRISES, INC., as a Subsidiary Guarantor

By:	/s/ Thomas E. Morell
Name:	Thomas E. Morell
Title:	Vice President and Treasurer

THE CONESTOGA TELEPHONE AND TELEGRAPH COMPANY, as a Subsidiary Guarantor

By:	/s/ Thomas E. Morell
Name:	Thomas E. Morell
Title:	Vice President and Treasurer

[Signatures continued on following page.]

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

CONESTOGA MANAGEMENT SERVICES, INC., as a Subsidiary Guarantor

By:	/s/ Thomas E. Morell
Name:	Thomas E. Morell
Title:	Vice President and Treasurer

BUFFALO VALLEY TELEPHONE COMPANY, as a Subsidiary Guarantor

By:	/s/ Thomas E. Morell
Name:	Thomas E. Morell
Title:	Vice President and Treasurer

BUFFALO VALLEY MANAGEMENT SERVICES, INC., as a Subsidiary Guarantor

By:	/s/ Thomas E. Morell
Name:	Thomas E. Morell
Title:	Vice President and Treasurer

CONESTOGA WIRELESS COMPANY, as a Subsidiary Guarantor

By:	/s/ Thomas E. Morell
Name:	Thomas E. Morell
Title:	Vice President and Treasurer

INFOCORE, INC., as a Subsidiary Guarantor

By:	/s/ Thomas E. Morell
Name:	Thomas E. Morell
Title:	Vice President and Treasurer

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

Commitment Amounts and Pro Rata Shares as Set Forth on Schedule 10.1	COBANK, ACB, as Administrative Agent, Lead Arranger and a Lender

	By:	/s/ Gary Franke
	Name:	Gary Franke
	Title:	Vice President

Address: CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111
Attention: Communications and Energy Banking Group
Fax: (303) 224-2639

Commitment Amounts and Pro Rata Shares as Set Forth On Schedule 10.1	BANK OF LANCASTER COUNTY, N.A., as a Lender

	By:	/s/ Randall M. Johnston
	Name:	Randall M. Johnston
	Title:	Vice President

Commitment Amounts and Pro Rata Shares as Set Forth On Schedule 10.1	BROWN BROTHERS HARRIMAN & CO., as a Lender

	By:	/s/ Scott C. Meves
	Name:	Scott C. Meves
	Title:	Senior Vice President

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

Commitment Amounts and Pro Rata Shares as Set Forth on Schedule 10.1	CIT LENDING SERVICES CORPORATION, as a Lender

	By:	/s/ Scott Ploshay
	Name:	Scott Ploshay
	Title:	Vice President

Commitment Amounts and Pro Rata Shares as Set Forth on Schedule 10.1	FULTON BANK, as a Lender

	By:	/s/ William T. Kepler
	Name:	William T. Kepler
	Title:	Senior Vice President

Commitment Amounts and Pro Rata Shares as Set Forth on Schedule 10.1	NATIONAL PENN BANK, as a Lender

	By:	/s/ Lynn B. Eagleson
	Name:	Lynn B. Eagleson
	Title:	Senior Vice President

Commitment Amounts and Pro Rata Shares as Set Forth on Schedule 10.1	WEBSTER BANK, N.A., as a Lender

	By:	/s/ Robert E. Meditz
	Name:	Robert E. Meditz
	Title:	Vice President

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

EXHIBIT 1.3

D & E COMMUNICATIONS, INC.

FORM OF

NOTICE OF BORROWING/CONVERSION/CONTINUATION

CoBank, ACB, as Administrative Agent

5500 S. Quebec Street

Greenwood Village, Colorado 80111

Attention: Communications and Energy Banking Group

Ladies and Gentlemen:

Pursuant to the Third Amended and Restated Credit Agreement, dated as of September 19, 2006 (as such loan agreement may hereafter be amended, modified or supplemented, the “Credit Agreement”) among D & E Communications, Inc. (“Borrower”), the Subsidiaries of D&E party thereto (together with D&E, the “Loan Parties”), CoBank, ACB, as Administrative Agent (“Administrative Agent”) and the other parties thereto, Borrower hereby requests that Administrative Agent take the actions indicated below. Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.

Note:	The following requirements apply to all requests:

•	Requests must be made no later than 11:00 a.m. (Denver, Colorado time) on a Business Day.

•	In the case of a borrowing of or conversion to or continuation of the Base Rate Loan, requests must be made at least two (2) Business Days in advance of the proposed borrowing, conversion or continuation date.

•	In the case of a borrowing of or conversion to or continuation of a LIBOR Loan, requests must be made at least three (3) Business Days in advance of the proposed borrowing, conversion or continuation date.

•	Base Rate Loans must be in a minimum amount of $1,000,000 and whole multiples of $250,000 in excess of $1,000,000.

•	LIBOR Loans must be in a minimum amount of $2,000,000 and whole multiples of $500,000 in excess of $2,000,000.

•	No more than a combined total of ten (10) LIBOR Loans under the Facilities may be outstanding at any one time.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

         REQUEST FOR BORROWING:

Borrower hereby requests an advance under the Facility checked below:

Revolving Loan Facility

In connection with such request, Borrower hereby certifies as follows:

(a)	The Revolving Loan Commitment as reduced pursuant to the Credit Agreement is $ ; and

(b)	The aggregate principal balance of Revolving Loans outstanding (not including this requested Loan) is $ ; and

(c)	Therefore, the remaining Revolving Loan Commitment, is $ . [(a) minus (b)]

Incremental Loan Facility

Borrower hereby requests under such Facility an advance of $                                , to be made on [insert date]                      and to bear interest pursuant to the interest rate option(s) checked below [check all applicable]:

A Base Rate Loan in the principal amount of $

LIBOR Loan option in the principal amount of $ , for an Interest Period of [check one:]

    1 month         2 months         3 months         6 months

         REQUEST FOR CONVERSION:

Borrower hereby requests that the following Loan(s) be converted to new interest rate option(s) as indicated:

Description of Loan(s) to be Converted [check one]:

On [insert date] , convert $ of the Base Rate Loan under the [Term Loan A/Term Loan B/Revolving Loan] Facility

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

Upon expiration of its current Interest Period, convert the LIBOR Loan under the [Term Loan A/Term Loan B/Revolving Loan] Facility in the principal amount of $ , the Interest Period for which expires on [insert date]:

Description of New Loan(s) [check all applicable]:

to a Base Rate Loan in the principal amount of $

to a LIBOR Loan in the principal amount of $ , for an Interest Period of [check one]:

    1 month         2 months         3 months         6 months

         REQUEST FOR CONTINUATION:

Borrower hereby requests that the interest rate option(s) applicable to the following loan(s) be continued as indicated:

Upon expiration of its current Interest Period, continue the LIBOR Loan under the                      [Term Loan A/Term Loan B/Revolving Loan] Facility in the principal amount of $                        , the current Interest Period for which expires on [insert date]                      for a new Interest Period of:

    1 month         2 months         3 months         6 months

The undersigned hereby certifies that, both before and after giving effect to the borrowing, conversion or continuation request above (i) all of the representations and warranties contained in the Credit Agreement and the other Loan Documents, together with all supplemental disclosures delivered to Administrative Agent prior to the date hereof, are true, correct and complete in all material respects as of the date hereof, (ii) no Default or Event of Default has occurred and is continuing on the date hereof, and (iii) except as disclosed on Schedule 5.2 to the Credit Agreement, since December 31, 2005, there has not occurred any event or condition that has had or could reasonably be expected to have a Material Adverse Effect.

D & E COMMUNICATIONS, INC.

By:
Title:
Date:

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

EXHIBIT 4.5(C)

FORM OF

COMPLIANCE CERTIFICATE

THIS COMPLIANCE CERTIFICATE is given by                                 , the chief executive officer, and                                 , the chief financial officer of D & E Communications, Inc. (“Borrower”) pursuant to Subsection 4.5(C) of that certain Third Amended and Restated Credit Agreement, dated as of September 19, 2006 (as such agreement may hereafter be amended, modified or supplemented, the “Credit Agreement”), among Borrower, the Subsidiaries of Borrower party thereto (together with Borrower, the “Loan Parties”), CoBank, ACB, as Administrative Agent, and the Lenders (as defined therein) and the other parties referenced therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

We hereby certify as follows:

1. We are the chief executive officer and the chief financial officer of Borrower, and as such possess the knowledge and authority to certify to the matters set forth in this Compliance Certificate, and hereby certify that the matters set forth below are true and accurate to the best of my present knowledge, information and belief after due inquiry.

2. Attached hereto as Annex A are the [audited/unaudited] [annual/quarterly] financial statements of Borrower and its Subsidiaries, on a consolidated basis, for the fiscal [year/quarter] ended                     , as required by Subsection 4.5[(A)/(B)] of the Credit Agreement. Such financial statements were prepared in accordance with GAAP consistently applied (except as expressly provided in the Credit Agreement), fairly present the financial condition of Borrower and its Subsidiaries, on a consolidated basis as of the date thereof and the results of operations for the periods covered thereby.

3. As of the date of such financial statements, Borrower is in compliance with the covenants set forth in Section 4 of the Credit Agreement. Attached hereto as Annex B are calculations which demonstrate the compliance by Borrower with such covenants.

4. We have reviewed the activities of Loan Parties, and consulted with appropriate representatives of Loan Parties during the fiscal [year/quarter] ended                     , and reviewed the Credit Agreement and the other Loan Documents. As of the date of this Compliance Certificate, there is no condition, event or act which constitutes a Default or an Event of Default under the Credit Agreement, except as disclosed on Annex C hereto.

5. Attached as Annex D hereto is a complete list of all real property with a market value exceeding $3,000,000 purchased, leased or otherwise acquired by any Loan Party since the time such information was last provided to Administrative Agent.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

IN WITNESS WHEREOF, we have executed this Compliance Certificate as of                     ,             .

Chief Executive Officer
D & E Communications, Inc.

Chief Financial Officer
D & E Communications, Inc.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

ANNEX A

Annual (audited) or Quarterly (unaudited)

Financial Statements

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

ANNEX B

Financial Covenant Compliance Worksheet

COVENANT 4.1

Total Leverage Ratio

As of the fiscal quarter ended                         ,                 .

(A)	Indebtedness		$

(B)	Annual Operating Cash Flow = Operating Cash Flow (the sum of 1 through 4) for the most recently completed four (4) fiscal quarters

	1.	Net income or deficit (excluding gains or losses from sales of assets, extraordinary gains or losses (including, without limitation, those arising from any reduction in force), interest income (including non-cash interest income), the write up or off of any asset, patronage refunds or similar distributions from CoBank or other Lenders, investment income or loss (equity earnings or loss) from Affiliates or other persons not consolidated with the Borrowers under GAAP and any realization of the unamortized debt issuance costs from the Amended Credit Agreement, the Current Credit Agreement and the Credit Agreement), plus	$

	2.	Total interest expense (including non-cash interest), plus	$

	3.	Depreciation and amortization expense and other similar non-cash expense, plus	$

	4.	Taxes, federal or state, imposed on income, plus	$

	5.	Non-cash employee and director compensation.	$

	Sum of 1 through 5		$

Total Leverage Ratio = (A) ÷ (B)				= :1.0

Compliance: Yes No

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

COVENANT 4.2

Indebtedness to Total Capitalization Ratio

As of the fiscal quarter ended                         ,                 .

(A)	Indebtedness	$

(B)	Total Capitalization	$

Indebtedness to Total Capitalization Ratio     =             (A) ÷ (B)     =              :1.0

Compliance:            Yes            No

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

COVENANT 4.3

Pro Forma Debt Service Coverage Ratio

As of the fiscal quarter ended                         ,                 .

(A)	Annual Operating Cash Flow minus cash income taxes	$

(B)	All principal payments scheduled to be made on Indebtedness (or scheduled reductions in commitments on lines of credit to the extent such reductions would cause the repayment of principal amounts then outstanding under such lines) during the next 12-month period	$

(C)	Pro Forma Interest Expense	$

Pro Forma Debt Service Coverage Ratio = (A) ÷ ((B) + (C))		= :1.0

Compliance: Yes No

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

COVENANT 4.4

Fixed Charge Coverage Ratio

As of the fiscal quarter ended                         ,                 .

(A)	Annual Operating Cash Flow	$

(B)	Sum of scheduled principal payments made on Indebtedness (or scheduled reductions in commitments on lines of credit to the extent such reductions caused the repayment of principal amounts then outstanding under such lines), interest expense, income taxes, and capital expenditures during the most recently completed four (4) fiscal quarters	$

Fixed Chare Coverage Ratio = (A) ÷ (B) = :1.0

Compliance: Yes No

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

EXHIBIT 10.1(A)

FORM OF

TERM LOAN A NOTE

$	September 19, 2006

FOR VALUE RECEIVED, the undersigned, (“Borrower”), hereby unconditionally promises to pay to the order of                      (“Lender”), at the office of Administrative Agent (as defined below) at 5500 South Quebec Street, Greenwood Village, Colorado 80111, or at such other place as the holder of this Term Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of                                                               UNITED STATES DOLLARS (US $                    ), or, if less, the aggregate unpaid principal amount of all advances made to Borrower by Lender pursuant to subsection 1.1(A) of the Credit Agreement described below, at such times as are specified therein.

This Term Loan A Note is payable in installments on the dates and in the amounts set forth in the Credit Agreement.

This Term Loan A Note is one of the Notes referred to in, was executed and delivered pursuant to, and evidences indebtedness of Borrower incurred under, that certain Third Amended and Restated Credit Agreement, dated as of September 19, 2006, by and among Borrower, certain subsidiaries of Borrower, CoBank, ACB, in its capacity as Administrative Agent for the Lenders (“Administrative Agent”) and Lead Arranger, and each of the Lenders party thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time (the “Credit Agreement”), to which reference is hereby made for a statement of the terms and conditions under which the indebtedness evidenced hereby was made and is to be repaid and for a statement of Administrative Agents’ and Lender’s remedies upon the occurrence of an Event of Default, including, without limitation, the remedy of acceleration. Capitalized terms used herein but not otherwise specifically defined shall have the meanings ascribed to such terms in the Credit Agreement.

Borrower promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rate from time to time applicable to the Term Loan A as determined in accordance with the Credit Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrower promises to pay interest on the outstanding principal balance of this Term Loan A Note at the rate of interest applicable following the occurrence of an Event of Default as determined in accordance with the Credit Agreement.

Interest on this Term Loan A Note shall be payable, at the times and from the dates specified in the Credit Agreement, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement.

This Term Loan A Note may be prepaid in whole or in part at any time, and from time to time, subject to the terms of the Credit Agreement.

Except for any notices expressly required by the Loan Documents and as otherwise required by applicable law, Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys’ fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

THIS TERM LOAN A NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION) AND DECISIONS OF THE STATE OF COLORADO. Whenever possible each provision of this Term Loan A Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Term Loan A Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Term Loan A Note. Whenever in this Term Loan A Note reference is made to Administrative Agent, Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in the Term Loan A or in its commitment to make the Term Loan A as permitted by the Credit Agreement. The provisions of this Term Loan A Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

D & E COMMUNICATIONS, INC.

By:
Name:
Title:

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

EXHIBIT 10.1(B)

FORM OF

REVOLVING NOTE

$	September 19, 2006

FOR VALUE RECEIVED, the undersigned, (“Borrower”), hereby unconditionally promises to pay to the order of                                          (“Lender”), at the office of Administrative Agent (as defined below) at 5500 South Quebec Street, Greenwood Village, Colorado 80111, or at such other place as the holder of this Revolving Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of                                                      UNITED STATES DOLLARS (US $                    ), or, if less, the aggregate unpaid principal amount of all advances made to Borrower by Lender pursuant to subsection 1.1(B) of the Credit Agreement described below, at such times as are specified therein.

This Revolving Note is one of the Notes referred to in, was executed and delivered pursuant to, and evidences indebtedness of Borrower incurred under, that certain Third Amended and Restated Credit Agreement, dated as of September 19, 2006, by and among Borrower, certain subsidiaries of Borrower, CoBank, ACB, in its capacity as Administrative Agent for the Lenders (“Administrative Agent”) and Lead Arranger, and each of the Lenders party thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time (the “Credit Agreement”), to which reference is hereby made for a statement of the terms and conditions under which the indebtedness evidenced hereby was made and is to be repaid and for a statement of Administrative Agents’ and Lender’s remedies upon the occurrence of an Event of Default, including, without limitation, the remedy of acceleration. Capitalized terms used herein but not otherwise specifically defined shall have the meanings ascribed to such terms in the Credit Agreement.

Borrower promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rate from time to time applicable to the Revolving Loans as determined in accordance with the Credit Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrower promises to pay interest on the outstanding principal balance of this Revolving Note at the rate of interest applicable following the occurrence of an Event of Default as determined in accordance with the Credit Agreement.

Interest on this Revolving Note shall be payable, at the times and from the dates specified in the Credit Agreement, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

Except for any notices expressly required by the Loan Documents and as otherwise required by applicable law, Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys’ fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION) AND DECISIONS OF THE STATE OF COLORADO. Whenever possible each provision of this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Revolving Note. Whenever in this Revolving Note reference is made to Administrative Agent, Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in the Revolving Loans or in its commitment to make the Revolving Loans as permitted by the Credit Agreement. The provisions of this Revolving Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

D & E COMMUNICATIONS, INC.

By:
Name:
Title:

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

EXHIBIT 10.1(C)

FORM OF

TERM LOAN B NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby unconditionally promises to pay to the order of                      (“Lender”), at the office of Administrative Agent (as defined below) at 5500 South Quebec Street, Greenwood Village, Colorado 80111, or at such other place as the holder of this Term Loan B Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of                                                               UNITED STATES DOLLARS (US $                    ), or, if less, the aggregate unpaid principal amount of all advances made to Borrower by Lender pursuant to subsection 1.1(C) of the Credit Agreement described below, at such times as are specified therein.

This Term Loan B Note is payable in installments on the dates and in the amounts set forth in the Credit Agreement.

This Term Loan B Note is one of the Notes referred to in, was executed and delivered pursuant to, and evidences indebtedness of Borrower incurred under, that certain Third Amended and Restated Credit Agreement, dated as of September 19, 2006, by and among Borrower, certain subsidiaries of Borrower, CoBank, ACB, in its capacity as Administrative Agent for the Lenders (“Administrative Agent”) and Lead Arranger, and each of the Lenders party thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time (the “Credit Agreement”), to which reference is hereby made for a statement of the terms and conditions under which the indebtedness evidenced hereby was made and is to be repaid and for a statement of Administrative Agents’ and Lender’s remedies upon the occurrence of an Event of Default, including, without limitation, the remedy of acceleration. Capitalized terms used herein but not otherwise specifically defined shall have the meanings ascribed to such terms in the Credit Agreement.

Borrower promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rate from time to time applicable to the Term Loan B as determined in accordance with the Credit Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrower promises to pay interest on the outstanding principal balance of this Term Loan B Note at the rate of interest applicable following the occurrence of an Event of Default as determined in accordance with the Credit Agreement.

Interest on this Term Loan B Note shall be payable, at the times and from the dates specified in the Credit Agreement, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement.

This Term Loan B Note may be prepaid in whole or in part at any time, and from time to time, subject to the terms of the Credit Agreement.

Except for any notices expressly required by the Loan Documents and as otherwise required by applicable law, Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys’ fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

THIS TERM LOAN B NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS THAT REQUIRE OR PERMIT APPLICATION OF THE LAWS OF ANY OTHER STATE OR JURISDICTION) AND DECISIONS OF THE STATE OF COLORADO. Whenever possible each provision of this Term Loan B Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Term Loan B Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Term Loan B Note. Whenever in this Term Loan B Note reference is made to Administrative Agent, Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in the Term Loan B or in its commitment to make the Term Loan B as permitted by the Credit Agreement. The provisions of this Term Loan B Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

D & E COMMUNICATIONS, INC.

By:
Name:
Title:

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

EXHIBIT 10.1(D)

FORM OF

FIRST ASSUMED CEI TERM LOAN PROMISSORY NOTE

$20,000,000	Dated: , 20

FOR VALUE RECEIVED, the undersigned promises to pay to COBANK, ACB (“Payee”), or its order, at the times and in the manner set forth in that certain Third Amended and Restated Credit Agreement, dated as of September 19, 2006, by and among Borrower, certain subsidiaries of Borrower, CoBank, ACB, in its capacity as Administrative Agent for the Lenders (“Administrative Agent”) and Lead Arranger, and each of the Lenders party thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time (the “Credit Agreement”), the principal sum of TWENTY MILLION DOLLARS ($20,000,000) or such lesser amount as may be advanced hereunder, together with interest on the unpaid principal balance hereof at the rate or rates set forth in the Credit Agreement.

This note is given for one or more advances to be made by the Payee to the undersigned pursuant to the Credit Agreement, all of the terms and provisions of which (including, without limitation, provisions regarding acceleration of the maturity hereof and application of default interest and of a surcharge to payments hereunder) are hereby incorporated by reference. Advances, accrued interest, and payments shall be posted by the Payee upon an appropriate accounting record, which record (and all computer printouts thereof) shall constitute prima facie evidence of the outstanding principal and interest on the advances. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum as set forth in the Credit Agreement.

The makers or endorsers hereof hereby waive presentment for payment, demand, protest, and notice of dishonor and nonpayment of this note, and all defenses on the ground of delay or of any extension of time for the payment hereof which may be hereafter given by the holder or holders hereof to them or either of them or to anyone who has assumed the payment of this note, and it is specifically agreed that the obligations of said makers or endorsers shall not be in anywise affected or altered to the prejudice of the holder or holders hereof by reason of the assumption of payment of the same by any other person or entity.

Should this note be placed in the hands of an attorney for collection or the services of any attorney become necessary in connection with enforcing its provisions, the undersigned agrees to pay reasonable attorneys’ fees, together with all costs and expenses incident thereto, to the extent allowed by law. Except to the extent governed by applicable federal law, this note shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to choice of law doctrine. Whenever possible, each provision of this note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this note. Whenever in this note reference is made to the Payee or the undersigned,

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this note shall be binding upon and shall inure to the benefit of such successors and assigns. The undersigned’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the undersigned.

This note evidences the assumption by the undersigned of the obligations of Conestoga Enterprises, Inc. under that certain $20,000,000 Promissory Note in favor of Payee dated April 28, 2000 (Loan No. ML 0780-T1) (the “Prior Note”). The undersigned hereby expressly acknowledges, confirms, agrees and assumes all of the obligations and indebtedness of Conestoga Enterprises, Inc. to and for the benefit of Payee as set forth in the Prior Note.

IN WITNESS WHEREOF, the undersigned has caused this note to be executed and attested under seal and delivered by its duly authorized officers as of the date first written above.

D & E COMMUNICATIONS, INC.

By:
Name:
Title:

[CORPORATE SEAL]

Attest:
Name:
Title:

2

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

EXHIBIT 10.1(E)

FORM OF

SECOND ASSUMED CEI TERM LOAN PROMISSORY NOTE

$15,000,000	Dated: , 2006

FOR VALUE RECEIVED, the undersigned promises to pay to COBANK, ACB (“Payee”), or its order, at the times and in the manner set forth in that certain Third Amended and Restated Credit Agreement, dated as of September 19, 2006, by and among Borrower, certain subsidiaries of Borrower, CoBank, ACB, in its capacity as Administrative Agent for the Lenders (“Administrative Agent”) and Lead Arranger, and each of the Lenders party thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time (the “Credit Agreement”), the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000) or such lesser amount as may be advanced hereunder, together with interest on the unpaid principal balance hereof at the rate or rates set forth in the Credit Agreement.

This note is given for one or more advances to be made by the Payee to the undersigned pursuant to the Credit Agreement, all of the terms and provisions of which (including, without limitation, provisions regarding acceleration of the maturity hereof and application of default interest and of a surcharge to payments hereunder) are hereby incorporated by reference. Advances, accrued interest, and payments shall be posted by the Payee upon an appropriate accounting record, which record (and all computer printouts thereof) shall constitute prima facie evidence of the outstanding principal and interest on the advances. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum as set forth in the Credit Agreement.

The makers or endorsers hereof hereby waive presentment for payment, demand, protest, and notice of dishonor and nonpayment of this note, and all defenses on the ground of delay or of any extension of time for the payment hereof which may be hereafter given by the holder or holders hereof to them or either of them or to anyone who has assumed the payment of this note, and it is specifically agreed that the obligations of said makers or endorsers shall not be in anywise affected or altered to the prejudice of the holder or holders hereof by reason of the assumption of payment of the same by any other person or entity.

Should this note be placed in the hands of an attorney for collection or the services of any attorney become necessary in connection with enforcing its provisions, the undersigned agrees to pay reasonable attorneys’ fees, together with all costs and expenses incident thereto, to the extent allowed by law. Except to the extent governed by applicable federal law, this note shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to choice of law doctrine. Whenever possible, each provision of this note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this note. Whenever in this note reference is made to the Payee or the undersigned,

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this note shall be binding upon and shall inure to the benefit of such successors and assigns. The undersigned’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the undersigned.

This note evidences the assumption by the undersigned of the obligations of Conestoga Enterprises, Inc. under that certain $15,000,000 Promissory Note in favor of Payee dated April 28, 2000 (Loan No. ML 0780-T2) (the “Prior Note”). The undersigned hereby expressly acknowledges, confirms, agrees and assumes all of the obligations and indebtedness of Conestoga Enterprises, Inc. to and for the benefit of Payee as set forth in the Prior Note.

IN WITNESS WHEREOF, the undersigned has caused this note to be executed and attested under seal and delivered by its duly authorized officers as of the date first written above.

D & E COMMUNICATIONS, INC.

By:
Name:
Title:

[CORPORATE SEAL]

Attest:
Name:
Title:

2

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

EXHIBIT 10.1(F)

FORM OF

INCREMENTAL TERM LOAN NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby unconditionally promises to pay to the order of                                  (“Lender”), at the office of Administrative Agent (as defined below) at 5500 South Quebec Street, Greenwood Village, CO 80111, or at such other place as the holder of this Incremental Term Loan Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of                                                                                   UNITED STATES DOLLARS (US $                    ), or, if less, the aggregate unpaid principal amount of all advances made to Borrower by Lender pursuant to subsection 1.1(F) of the Credit Agreement described below, at such times as are specified therein.

This Incremental Term Loan Note is payable in installments on the dates and in the amounts set forth in the Credit Agreement.

This Incremental Term Loan Note is one of the Notes referred to in, was executed and delivered pursuant to, and evidences indebtedness of Borrower incurred under, that certain Third Amended and Restated Credit Agreement, dated as of September 19, 2006, by and among Borrower, certain subsidiaries of Borrower, CoBank, ACB, in its capacity as Administrative Agent for the Lenders (“Administrative Agent”) and Lead Arranger, and each of the Lenders party thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time (the “Credit Agreement”), to which reference is hereby made for a statement of the terms and conditions under which the indebtedness evidenced hereby was made and is to be repaid and for a statement of Administrative Agent’s and Lender’s remedies upon the occurrence of an Event of Default, including, without limitation, the remedy of acceleration. Capitalized terms used herein but not otherwise specifically defined shall have the meanings ascribed to such terms in the Credit Agreement.

Borrower promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rate from time to time applicable to the Incremental Term Loans as determined in accordance with the Credit Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, Borrower promises to pay interest on the outstanding principal balance of this Incremental Term Loan Note at the rate of interest applicable following the occurrence of an Event of Default as determined in accordance with the Credit Agreement.

Interest on this Incremental Term Loan Note shall be payable, at the times and from the dates specified in the Credit Agreement, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

otherwise, interest hereon shall be payable on demand. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement.

The indebtedness evidenced by this Incremental Term Loan Note is secured pursuant to the terms of the Loan Documents.

This Incremental Term Loan Note may be prepaid in whole or in part at any time subject to the terms of the Credit Agreement.

Except for any notices expressly required by the Loan Documents and as otherwise required by applicable law, Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment.

Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys’ fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

THIS INCREMENTAL TERM LOAN NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF COLORADO. Whenever possible each provision of this Incremental Term Loan Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Incremental Term Loan Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Incremental Term Loan Note. Whenever in this Incremental Term Loan Note reference is made to Administrative Agent, Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and in the case of Lender, any financial institution to which it has sold or assigned all or any part of its interest in the Incremental Term Loans or in its commitment to make the Incremental Term Loans as permitted by the Credit Agreement. The provisions of this Incremental Term Loan Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

D & E COMMUNICATIONS, INC.

By:
Name:
Title:

2

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

EXHIBIT 10.1(G)

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement”), dated as of                         , 20     , is among                              , a (the “Subsidiary”), D & E Communications, Inc., a Pennsylvania corporation (“Borrower”) and CoBANK, ACB, in its capacity as Administrative Agent (“Administrative Agent”) under that certain Third Amended and Restated Credit Agreement (as it may be amended, modified, extended or restated from time to time, the “Credit Agreement”), dated as of September 19, 2006, by and among Borrower, certain subsidiaries of Borrower, Administrative Agent, CoBank, ACB as Lead Arranger, and each of the Lenders party thereto from time to time. All of the defined terms in the Credit Agreement are incorporated herein by reference.

Loan Parties are required by Section 2.8 of the Credit Agreement to cause the Subsidiary to become a “Subsidiary Guarantor” thereunder.

Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1.	The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a “Subsidiary Guarantor” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the obligations of a Subsidiary Guarantor thereunder as if it had executed the Credit Agreement and the other Loan Documents. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Documents, including without limitation (i) all of the representations and warranties of the Loan Parties set forth in Section 5 of the Credit Agreement and (ii) all of the affirmative and negative covenants set forth in Sections 2, 3 and 4 of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby jointly and severally, together with the other Subsidiary Guarantors, guarantees to each Lender and the Administrative Agent as provided in Subsection 9.19 of the Credit Agreement the prompt payment and performance of the Obligations of Borrower in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of such Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Subsidiary will, jointly and severally together with the others, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations of Borrower, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

2.	The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of a debtor thereunder as if it had executed the Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary in and to its Collateral.

3.	The Subsidiary acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and the Security Agreement and the schedules and exhibits thereto. The information on the schedules to the Credit Agreement and the Security Agreement are hereby amended to provide the information shown on the attached Schedule A.

4.	Borrower confirms that all of its obligations under the Credit Agreement are, and upon the Subsidiary becoming a Subsidiary Guarantor, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the Subsidiary becoming a Subsidiary Guarantor the term “Obligations,” as used in the Credit Agreement, shall include all obligations of such Subsidiary under the Credit Agreement and under each other Loan Document.

5.	The Subsidiary hereby agrees that upon becoming a Subsidiary Guarantor it will assume all Obligations of a Subsidiary Guarantor as set forth in the Credit Agreement.

6.	Borrower and the Subsidiary agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.

7.	This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

8.	This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Colorado.

[Signatures appear on following page.]

2

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

IN WITNESS WHEREOF, each of Borrower and the Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

D & E COMMUNICATIONS, INC.

By:
Name:
Title:

[SUBSIDIARY GUARANTOR]

By:
Name:
Title:

Acknowledged and accepted:

CoBANK, ACB, as Administrative Agent

By:
Name:
Title:

3

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

SCHEDULE A

to

Joinder Agreement

Schedules to Credit Agreement

Schedules to Security Agreement

Schedules to Pledge Agreement

4

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

EXHIBIT 10.1(H)

FORM OF ASSIGNMENT AND ASSUMPTION

THIS ASSIGNMENT AND ASSUMPTION is dated as of                     , 20         between                                  (the “Assignor”) and (the “Assignee”).

Reference is made to the Third Amended and Restated Credit Agreement, dated as of September 19, 2006 (as the same has been and may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among D&E Communications, Inc. (the “Borrower”), the Lenders party thereto from time to time, and CoBank, ACB, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The Assignor and the Assignee hereby agree as follows:

1.	The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, [all of] [an interest in] the Assignor’s rights and obligations under the Credit Agreement equal to the Pro Rata Share of [the Revolving Loan Facility,] [the Term Loan A Facility] [and] [the Term Loan B Facility] specified on Section 1 of Schedule I hereto. The [Revolving Loan Commitment,] [Term Loan A Commitment] [and] [Term Loan B Commitment] and principal amount of the Loans assigned to the Assignee are set forth in Section 1 of such Schedule I and the [Revolving Loan Commitment,] [Term Loan A Commitment] [and] [Term Loan B Commitment] and principal amount of the Loans retained by the Assignor after giving effect to such sale and assignment are set forth in Section 2 of such Schedule I.

2.	The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto, and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and any Loan Party or the performance or observance by the Borrower and any Loan Party of any of its obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto [and (d) attaches the Note[s] held by the Assignor and requests that the Administrative Agent exchange such Note[s] for [a] new Note[s] in accordance with Section 9.2 of the Credit Agreement.]

3.	The Assignee (a) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

taking action under the Credit Agreement, (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) agrees that it will perform in accordance with their terms all of the obligations that, by the terms of the Credit Agreement, are required to be performed by it as a Lender, (d) represents and warrants that it is an Eligible Assignee, and (e) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption.

4.	Following the execution of this Assignment and Assumption by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Assumption shall be the effective date specified in Section 3 of Schedule I hereto (the “Effective Date”).

5.	Upon such acceptance and recording by the Administrative Agent, then, as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations under the Credit Agreement of a Lender and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights (except those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those relating to events or circumstances occurring prior to the Effective Date.

6.	Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby (a) to the Assignee, in the case of amounts accrued with respect to any period on or after the Effective Date, and (b) to the Assignor, in the case of amounts accrued with respect to any period prior to the Effective Date.

7.	This Assignment and Assumption shall be governed by, and be construed and interpreted in accordance with, the law of the State of Colorado.

8.	This Assignment and Assumption may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Assignment and Assumption by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. Delivery of an executed counterpart hereof by telecopy shall be effective as delivery of a manually executed counterpart.

[SIGNATURE PAGES FOLLOW]

2

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed by their respective officers thereunto duly authorized, as of the date first above written.

,
as Assignor

By:
Name:
Title:
Notice Address:

Attn:
Telephone:
Fax:
Email:

,
as Assignee

By:
Name:
Title:
Notice Address:

Attn:
Telephone:
Fax:
Email:

3

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

ACCEPTED AND AGREED

this              day of                     , 20    :

COBANK, ACB,
as the Administrative Agent

By:
Name:
Title:

D&E COMMUNICATIONS, INC., as Borrower

By:
Name:
Title:
Notice Address:

4

Third Amended and Restated Credit Agreement/D&E Communications, Inc.

SCHEDULE I

TO

ASSIGNMENT AND ACCEPTANCE

SECTION 1.

Pro Rata Share assigned to the Assignee:

Revolving Loan Facility	%
Term Loan Facility	%

Revolving Loan Commitment assigned to the Assignee:	$

Term Loan Commitment assigned to the Assignee:	$

Aggregate Outstanding Principal Amount of Revolving Loans assigned to the Assignee:	$

Aggregate Outstanding Principal Amount of Term Loans Assigned to the Assignee:	$

SECTION 2.

Pro Rata Share retained by the Assignor:

Revolving Loan Facility	%
Term Loan Facility	%

Revolving Loan Commitment retained by the Assignor:	$

Term Loan Commitment retained by the Assignor:	$

Aggregate Outstanding Principal Amount of Revolving Loans retained by the Assignor:	$

Aggregate Outstanding Principal Amount of Term Loans retained by the Assignor:	$

SECTION 3.

Effective Date:	, 20

5